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                          SECOND AMENDED AND RESTATED
                              REVOLVING CREDIT AND
                              TERM LOAN AGREEMENT



                           Dated as of April 13, 1998



                                  BY AND AMONG


                             DOANE PRODUCTS COMPANY


                                  as Borrower,


                            THE BANKS NAMED HEREIN,


                                   as Banks,


                                      and


                                MERCANTILE BANK
                             NATIONAL ASSOCIATION,


                                    as Agent


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
                               TABLE OF CONTENTS


                                                                                                                     PAGE
SECTION 1.  TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 2.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             2.1 Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             2.2 Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 3.  THE REVOLVING CREDIT LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
             3.1 Revolving Credit Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
             3.2 The Swing Line   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
             3.3 Method of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
             3.4 Revolving Credit Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
             3.5 Termination or Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
             3.6 Maturity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
             3.7 Swing Loan Settlement After Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 4.  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
             4.1 Letter of Credit Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
             4.2 Participation by Other Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
             4.3 Replacement or Collateralization of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 5.  THE TERM LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
             5.1 Commitment of the Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
             5.2 Term Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
             5.3 Mandatory Prepayment From Equity Offerings   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 6.  PURCHASE MONEY LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
             6.1 Purchase Money Loan Commitment of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
             6.2 Purchase Money Loan Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
             6.3 Purchase Money Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 7.  GENERAL PROVISIONS FOR ALL LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
             7.1 Duration of Interest Periods and Selection of Interest Rates   . . . . . . . . . . . . . . . . . . .  36
             7.2 Interest Rates; Interest Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
             7.3 Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
             7.4 Early Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
             7.5 General Provisions as to Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
             7.6 Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
             7.7 Basis for Determining Interest Rate Inadequate or Unfair   . . . . . . . . . . . . . . . . . . . . .  42
             7.8 Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
             7.9 Increased Cost   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

             7.10 Base Rate Loans Substituted for Affected LIBOR Loans  . . . . . . . . . . . . . . . . . . . . . . .  44
             7.11 Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
             7.12 Survival of Indemnities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
             7.13 Discretion of Bank as to Manner of Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
             7.14 Late Payment Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
             7.15 Fixed Rate Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
             7.16 Computation of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 8.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
             8.1 Term Loan, Initial Revolving Credit Loan, Initial Swing Loan or Letter of Credit   . . . . . . . . .  46
             8.2 All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
             8.3 All Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
             8.4 Initial Purchase Money Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 9.  COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
             9.1 Deeds of Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
             9.2 Security Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
             9.3 Pledge Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
             9.4 Collateral Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 10.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
             10.1 Corporate Existence and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
             10.2 Corporate Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
             10.3 Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
             10.4 Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
             10.5 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
             10.6 Pension and Welfare Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
             10.7 Tax Returns and Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
             10.8 Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
             10.9 Compliance With Other Instruments; None Burdensome  . . . . . . . . . . . . . . . . . . . . . . . .  57
             10.10 Other Debt, Guarantees and Capitalized Leases  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
             10.11 Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
             10.12 Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
             10.13 Regulation U   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
             10.14 Multi-Employer Pension Plan Amendments Act of 1980   . . . . . . . . . . . . . . . . . . . . . . .  58
             10.15 Investment Company Act of 1940; Public Utility Holding Company Act of 1935   . . . . . . . . . . .  58
             10.16 Patents, Licenses, Trademarks, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
             10.17 Environmental and Safety and Health Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
             10.18 Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
             10.19 No Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
             10.20 Employment and Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
             10.21 Government Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
             10.22 Purchase and Other Commitments and Outstanding Bids  . . . . . . . . . . . . . . . . . . . . . . .  60
             10.23 Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 11.  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
             11.1 Affirmative Covenants of Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                     (a) Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                     (b) Payment of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                     (c) Maintenance of Books and Records;  Consultations and Inspections   . . . . . . . . . . . . .  63
                     (d) Payment of Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                     (e) Payment of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                     (f) Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                     (g) Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                     (h) Compliance with Laws, Regulations, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                     (i) Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                     (j) ERISA Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                     (k) Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                     (l) Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                     (m) Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                     (n) Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                     (o) Accountant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                     (p) Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
             11.2 Negative Covenants of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                     (a) Limitation on Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                     (b) Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                     (c) Consolidation, Merger, Sale of Assets, Dissolution, Etc  . . . . . . . . . . . . . . . . . .  72
                     (d) Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                     (e) Sale or Discount of Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                     (f) Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                     (g) Changes in Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                     (h) Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                     (i) Stock Redemptions and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                     (j) Non-Management Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                     (k) Ownership Dilution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                     (l) Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                     (m) Change in Management   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                     (n) Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                     (o) Limitations on Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                     (p) Restricted Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                     (q) Ownership of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
             11.3 Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

SECTION 12.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

SECTION 13.  AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
             13.1 Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
             13.2 Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
             13.3 General Immunity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
             13.4 No Responsibility for Loans, Recitals, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
             13.5 Right to Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
             13.6 Action Upon Instructions of Required Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
             13.7 Reliance on Documents; Employment of Agents and Counsel   . . . . . . . . . . . . . . . . . . . . .  82
             13.8 May Treat Payee as Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
             13.9 Agent's Reimbursement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

             13.10 Rights as a Bank   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
             13.11 Independent Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
             13.12 Resignation of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
             13.13 Removal of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
             13.14 Duration of Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

SECTION 14.  GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
             14.1 No Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
             14.2 Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
             14.3 Cost and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
             14.4 Environmental Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
             14.5 General Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
             14.6 Authority to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
             14.7 Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
             14.8 Consent to Jurisdiction; Waiver of Jury Trial   . . . . . . . . . . . . . . . . . . . . . . . . . .  87
             14.9 Sharing of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
             14.10 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
             14.11 Amendments and Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
             14.12 References; Headings for Convenience   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
             14.13 Subsidiary Reference   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
             14.14 Successors and Assigns; Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
             14.15 Assignment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
             14.16 Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
             14.17 No Oral Agreements; Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
             14.18 Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
             14.19 Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
             14.20 Resurrection of Borrower's Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
             14.21 Independence of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91


SCHEDULES
---------

 4.1     Letters of Credit
10.5     Litigation
10.6     Multiemployer and Welfare Plans
10.7     Tax Returns and Payments
10.8     Subsidiaries
10.10    Other Debt, Guarantees and Capitalized Leases
10.11    Unaccrued Wage, Insurance and Benefit Claims
10.16    Patents, Trademarks and Copyrights
10.17    Environmental and Health and Safety Matters
10.18    Existing Investments
10.20    Existing Employment and Other Agreements
11.2(b)  Permitted Liens

EXHIBITS
--------
A        Revolving Credit Note
B        Swing Line Note
C        Term Loan Promissory Note
D        Letter of Credit Request
E        Form of Standby Letter of Credit Application
F        Form of Commercial Letter of Credit Application
G        Letter of Credit Participation Certificate
H        Forms of Legal Opinions
I        Compliance Certificate
J        Assignment and Assumption Agreement
K        Purchase Money Reducing Revolving Credit Note
L        Legal Opinion of Vinson & Elkins re: Purchase Money Loans

                          SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


                 THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Agreement") is made and entered into this 13th day of April, 1998, by and among DOANE PRODUCTS COMPANY, a Delaware corporation (formerly known as DPC Transition Corp.) ("Borrower"), and the undersigned Banks, including Mercantile Bank National Association in its capacity as a Bank hereunder and as agent for the Banks under this Agreement.

                                  WITNESSETH:

                 WHEREAS, Borrower has previously applied for and received a revolving credit facility from the Banks and Bank of Oklahoma, N. A. for revolving credit loans and letters of credit in an aggregate amount of up to Twenty-Five Million Dollars ($25,000,000.00), and a swing line available thereunder from Mercantile in the maximum principal amount of $4,000,000.00 pursuant to a certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 28, 1996 made by and among the Borrower, the Agent and the Banks (the "Prior Agreement"); and

                 WHEREAS, Borrower has further applied for and received a term loan facility from the Banks and Bank of Oklahoma, N. A. in an aggregate amount of up to Sixty Million Dollars ($60,000,000.00), Fifty Million of which has been funded prior to the date hereof under the Prior Agreement and which has been amortized thereunder to the amount of Thirty-One Million Seven Hundred Ninety-Four Thousand Seven Hundred Forty-Seven and 30/100 Dollars ($31,794,747.30) as of the date hereof; and

                 WHEREAS, Borrower has requested that the Banks establish a purchase money loan facility of Seven Million Dollars ($7,000,000.00) in addition to the revolving loan facility and that Banks advance Nine Million Nine Hundred Ninety-Nine Thousand Two Hundred Fifty-Two and 70/100 Dollars ($9,999,252.70) presently undrawn under the term loan facility of the Prior Agreement to increase the principal amount of the term loan to Forty-One Million Seven Hundred Ninety-Four Thousand Dollars ($41,794,000.00) and that certain other revisions be made to the terms of the Prior Agreement; and

                 WHEREAS, Bank of Oklahoma, N. A. has elected not to participate in the credit facilities as amended hereby and the amount of its loans under the Prior Agreement shall be refinanced by the Banks hereunder; and

                 WHEREAS, the Agent and the Banks are willing to make such amendments and advance such additional amounts provided certain additional revisions to the covenants and other terms of the Prior Agreement are made; and

                 WHEREAS, the Banks are willing to amend, restate and continue said revolving credit facility and said term loan under the Prior Agreement with Borrower and establish the purchase money loan facility upon, and subject to, the terms, provisions and conditions hereinafter set forth;

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually promise and agree as follows:

SECTION 1.  TERM .

                 The "Term" of this Agreement shall commence on the date hereof and shall end on September 30, 2001, unless earlier terminated pursuant to the terms hereof.

SECTION 2.  DEFINITIONS .

                 2.1 Definitions . In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

                 Acceptable Acquisition shall mean any Acquisition which has been: (a) in the event a corporation is the subject of such Acquisition, either (i) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (ii) recommended by such Board of Directors to the shareholders of such corporation, (b) in the event a partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the partners of the partnership which is the subject of such Acquisition, (c) in the event an organization or entity other than a corporation or partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the organization or entity which is the subject of such Acquisition or (d) in the event the corporation, partnership or other organization or entity which is the subject of such Acquisition is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction, provided, however, that no such Acquisition shall be an Acceptable Acquisition unless both as of the date of any such Acquisition and immediately following such Acquisition Borrower is, and on a pro forma basis projects that it will continue to be, in compliance with the terms, covenants and conditions contained in this Agreement and the other Transaction Documents.

                 Acquired Company shall mean the Delaware corporation formerly known as Doane Products Company, which was acquired and into which Borrower's former Subsidiary, DPC Subsidiary Acquisition Corp., was merged and which was subsequently merged into Borrower all pursuant to two certain Agreements and Plans of Merger dated August 31, 1995.

                 Acquisition shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, partnership or other organization or entity, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as of the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or (iii) a majority of the ownership interests in any organization or entity other than a corporation or partnership.

                 Adjusted Consolidated Working Capital means the Current Assets of Borrower and its Subsidiaries determined on a consolidated basis, less the Current Liabilities (but excluding therefrom all Consolidated Current Funded
Debt) of Borrower and its Subsidiaries determined on a consolidated basis.

                 Affiliate shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with Borrower or any Subsidiary or Unrestricted Subsidiary, (b) which beneficially owns or holds or has the power to direct the voting power of twenty percent (20%) or more of any class of capital stock of Borrower or any Subsidiary, (c) which has twenty percent (20%) or more of any class of its capital stock (or, in the case of a Person which is not a corporation, twenty percent (20%) or more of its equity interest) beneficially owned or held, directly or indirectly, by Borrower or any Subsidiary or Unrestricted Subsidiary, or (d) who is a director, officer or employee of Borrower or any Subsidiary or Unrestricted Subsidiary. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                 Agent shall mean Mercantile Bank National Association in its capacity as agent for the Banks hereunder and its successors in such capacity.

                 Amendment to Pledge Agreement shall mean that certain Amendment to General Pledge and Security Agreement described in Section 9.3 herein, dated of even date herewith, as the same may be amended from time to time.

                 Amendment to Security Agreement shall mean that certain Amendment to Security Agreement described in Section 9.2 herein, dated of even date herewith, as the same may be amended from time to time.

                 Applicable Margin shall mean, with respect to each type of Loan, the rate of interest shown in the applicable column below for the type of Loan specified for each such column:

                                                Level I       Level II       Level III       Level IV        Level V
                                              -----------    -----------    -----------     -----------     ---------


 IF RATIO OF CONSOLIDATED TOTAL DEBT TO       > or = 4.65         <  4.65       <  4.35         <  4.05     <  3.75
 CONSOLIDATED EBITDA IS                                      > or =  4.35   > or = 4.05     > or = 3.75
 LIBOR Loans                                        2.375%          2.125%        1.875%           1.75%       1.50%
 Base Rate Loans                                     1.00%           1.00%         0.50%           0.50%       0.25%

The Applicable Margins for the period from the date of this Agreement through the date upon which Agent shall determine the new Applicable Margins under the next sentence from Borrower's consolidated financial statements for the fiscal quarter-ended March 31, 1998 delivered to Agent and the Banks pursuant to
Section 11.1(a)(ii) herein shall be the Applicable Margins set forth in "Level I" above. Commencing with the quarter ending March 31, 1998 and as of the last day of each fiscal quarter thereafter, the ratio of Consolidated Total Debt to Consolidated EBITDA for the twelve months then ending shall be computed in accordance with Section 11.1(m)(iii), and the Applicable Margins shall be adjusted in accordance with all of the levels set forth above, provided, however, that any such change in the Applicable Margins shall be effective as of the date the Agent notifies the Borrower and the Banks of the calculation of Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA as of such fiscal quarter-end following delivery to Agent and the Banks of Borrower's financial statements for such fiscal quarter-end pursuant to Section 11.1(a)(i) or (ii) herein, and such new Applicable Margins shall continue in effect until the next such adjustment. Each determination by the Agent of the Applicable Margins shall be deemed prima facie correct.

                 Assignment Agreement shall mean any of those certain Assignment Agreements described in Section 14.15 herein.

                 Attorneys' Fees shall mean (i) the reasonable value of the services (and costs, charges and expenses related thereto) of all attorneys and paralegals employed by the Agent (including, without limitation, attorneys and paralegals who are employees of the Agent or are employees of any affiliate of the Agent) from time to time (a) in connection with the negotiation, preparation, execution, delivery, amendment, modification, extension, renewal and/or enforcement of this Agreement and/or any of the other Transaction Documents, and/or (b) in connection with the preparation, negotiation or execution of any waiver or consent with respect to this Agreement or any of the other Transaction Documents, and (ii) the reasonable value of the services (and costs, charges and expenses related thereto) of all attorneys and paralegals employed by the Agent or any of the Banks (including, without limitation, attorneys and paralegals who are employees of the Agent or any of the Banks or are employees of any affiliate of the Agent or any of the Banks) from time to time (a) in connection with any Default or Event of Default under this Agreement, (b) to represent the Agent or any of the Banks in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Agent, any of the Banks, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to this Agreement or any of the other Transaction Documents (but excluding such matters relating solely to disputes among the Banks and/or the Banks and Agent), Borrower, any Subsidiary or any other Obligor and/or (c) to enforce any of the rights and/or remedies of the Agent or any of the Banks to collect any of Borrower's Obligations.

                 Bank(s) shall mean each bank listed on the signature pages hereof, and its successors and permitted assigns.

                 Base Rate shall mean the interest rate per annum determined on any day as the sum of: (a) the greater of: (i) the Prime Rate then in effect, or (ii) the Fed Funds Rate then in effect plus One-Half of One Percent (.50%); and (b) the Applicable Margin for Base Rate Loans then in effect.

                 Base Rate Loan shall mean any Loan bearing interest at the Base Rate.

                 Borrower's Obligations shall mean any and all present and future indebtedness (principal, interest, fees, collection costs and expenses, Attorneys' Fees and other amounts), liabilities and obligations (including, without limitation, reimbursement obligations with respect to standby and commercial letters of credit issued by Mercantile under this Agreement for the account of Borrower) of Borrower to the Agent and/or any one or more of the Banks evidenced by or arising under this Agreement, the Notes, the Letter of Credit Application(s), the Deeds of Trust, the Security Agreement, the Collateral Assignment and/or any of the other Transaction Documents.

                 Capital Expenditure shall mean any expenditure which, in accordance with GAAP, is required to be capitalized on the balance sheet of the Person making the same.

                 Capitalized Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

                 Capitalized Lease Obligations of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

                 CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq., and as the same may from time to time be further amended.

                 Co-Agent shall mean either of Harris Trust and Savings Bank, an Illinois banking corporation, or SouthTrust Bank of Alabama, National Association, a national banking association, and Co-Agents shall mean both of them.

                 Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                 Collateral Assignment shall mean that certain Patent and Trademark Collateral Assignment and Security Agreement executed by Borrower in favor of Agent for the benefit of each of the Banks, as amended, modified, extended or renewed from time to time.

                 Commitment shall mean, with respect to each Bank, the sum of such Bank's Revolving Credit Commitment, its Term Loan Commitment, its Purchase Money Reducing Revolving Credit Commitment and its Swing Line Commitment, if any.

                 Consolidated Cash Flow Coverage Ratio shall mean, as of any date for which it is being determined, the ratio of (a) Consolidated EBITDA plus Operating Lease Obligations of Borrower and its Subsidiaries, all determined for the twelve-month period ending on the date of such calculation on a consolidated basis and in accordance with GAAP, to (b) Consolidated Interest Expense (less any original issue discount or other non-cash capitalized interest expense, discount or fee included therein) plus Consolidated Current Funded Debt plus Capital Expenditures plus Operating Lease Obligations of Borrower and its Subsidiaries, all determined for the twelve-month period ending on the date of such calculation on a consolidated basis and in accordance with GAAP.

                 Consolidated Current Funded Debt shall mean, as of any date of determination thereof, the sum of, without duplication, (a) all Consolidated Senior Secured Debt having a final maturity of less than one (1) year from the date of determination thereof, plus cash Distributions permitted during the one
(1) year period from the date of determination on the 14.25% Senior Exchangeable Preferred Stock Due 2007 under Section 11.2(i) herein, plus (b) all payments in respect of Consolidated Senior Secured Debt having a final maturity of more than one (1) year from the date of determination thereof that are required to be made within one (1) year from the applicable date of determination of Consolidated Current Funded Debt.

                 Consolidated EBITDA shall mean, for the period in question, the sum of (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by Borrower and its Subsidiaries during such period (whether paid or deferred) plus (iii) all depreciation and amortization expenses of Borrower and its Subsidiaries during such period, all determined on a consolidated basis and in accordance with GAAP.

                 Consolidated Senior Secured Debt shall mean, as of the date of any determination thereof, all Debt of Borrower and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP, minus the then outstanding principal balance under the Senior Unsecured Notes and under any Subordinated Indebtedness.

                 Consolidated Interest Expense shall mean, for the period in question, without duplication, all gross interest expense of Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by Borrower and its Subsidiaries with respect to letters of credit and bankers' acceptance financing, the net costs associated with interest swap obligations of Borrower and its Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis and in accordance with GAAP.

                 Consolidated Net Income and Consolidated Net Loss shall mean, for the period in question, the after-tax net income or loss of Borrower and its Subsidiaries during such period, determined on a consolidated basis and in accordance with GAAP, but excluding in any event the following:

                          (i) any net gain or net loss (net of expenses and taxes applicable thereto) for such period resulting from the sale, transfer or other disposition of fixed or capital assets (i.e., assets other than current assets);

                          (ii) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;

                          (iii) any equity of Borrower or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary;

                          (iv) undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Subsidiary is not at the time permitted by the terms of its charter documents or any agreement, document, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

                          (v) gains or losses from the acquisition or disposition of Investments;

                          (vi) gains from the retirement or extinguishment of Debt;

                          (vii) gains on collections from insurance policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Consolidated Net Income for such fiscal period);

                          (viii) any net income or gain (but not any net loss) during such period from any change in accounting principles, from any discontinued operations or the disposition thereof of from any prior period adjustments;

                          (ix)    any extraordinary gains and/or losses; and

                          (x) any fees or expenses relating to the closing of Borrower's acquisition of the Acquired Company or in connection with the Senior Unsecured Notes to be issued by Borrower as permanent financing in refinancing such transaction;

all determined in accordance with GAAP. If the preceding calculation results in a number less than zero, such amount shall be considered a Consolidated Net Loss.

                 Consolidated Subsidiary shall mean, as of any date of determination thereof, any Subsidiary or other entity (other than an Unrestricted Subsidiary), the assets and liabilities of which are required to be consolidated with those of Borrower in its consolidated financial statements as of such date in accordance with GAAP.

                 Consolidated Total Debt shall mean, as of the date of any determination thereof, all Debt of Borrower and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.

                 Current Assets shall mean, with respect to any Person, all assets of such Person which, in accordance with GAAP, are required to be classified as current assets on a balance sheet of such Person.

                 Current Liabilities shall mean, with respect to any Person, all assets which, in accordance with GAAP, are required to be classified as current liabilities on a balance sheet of such Person.

                 Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 12 hereof.

                 Debt of any Person shall mean, as of the date of determination thereof, the sum of (a) all Indebtedness of such Person for borrowed money or which has been incurred to acquire Property plus (b) all Capitalized Lease Obligations of such Person plus (c) all Guarantees by such Person of Debt of others.

                 Deeds of Trust shall mean each of those certain Deeds of Trust and Security Agreements and Mortgages and Security Agreements described in
Section 9.1 herein, dated as of October 5, 1995 and executed by Borrower in favor of Agent for the benefit of each of the Banks, as the same have been or may be amended, modified, extended or renewed from time to time.

                 Distribution in respect of any corporation shall mean:

                          (a)     dividends or other distributions on or in
respect of any of the capital stock of such corporation; and

                          (b)     the redemption, repurchase or other
acquisition of any capital stock of such corporation or of any warrants, rights or other options to purchase any such capital stock (except when solely in exchange for such stock).

                 Domestic Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by the Agent or by commercial banks in St. Louis, Missouri.

                 Environmental Claim shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of noncompliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Substance, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental Law or the order of any governmental or regulatory authority or agency, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Substance or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by Borrower, any Subsidiary or any Unrestricted Subsidiary in favor of any governmental or regulatory authority or agency in connection with a Release, threatened Release or disposal of a Hazardous Substance.

                 Environmental Law shall mean any Federal, state or local statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, deed restriction, common law, treaty, convention, ordinance or other governmental requirement relating to public health, safety or the environment, including, without limitation, those relating to Releases, discharges or emissions to air, water, land or groundwater, to the use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, Hazardous Substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances, in each case applicable to any of the Property owned, leased or operated by Borrower, any Subsidiary or any Unrestricted Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following: CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state or local law, and any state or local statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the Release or threatened Release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

                 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                 ERISA Affiliate shall mean any corporation, trade or business that is, along with Borrower, any Subsidiary and any Unrestricted Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

                 Eurodollar Business Day shall mean any Domestic Business Day upon which eurodollars dealers are offering Eurodollar deposits to Mercantile in the interbank eurodollar market.

                 Event of Default shall have the meaning ascribed thereto in
Section 12.

                 Fed Funds Rate shall mean a rate per annum equal to the rate determined by Agent as of the opening of business on each Domestic Business Day for purchasing overnight federal funds in the national market, which rate shall fluctuate as and when said overnight federal funds rate shall change.

                 First Chicago shall mean The First National Bank of Chicago, and its successors and permitted assigns.

                 GAAP shall mean generally accepted accounting principles at the time in the United States.

                 Guarantee by any Person shall mean any obligation (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, liability, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the then outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a verb shall have a correlative meaning.

                 Guaranty shall mean any unlimited continuing guaranty of all of Borrower's Obligations executed now or at any time hereafter by any Subsidiary of Borrower.

                 Harris shall mean Harris Trust and Savings Bank, and its successors and permitted assigns.

                 Hazardous Substance shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any Environmental Law, including, without limitation, any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Sections 1317), as amended;
(b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

                 Hibernia shall mean Hibernia National Bank, and its successors and permitted assigns.

                 Indebtedness shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person which are classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred to acquire Property, (ii) obligations secured by any Lien on, or payable out of the proceeds of production from, any Property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (iii) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (iv) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (v) Capitalized Lease Obligations of such Person,
(vi) indebtedness, liabilities and obligations of such Person under Guarantees and (vii) reimbursement obligations of such Person with respect to letters of credit issued for the account of such Person, provided, however, that for purposes of calculating Consolidated Senior Secured Debt and Consolidated Total Debt hereunder, the term Indebtedness shall not include (a) accounts payable and accrued liabilities incurred in the ordinary course of business and classified as current liabilities, (b) obligations of such Person relating to employee benefit plans permitted pursuant to the terms of this Agreement, (c) obligations of such Person with respect to the 14.25% Senior Exchangeable Preferred Stock Due 2007, (d) deferred income tax liabilities of such Person,
(e) obligations with respect to declared and unpaid dividends of such Person to the extent permitted pursuant to the terms of this Agreement, and (f) obligations of such Person with respect to the repurchase of such Person's common stock to the extent such repurchases are permitted pursuant to the terms of this Agreement.

                 Intangibles shall mean all patents, trademarks, service marks, copyrights, trade names, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, unamortized deferred charges, deferred research and development costs, any write-up of asset value after the date of this Agreement, noncompetition covenants, signing bonuses and any other assets treated as intangible assets under GAAP.

                 Interest Period shall mean with respect to each LIBOR Loan:

                          (i) initially, the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and all of the Banks), as the Borrower may elect in the applicable Notice of Borrowing; and

                          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and all of the Banks), as Borrower may elect pursuant to Section 7.1;

                          provided that:

                          (iii) subject to clause (iv) below, if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately next preceding Eurodollar Business Day; and

                          (iv) no Interest Period for a LIBOR Loan which is a Revolving Credit Loan shall extend beyond the last day of the Revolving Credit Period, no Interest Period for a LIBOR Loan which is a Purchase Money Loan shall extend beyond March 31, 1999, and no Interest Period for a LIBOR Loan which is a Term Loan shall extend beyond the last day of the Term hereof.

                 Investment shall mean any investment by Borrower or any Subsidiary in any Person, whether payment therefor is made in cash or capital stock of Borrower or any Subsidiary, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business (or in the case of an Unrestricted Subsidiary, any granting of trade credit or other credit including such credit extended on normal terms), Guarantee or otherwise becoming liable (contingently or otherwise) in respect of the Indebtedness of any Person, or otherwise.

                 Letter of Credit and Letters of Credit shall have the meanings ascribed thereto in Section 4.1(a).

                 Letter of Credit Application shall mean an application and agreement for irrevocable standby letter of credit in the form of Exhibit E attached hereto and incorporated herein by reference, or an application and agreement for commercial letter of credit in the form of Exhibit F attached hereto and incorporated herein by reference, executed by Borrower, as account party, and delivered to Bank pursuant to Section 4.1(a), as the same may from time to time be amended, modified, extended or renewed.

                 Letter of Credit Commitment shall have the meaning ascribed thereto in Section 4.1(a).

                 Letter of Credit Commitment Fee shall have the meaning ascribed thereto in Section 4.1(d).

                 Letter of Credit Issuance Fee shall have the meaning ascribed thereto in Section 4.1(d).

                 Letter of Credit Loan shall have the meaning ascribed thereto in Section 4.1(c).

                 Letter of Credit Period shall mean the period commencing on the date of this Agreement and ending September 30, 2001.

                 Letter of Credit Request shall have the meaning ascribed thereto in Section 4.1(a).

                 LIBOR Base Rate means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (St. Louis time) two (2) Business Days before the beginning of such Interest Period by two (2) or more major banks in the interbank eurodollar market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Loan scheduled to be made available by the Banks. As used herein, "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 9:00 a.m. (St. Louis time) on the day two Business Days before the commencement of such Interest Period.

                 LIBOR Loan shall mean a loan bearing interest at the LIBOR
Rate.

                 LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) the Applicable Margin.

                 LIBOR Reserve Percentage shall mean for any day the percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is in effect on the first day of the applicable Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D (or any other then applicable regulation of the Board of Governors (or any successor)) with respect to "Eurocurrency Liabilities." The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

                 Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any lease, consignment or bailment for security purposes and any Capitalized Lease. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

                 Loan shall mean each Revolving Credit Loan (whether a Base Rate Loan or an LIBOR Loan), each Swing Loan, each Letter of Credit Loan, each Purchase Money Loan (whether a Base Rate Loan or a LIBOR Loan) and the Term Loan (whether a Base Rate Loan or a LIBOR Loan) and Loans shall mean any or all of the foregoing.

                 Material Adverse Effect shall mean (a) a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) material impairment of Borrower's ability to perform any of its obligations under this Agreement, any of the Notes, any of the Letter of Credit Application(s) or any of the other Transaction Documents or (c) material impairment of the enforceability of the rights of, or benefits available to, the Agent or any of the Banks under this Agreement, any of the Notes, any of the Letter of Credit Application(s) or any of the other Transaction Documents.

                 Mercantile shall mean Mercantile Bank National Association, a national banking association, in its individual corporate capacity as a Bank hereunder and not as Agent hereunder, and its successors and permitted assigns.

                 Moody's shall mean Moody's Investors Service, Inc.

                 Multi-Employer Plan shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any Subsidiary or any ERISA Affiliate or to which Borrower, any Subsidiary of Borrower or any ERISA Affiliate has contributed in the past or currently contributes.

                 Notes shall mean any or all of the Revolving Credit Notes, the Swing Line Note, the Purchase Money Notes and/or the Term Notes.

                 Notice of Borrowing shall have the meaning ascribed thereto in
Section 3.3 and in Section 6.2.

                 Obligor shall mean Borrower and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of Borrower's Obligations or who grants the Agent or any of the Banks a Lien upon any of the Property or assets of such Person as security for any of Borrower's Obligations.

                 Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

                 Operating Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which is not a Capitalized Lease.

                 Operating Lease Obligations of any Person shall mean, for the period in question, all of the rental obligations due and to become due under all Operating Leases under which such Person is a lessee.

                 PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 Pension Plan shall mean a "pension plan," as such term is defined in Section 3(2) of ERISA, which is established or maintained by Borrower, any Subsidiary of Borrower or any ERISA Affiliate, other than a Multi-Employer Plan.

                 Permitted Liens shall mean any of the following:

                          (a)     Liens for property taxes and assessments or
governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 11.1(d) and/or Section 11.1(e);

                          (b)     Liens (other than any Liens imposed by ERISA)
incidental to the conduct of business or the ownership of Properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other Property; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been set aside;

                          (c)     Minor survey exceptions or minor
encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the use of such real properties in the operation of the business of the Borrower and its Subsidiaries;

                          (d)     Liens created or permitted by the Security
Agreement, the Deeds of Trust and the Collateral Assignment or otherwise permitted by the Required Banks in writing;

                          (e)     Purchase money security interests in or
purchase money liens on real or personal Property acquired after the date of the Prior Agreement to secure purchase money Indebtedness not to exceed the limitations set forth in Sections 11.2(a)(xiv) and (xv), incurred in connection with the acquisition of such Property, which security interests or liens cover only the real or personal Property so acquired;

                          (f)     Liens reflected on Schedule 11.2(b) attached
hereto in existence as of the date hereof, and any extensions, renewals and refinancings thereof (provided that any such refinancing shall not increase the indebtedness secured thereby without the prior written consent of the Required Banks);

                          (g)     Liens in favor of Borrower on all or on part
of the assets of any Subsidiary securing indebtedness owing by such Subsidiary to Borrower;

                          (h)     Liens created by any Subsidiary on all or
part of its assets to secure Borrower's Obligations; and

                          (i)     Liens on Properties in respect of judgments
or awards, the Indebtedness with respect to which is permitted by Section 11.2(a)(vii).

                 Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                 Pet Life shall mean Pet Life Foods, Inc., an Illinois corporation, to be acquired by the Borrower after the date hereof in an Acquisition with the proceeds of the Purchase Money Loans.

                 Pledge Agreement shall mean that certain General Pledge and Security Agreement described in Section 9.3 herein dated as of October 5, 1995 and executed by DPC Acquisition Corp., a Delaware corporation, in favor of Agent for the benefit of all of the Banks, as the same may from time to time be amended, modified, extended or renewed.

                 Prime Rate shall mean the interest rate announced from time to time by Mercantile as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change).

                 Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, Borrower and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                 Pro Rata Share shall mean with respect to each Bank, the percentage amount equal to the sum of such Bank's Revolving Credit Commitment, plus its Purchase Money Reducing Revolving Credit Commitment, plus its Term Loan Commitment, divided by the sum of all of the Banks' Revolving Credit Commitments, Purchase Money Reducing Revolving Credit Commitments and Term Loan Commitments.

                 Purchase Money Reducing Revolving Credit Commitment shall mean for each Bank and for any particular date, the amount set forth as the Purchase Money Reducing Revolving Credit Commitment for such Bank and for such date next to its name on the signature pages hereof.

                 Purchase Money Loan and Purchase Money Loans shall have the meanings ascribed thereto in Section 6.1.

                 Purchase Money Note shall mean each of the Purchase Money Reducing Revolving Credit Notes of Borrower to be executed and delivered to the Agent for distribution respectively to the Banks pursuant to Section 6.3, as the same may from time to time be amended, modified, extended or renewed.

                 Purchase Money Advance Period shall mean the period from the date hereof up to and including September 1, 1998, unless earlier terminated by acceleration or otherwise pursuant to Section 12 herein.

                 RCRA shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., and any future amendments.

                 Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System, as amended.

                 Regulatory Change shall have the meaning ascribed thereto in
Section 7.9.

                 Release shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and/or other receptacles containing or previously containing any Hazardous Substance.

                 Reportable Event shall have the meaning given to such term in ERISA.

                 Required Banks shall mean at any time Banks having Sixty-Six and Two Thirds Percent (66-2/3%) of the aggregate amount of Loans and Letters of Credit then outstanding or, if no Loans or Letters of Credit are then outstanding, Sixty-Six and Two Thirds Percent (66-2/3%) of the total Commitments of all of the Banks.

                 Responsible Officer shall mean the chief executive officer, president, chief operating officer, chief financial officer or chief accounting officer of Borrower or any other officer of Borrower involved in the financial administration or controllership function of Borrower.

                 Restricted Investment shall mean any Investment, or any expenditure or any incurrence of any liability to make any expenditure for an Investment, other than:

                          (a)     Loans, Guarantees and/or advances by Borrower
or a Subsidiary to a Wholly-Owned Subsidiary, provided, however, that neither Borrower nor any Subsidiary shall Guarantee or otherwise become liable, directly or indirectly, for any indebtedness, liability, agreement or other obligation of any Unrestricted Subsidiary;

                          (b)     Loans, Guarantees and/or advances by any
Subsidiary to Borrower which are subordinated in writing to the payment of the Borrower's Obligations in form and substance satisfactory to the Required Banks;

                          (c)     Direct obligations of the United States of
America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

                          (d)     Investments in readily marketable commercial
paper which, at the time of acquisition thereof by Borrower or any Subsidiary, is rated A-1 or better by S&P or P-1 or better by Moody's and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by S&P and Moody's;

                          (e)     Preferred stocks of corporations organized
and existing under the laws of the United States of America or any state thereof having ratings of AAA from S&P and Aaa from Moody's;

                          (f)     Negotiable certificates of deposit or
negotiable bankers acceptances issued by any of the Banks or any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by

Thompson Bank Watch Service (all of which Investments must mature within twelve
(12) months from the time of acquisition thereof);

                          (g)     Repurchase agreements, which shall be
collateralized for at least 100% of face value, issued by any of the Banks or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

                          (h)     Investments in mutual funds the investments
of which are limited to direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof;

                          (i)     Investments existing as of the date hereof as
described in Schedule 10.18, and any future retained earnings in respect thereof;

                          (j)     Investments in Acceptable Acquisitions,
provided, however, that if such Acquisition is of an Unrestricted Subsidiary or a new Unrestricted Subsidiary is created for purposes of completing such Acquisition, the limitation of subparagraph (k) below shall apply;

                          (k)     Investments in Unrestricted Subsidiaries or
in joint ventures, in an aggregate amount not to exceed $25,000,000.00;

                          (l)     Loans, Guarantees or advances to officers or
employees of Borrower or a Subsidiary in the aggregate principal amount of up to $200,000.00 at any one time outstanding; and

                          (m)     Investments, in an aggregate amount not to
exceed $2,500,000.00, in notes due from management of Borrower solely in consideration of the purchase of stock of the Borrower secured by a pledge of such stock, which notes upon demand of the Required Banks shall be endorsed and delivered to Agent pursuant to Section 2(j) of the Security Agreement.

                 Revolving Credit Loan and Revolving Credit Loans shall have the meanings ascribed thereto in Section 3.1(a).

                 Revolving Credit Notes shall have the meaning ascribed thereto in Section 3.4(a).

                 Revolving Credit Period shall mean the period commencing on the date of this Agreement and ending September 30, 2001.

                 Revolving Credit Commitment shall mean for each Bank, subject to termination or reduction as set forth in Section 3.5, the amount set forth as the Revolving Credit Commitment for such Bank next to its name on the signature pages hereof.

                 S&P shall mean Standard and Poor's Ratings Group.

                 Security Agreement shall mean that certain Security Agreement described in Section 9.2 herein dated as of October 5, 1995 and executed by Borrower in favor of Agent for the benefit of all of the Banks, as the same may from time to time be amended, modified, extended or renewed.

                 Selling Shareholders shall mean each Person conforming to the definition of "Stockholder" as defined in that certain Stock Voting Agreement dated as of August 31, 1995 made by and among the Acquired Company, DPC Acquisition Corp., a Delaware corporation and DPC Subsidiary Acquisition Corp., a Delaware corporation.

                 Senior Unsecured Notes shall mean the 10-5/8% Senior Notes Due 2006 (as defined in that certain Indenture dated as of March 4, 1996 made by an among Borrower and United States Trust Company of Texas, N.A., as trustee).

                 SouthTrust shall mean SouthTrust Bank of Alabama, National Association, and its successors and permitted assigns.

                 Subordinated Indebtedness shall mean all Indebtedness of Borrower which is subordinated in writing (either by its terms or pursuant to a subordination agreement) to the payment and priority of all of the Borrower's Obligations in form and substance satisfactory to the Required Banks.

                 Subsidiary shall mean (a) any corporation of which more than fifty percent (50%) of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by Borrower or any Subsidiary of Borrower, (b) any partnership of which more than fifty percent (50%) of the outstanding partnership interests is at the time owned directly or indirectly by Borrower or any Subsidiary of Borrower, and (c) any limited liability company or other entity, of which more than fifty percent (50%) of the outstanding member interests or other ownership interests of which are at the time owned directly or indirectly by Borrower or any Subsidiary of Borrower; provided, an Unrestricted Subsidiary shall not be included in the term "Subsidiary."

                 Swing Loan shall have the meanings ascribed thereto in Section 3.2.

                 Swing Line Note shall have the meaning ascribed thereto in
Section 3.2.

                 Swing Line Commitment shall mean the commitment of Mercantile to make Swing Loans as set forth herein in an aggregate amount not to exceed $4,000,000.00 at any one time outstanding.

                 Telerate Page 3750 means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar Deposits).

                 Term shall have the meaning ascribed thereto in Section 1.

                 Term Loan and Term Loans shall have the meaning ascribed thereto in Section 5.1.

                 Term Notes shall have the meaning ascribed thereto in Section 5.2(a).

                 Term Loan Commitment shall mean for each Bank the amount set forth as the Term Loan Commitment of such Bank next to its name on the signature pages hereof.

                 Total Revolver Outstandings shall mean the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Loans, plus (ii) the aggregate principal amount of the outstanding Swing Loans, plus (iii) the aggregate principal amount of all outstanding Letter of Credit Loans plus (iv) the aggregate undrawn face amount of all outstanding Letters of Credit.

                 Transaction Documents shall mean this Agreement, the Revolving Credit Notes, the Term Notes, the Purchase Money Notes, the Letter of Credit Application(s), the Deeds of Trust, the Security Agreement, the Collateral Assignment, the Pledge Agreement and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Agent or any of the Banks with respect to or in connection with or pursuant to this Agreement, the Prior Agreement (if such other agreements, documents or instruments have not otherwise been amended and restated or expressly released in connection with the execution of this Agreement), any Loans made hereunder or thereunder, any Letters of Credit issued hereunder or thereunder, or any other of Borrower's Obligations, and executed by or on behalf of Borrower, all as the same may from time to time be amended, modified, extended or renewed.

                 Unrestricted Subsidiary shall mean any Person, which but for part (ii) of this definition would have been a Subsidiary, in which the Borrower or its Subsidiaries owns or intends to own an equity interest and that
(i) has been designated by Borrower to the Agent as an "Unrestricted Subsidiary," and (ii) was not, at the time of such designation, a Subsidiary with total assets in excess of $1,000.00; provided, however, that Borrower shall at no time have more than four Unrestricted Subsidiaries with a maximum total Investment therein not to exceed the limitation set forth in paragraph
(k) of the definition of Restricted Investment, and provided further that no such Unrestricted Subsidiary shall have or incur Indebtedness of more than

Twenty-Five Million Dollars ($25,000,000.00) at any time, but such Twenty-Five Million Dollars ($25,000,000.00) limitation shall not include (a) up to Five Million Dollars ($5,000,000.00) of Indebtedness which may be incurred by IPES Iberica, S. A., an Unrestricted Subsidiary to be acquired by Borrower or a Subsidiary of Borrower on or after the date hereof, in connection with the co-generation project to be entered into by IPES Iberica, S. A. for the generation of energy for its manufacturing and related activities and for other markets, (b) lines of credit for working capital which may be incurred by IPES Iberica, S. A. not to exceed $5,000,000.00 in the aggregate, and (c) Indebtedness owed to Borrower which constitutes a portion of Borrower's Investment in such Unrestricted Subsidiary (subject to the limitation set forth in paragraph (k) of the definition of Restricted Investment).

                 Welfare Plan shall mean a "welfare plan" as such term is defined in Section 3(1) of ERISA, which is established or maintained by Borrower, any Subsidiary of Borrower or any ERISA Affiliate, other than a Multi-Employer Plan.

                 Wholly-Owned when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Borrower and/or one or more of its Wholly-Owned Subsidiaries.

                 2.2 Accounting Terms and Determinations . Except as otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes approved by the Required Banks and by Borrower's independent certified public accountants) with the most recent audited financial statements of Borrower delivered to the Banks.

SECTION 3.  THE REVOLVING CREDIT LOANS .

                 3.1 Revolving Credit Commitments . Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default under this Agreement has occurred and is continuing, during the Revolving Credit Period, each Bank severally agrees to lend to Borrower from time to time (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") amounts not to exceed, in the aggregate at any one time outstanding, the lesser of: (a) such Bank's Revolving Credit Commitment, or (b) such Bank's Pro Rata Share of the sum of (i) the total Revolving Credit Commitments of all of the Banks, minus (ii) the aggregate principal amount of all outstanding Letter of Credit Loans, minus (iii) the aggregate undrawn face amount of all outstanding Letters of Credit, and minus (iv) the principal amount of any outstanding Swing Loans. Each

Revolving Credit Loan under this Section 3.1 shall be made from the several Banks ratably in proportion to their respective Pro Rata Shares, and may be made as either (x) a Base Rate Loan, (y) a LIBOR Loan, or (z) any combination thereof, as determined by Borrower with notice thereof to Agent pursuant to
Section 3.3. Each Revolving Credit Loan under this Section 3.1 which is a Base Rate Loan shall be for an aggregate principal amount of at least $1,000,000.00 or any larger multiple of $100,000.00. Each Revolving Credit Loan under this
Section 3.1 which is a LIBOR Loan shall be for an aggregate principal amount of at least $1,000,000.00 or any larger multiple of $100,000.00. Within the foregoing limits, Borrower may borrow under this Section 3.1, prepay under
Section 7.4(a) or 7.4(b) and reborrow at any time during the Revolving Credit Period under this Section 3.1. The failure of any Bank to make any Revolving Credit Loan required under this Agreement shall not release any other Bank from its obligation to make Revolving Credit Loans as provided herein.

                 3.2 The Swing Line . Subject to all of the terms and conditions hereof and so long as no Default or Event of Default under this Agreement has occurred and is continuing, Mercantile agrees to make loans to Borrower under a Swing Line ("Swing Loans") which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swing Line Commitment, or
(ii) the difference between the Revolving Credit Commitments of all of the Banks and the amount of the Revolving Credit Loans, Letter of Credit Loans and the undrawn face amount of Letters of Credit then outstanding hereunder at the time of computation. The Swing Line Commitment shall be available to Borrower and may be availed of by Borrower from time to time, and borrowings thereunder may be repaid and used again during the period ending on the last day of the Revolving Credit Period. All Swing Loans shall be made hereunder only as Base Rate Loans. All advances made by Mercantile to Borrower under the Swing Line shall be evidenced by the Amended and Restated Swing Line Note of Borrower dated as of the date hereof (the "Swing Line Note") payable to the order of Mercantile in the amount of the Swing Line Commitment and being in the form attached hereto as Exhibit B.

                 3.3      Method of Borrowing .

                          (a)     With respect to each Revolving Credit Loan,
Borrower shall give notice (a "Notice of Borrowing") to the Agent by 11:00 a.m. (St. Louis time) on the day of each Base Rate Loan, and by 11:00 a.m. (St. Louis Time) at least two (2) Eurodollar Business Days before each LIBOR Loan, specifying:

                          (i) the date of such Revolving Credit Loan, which shall be a Domestic Business Day in the case of a Base Rate Loan and a Eurodollar Business Day in the case of a LIBOR Loan,

                          (ii) the aggregate principal amount of such Revolving Credit Loan,

                          (iii) whether such Loan is to be a Base Rate Loan or a LIBOR Loan,

                          (iv) in the case of a LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

                          (v) that on the date of, and after giving effect to, such Revolving Credit Loan, no Default or Event of Default under this Agreement has occurred and is continuing, and

                          (vi) that on the date of, and after giving effect to, such Revolving Credit Loan, all of the representations and warranties of Borrower contained in this Agreement and the other Transaction Documents are true and correct as if made on and as of the date of such Revolving Credit Loan except for such inaccuracies that are not reasonably likely to result in a Material Adverse Effect.

A Notice of Borrowing shall not be required in connection with a Base Rate Loan pursuant to Section 7.7 or 7.8.

                          (b)     Upon receipt of a Notice of Borrowing given
to it, the Agent shall notify each Bank by 12:00 noon (St. Louis time) on the date of receipt of such Notice of Borrowing by the Agent (which must be a Domestic Business Day) of the contents thereof and of such Bank's ratable share of such Revolving Credit Loan. A Notice of Borrowing shall not be revocable by Borrower.

                          (c)     Not later than 3:00 p.m. (St. Louis time) on
the date of each Revolving Credit Loan, each Bank shall make available its Pro Rata Share of such Revolving Credit Loan, in Federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address specified in or pursuant to Section 14.7. Agent shall not be required to make any amount available to Borrower hereunder except to the extent it shall have received such amounts from the Banks as set forth herein, provided, however, that unless the Agent shall have been notified by a Bank prior to the date a Revolving Credit Loan is to be made hereunder that such Bank does not intend to make its Pro Rata Share of such Revolving Credit Loan available to the Agent, the Agent may assume that such Bank has made such Pro Rata Share available to the Agent on such date, and the Agent may in reliance upon such assumption make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Borrower, the Agent shall be entitled to receive such amount from such Bank forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on but excluding the date the Agent recovers such amount from the Bank at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the Federal Reserve System for each day as determined by the Agent (or in the case of a day which is not a Domestic Business Day, then for the preceding day). Unless the Agent determines that any applicable condition specified in Section 8 has not been satisfied, the Agent will make the funds so received from the Banks available to Borrower immediately thereafter at the Agent's aforesaid address by crediting such funds to a demand deposit account (or such other account mutually agreed upon in writing between Agent and Borrower) of Borrower with the Agent.

                          (d)     With respect to each Swing Loan, Borrower
shall give Mercantile prior notice (which may be written or oral but which must be given prior to 2:00 p.m. St. Louis time on the date of the Swing Loan) of the amount and date of each Swing Loan and, subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to Borrower on the date of request at the offices of the Agent in St. Louis, Missouri. Borrower hereby authorizes and directs Mercantile, without further authorization or instructions from it, to make Borrower a Swing Loan each business day in an amount equal to the difference, if any, between (i) the amount which Mercantile determines is necessary to pay items clearing on such day, and (ii) the balance of available (as customarily determined by Mercantile) funds in Borrower's general account with Mercantile as of such day, and if the amount determined pursuant to clause (ii) above is in excess of the amount determined pursuant to clause (i), then Mercantile is irrevocably authorized and instructed to apply such excess to the reduction of the outstanding balance of the Swing Loans without further instruction from Borrower. Anything contained in the foregoing to the contrary notwithstanding,
(i) the obligation of Mercantile to make Swing Loans shall be subject to all of the terms and conditions of this Agreement, (ii) Mercantile shall not be obligated to make more than one Swing Loan to Borrower during any day, and
(iii) Mercantile shall make the determination of the amount to be borrowed or repaid pursuant to the immediately preceding sentence as of a cutoff hour to be determined by Mercantile (which shall generally be in the mid-morning of each business day), and Mercantile shall incur no liability to Borrower for any interruptions or errors made in connection with the foregoing procedures not caused by the gross negligence or willful misconduct of Mercantile.

                 3.4      Revolving Credit Notes .

                          (a)     The Revolving Credit Loans of each Bank to
Borrower during the Revolving Credit Period shall be evidenced by an Amended and Restated Revolving Credit Note of Borrower dated the date hereof and payable to the order of such Bank in a principal amount equal to its Revolving Credit Commitment in substantially the form of Exhibit A attached hereto (with appropriate insertions) (as the same may from time to time be amended, modified extended or renewed, the "Revolving Credit Notes").

                          (b)     Upon receipt of each Bank's Revolving Credit
Note pursuant to Section 3.1(a), the Agent shall mail such Revolving Credit Note by certified mail, return receipt requested, to such Bank. Each Bank shall record, and prior to any transfer of its Revolving Credit Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Revolving Credit Loan made by it during the Revolving Credit Period and the date and amount of each payment of principal made by Borrower with respect thereto. Each Bank is hereby irrevocably authorized by Borrower so to endorse its

Revolving Credit Note and to attach to and make a part of any such Revolving Credit Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrower to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to their respective Revolving Credit Notes. The books and records of each Bank (including, without limitation, the schedules attached to the Revolving Credit Notes) showing the account between such Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

                 3.5 Termination or Reduction of Commitments . Borrower may, upon three (3) Domestic Business Days' prior written notice to the Agent, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Banks based on their respective Revolving Credit Commitments by an aggregate amount of $1,000,000.00 or any larger multiple of $500,000.00 the unused portions of the Revolving Credit Commitments; provided, however, that (i) at no time shall the Revolving Credit Commitments be reduced to a figure less than the Total Revolver Outstandings, (ii) at no time shall the Revolving Credit Commitments be reduced to a figure greater than zero but less than $5,000,000.00 and (iii) any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment of any Bank.

                 3.6 Maturity . All Revolving Credit Loans and all Swing Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to the Banks with respect thereto, shall be due and payable on the last day of the Revolving Credit Period.

                 3.7 Swing Loan Settlement After Default . Upon the occurrence of any Event of Default, Agent shall promptly so notify the other Banks pursuant to Section 12 herein and of the amount of the Swing Loans from Mercantile then outstanding, and each of the other Banks agrees to immediately purchase from Mercantile with immediately available funds its Pro Rata Share of the amount of all such Swing Loans, plus accrued and unpaid interest calculated on such Pro Rata Share of such principal amount at a rate per annum equal to the Base Rate. Following such advance by each Bank to Mercantile of its Pro Rata Share of any such Swing Loans pursuant to the preceding sentence, each such Bank shall thereafter receive its Pro Rata Share of all principal payments, interest payments, fees and other amounts due with respect to such Swing Loans when paid by the Borrower to the Agent hereunder. Such Loans shall thereafter be evidenced by the Revolving Credit Notes of each of the Banks.

SECTION 4.  LETTERS OF CREDIT .

                 4.1      Letter of Credit Commitment .

                          (a)     Subject to the terms and conditions of this
Agreement, during the Letter of Credit Period of this Agreement, and so long as no Default or Event of Default under this Agreement has occurred and is continuing (provided, however, that Mercantile shall have no liability to any of the other Banks for issuing a Letter of Credit after the occurrence of any Default or Event of Default under this Agreement unless Mercantile has previously received notice in writing to Mercantile by Borrower, the Agent or any of the other Banks of the occurrence of such Default or Event of Default), Mercantile has issued its Letters of Credit listed on Schedule 4.1 attached hereto (which Letters of Credit issued under the Prior Agreement shall be deemed to have been issued by Mercantile hereunder), and Mercantile hereby agrees to issue other irrevocable standby and commercial letters of credit for the account of Borrower (each individually, a "Letter of Credit" and collectively, the "Letters of Credit") (the "Letter of Credit Commitment") in an amount and for the term specifically requested by Borrower by notice in writing to Mercantile in the form of Exhibit D attached hereto and incorporated herein by reference (a "Letter of Credit Request") at least three (3) Domestic Business Days prior to the requested issuance thereof; provided, however, that:

                          (i) Borrower shall have executed and delivered to Mercantile a Letter of Credit Application with respect to such Letter of Credit;

                          (ii) the term of any such Letter of Credit shall not extend beyond the earlier of (A) the last day of the Letter of Credit Period or (B) for any standby Letter of Credit, three hundred sixty-five (365) days from the issuance thereof, or for any commercial Letter of Credit, two hundred seventy (270) days from the issuance thereof;

                          (iii) any Letter of Credit may only be utilized to guaranty or support the payment of obligations of Borrower or any Subsidiary to third parties;

                          (iv) the Total Revolver Outstandings shall not at any one time exceed the sum of Twenty-Five Million Dollars ($25,000,000.00);

                          (v) the sum of (A) the aggregate undrawn face amount of all outstanding Letters of Credit plus (B) the aggregate principal amount of all outstanding Letter of Credit Loans shall not at any one time exceed the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00); and

                          (vi) the text of any such Letter of Credit is provided to Mercantile no less than three (3) Domestic Business Days prior to the requested issuance date, which text must be acceptable to Mercantile in its sole and absolute discretion.

                          (b)     The acceptance or payment of drafts under
each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, Mercantile shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by Mercantile to be genuine. Mercantile shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application. If Mercantile shall have received documents that in its judgment constitute all of the documents that are required to be presented before payment or acceptance of a draft under a Letter of Credit issued by it, it shall be entitled to pay or accept such draft provided such documents conform on their face to the requirements of such Letter of Credit.

                          (c)     In the event of any payment by Mercantile of
a draft presented or accepted under a Letter of Credit, Borrower agrees to pay to Mercantile in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus Mercantile's negotiation, processing and other fees related thereto. Borrower hereby authorizes Mercantile to charge or cause to be charged Borrower's bank accounts at Mercantile to the extent there are balances of immediately available funds therein, in an amount equal to the sum of such drawing plus Mercantile's negotiation, processing and other fees related thereto, and Borrower agrees to pay the amount of any such drawing (and/or Mercantile's negotiation, processing and other fees related thereto) not so charged prior to the close of business of such Bank on the day of such drawing. In the event any payment under a Letter of Credit is made by Mercantile without same day receipt of payment from Borrower, such payment by Mercantile shall constitute a loan (a "Letter of Credit Loan") by such Bank to Borrower, payable on demand of such Bank. Borrower agrees to pay interest on demand of Mercantile on any unpaid Letter of Credit Loan at a rate per annum equal to the Base Rate, calculated on an actual day, 360-day year basis, until such Letter of Credit Loan is paid in full.

                          (d)     Borrower hereby further agrees to pay to the
order of Mercantile:

                          (i) with respect to each standby Letter of Credit issued by Mercantile after the date hereof, a nonrefundable issuance fee in the amount of One Hundred Twenty-Five Dollars ($125.00) for the issuance of each such standby Letter of Credit, and with respect to each commercial Letter of Credit issued by Mercantile after the date hereof, a nonrefundable issuance fee in the amount of Thirty-Five Dollars ($35.00) for the issuance of each such commercial Letter of Credit (the "Letter of Credit Issuance Fees"), which Letter of Credit Issuance Fee shall be due and payable on the date of issuance of each such Letter of Credit;

                          (ii) with respect to each standby Letter of Credit, a nonrefundable commitment fee in an amount equal to (A) One and Seven-Eighths of One Percent (1.875%) times that portion of the undrawn face amount up to $2,500,000.00 in the aggregate then outstanding for all Letters of Credit then issued hereunder, plus (B) the rate per annum equal to the then current Applicable Margin for LIBOR Loans times that portion of the undrawn face amount of Letters of Credit then issued hereunder in excess of $2,500,000.00, if any (in each case, calculated on an actual day, 360-day year basis and taking into account any scheduled increases or decreases in such Letters of Credit during the period in question) (collectively, the "Letter of Credit Commitment Fee"), which Letter of Credit Commitment Fee shall be due and payable in advance on the date of issuance of such Letter of Credit and on each renewal date of such Letter of Credit, and a pro rata portion of any such Letter of Credit Commitment Fee shall be refunded to the Borrower for any standby Letter of Credit terminated or fully drawn upon prior to its expiry date based upon its remaining term to such expiry date as compared to its then current term from the date it was last issued or renewed;

                          (iii)   with respect to each draw under any
         commercial Letter of Credit, a nonrefundable negotiation fee in an amount equal to three-eighths of one percent (.375%) times the amount of such draw under each such commercial Letter of Credit issued hereunder, but not less than $45.00 for any one draw or $55.00 for any one commercial Letter of Credit (the "Letter of Credit Negotiation Fee"), which Letter of Credit Negotiation Fee shall be due and payable on the date of any such draw of such commercial Letter of Credit; and

                          (iv) with respect to each Letter of Credit, such other fees as may be charged by Mercantile from time to time in accordance with Mercantile's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by Mercantile.

                 4.2 Participation by Other Banks. Upon the issuance of a Letter of Credit by Mercantile, including, without limitation, the Letters of Credit issued under the Prior Agreement, an undivided participation interest therein (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letter of Credit and in all payments and Letter of Credit Loans made by Mercantile in connection with such Letter of Credit) shall automatically be granted by Mercantile to and accepted by each of the other Banks in an amount based on each such other Bank's Pro Rata Share of the face amount of such Letter of Credit, which participation shall be evidenced by a single Letter of Credit Participation Certificate executed by Mercantile in favor of such Bank in the form attached hereto as Exhibit G and incorporated herein by reference. If Mercantile shall make payment on any draft presented or accepted under a Letter of Credit, such Bank shall give notice of such payment to the other Banks, and each of the other Banks hereby authorizes and requests Mercantile to advance for their respective accounts, pursuant to the terms hereof, their respective shares of any such payment based upon their respective Pro Rata Shares. If such drawing is not paid by Borrower in immediately available funds prior to the close of business of Mercantile on the date of such drawing, Mercantile shall promptly so notify the other Banks and each of the other Banks agrees to immediately reimburse Mercantile in immediately available funds for its Pro Rata Share of the amount of such drawing, plus interest calculated on its Pro Rata Share of such amount at a rate per annum equal to the Base Rate calculated from the date of such payment by Mercantile to but excluding the date of reimbursement by such other Bank and on an actual-day, 360-day year basis. Following such advance by each Bank to Mercantile of its Pro Rata Share of any such Letter of Credit Loan pursuant to the preceding sentence, each such Bank shall thereafter receive its Pro Rata Share of all interest and other amounts due with respect to such Letter of Credit Loan when paid by the Borrower to the Agent hereunder. Each of the other Banks will be entitled to its Pro Rata Share of any Letter of Credit Commitment Fees paid by Borrower (which shall be paid through the Agent under Section 4.1(d)), but such other Banks shall have no right to share in any Letter of Credit Issuance Fees, Letter of Credit Negotiation Fees or any other fees paid by Borrower to Mercantile in connection with any of the Letters of Credit.

                 4.3 Replacement or Collateralization of Letters of Credit. Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary, upon the occurrence of any Event of Default under this Agreement, at Mercantile's option and without demand or further notice to Borrower, an amount equal to the aggregate undrawn face amount of all Letter(s) of Credit then outstanding shall be deemed (as between Mercantile and Borrower) to have been paid or disbursed by Mercantile (notwithstanding that such amounts may not in fact have been so paid or disbursed by Mercantile), and a Letter of Credit Loan to Borrower in such amount to have been made and accepted by Borrower, which Letter of Credit Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Mercantile, Borrower shall, upon Mercantile's demand, deliver to Mercantile cash or other collateral acceptable to Mercantile, in its sole and absolute discretion, having a value, as determined by Mercantile, at least equal to aggregate undrawn face amount of all outstanding Letters of Credit. Any such collateral and/or any amounts received by Mercantile in payment of any Letter of Credit Loan made pursuant to this Section 4.3 shall be held by Mercantile in a separate account at Mercantile appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Mercantile as collateral security for the payment of the Borrower's Obligations. Cash amounts delivered to Mercantile pursuant to the foregoing requirements of this Section 4.3 shall be invested, at the request and for the account of Borrower, in investments of a type and nature and with a term acceptable to Mercantile. Such amounts, including in the case of cash amounts invested in the manner set forth above, any investment realized thereon, shall not be used by Mercantile to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Mercantile for drawings or payments under or pursuant to the Letters of Credit which Mercantile has paid, or if no such reimbursement is required shall be delivered to the Agent for application to such other of Borrower's

Obligations as Agent shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 4.3 after the payment in full of all of the Borrower's Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrower (after deduction of Mercantile's expenses, if any).

SECTION 5.  THE TERM LOAN.

                 5.1 Commitment of the Banks. Subject to the terms and conditions set forth in this Agreement, the Banks severally agree, in proportion to their respective Term Loan Commitments, to make Borrower a term loan in the aggregate original principal amount of Forty-One Million Seven Hundred Ninety-Four Thousand Dollars ($41,794,000.00) (the "Term Loan"). The Term Loan shall be advanced by the Banks in two separate advances, the first of which was made on February 28, 1996 and is outstanding on the date hereof in the amount of $31,794,747.30; and the second advance which shall be in the principal amount of $9,999,252.70, which shall be made on the date hereof. The Term Loan may be either (a) a Base Rate Loan, (b) a LIBOR Loan or (c) any combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 7.1 herein, provided, however, that the amount of any Base Rate Loan shall not be less than $1,000,000.00 or multiples of $100,000.00 in excess thereof, and the amount of any LIBOR Loan shall not be less than $1,000,000.00 or multiples of $100,000.00 in excess thereof, except that the foregoing $100,000.00 multiples shall not apply to the initial advance of $9,999,252.70 under the Term Loan on the date hereof.

                 5.2      Term Notes.

                          (a)     The Term Loan of each Bank to Borrower shall
be evidenced by an Amended and Restated Term Note of Borrower dated the date hereof and payable to the order of such Bank in a principal amount equal to its Term Loan Commitment in substantially the form of Exhibit C attached hereto (with appropriate insertions) (as the same may from time to time be amended, modified extended or renewed, the "Term Notes"). The Term Notes shall mature on September 30, 2001 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). Principal on the Term Loan shall be payable by Borrower to Agent for distribution to each of the Banks in twelve (12) quarterly principal installments payable on the last day of each March, June, September and December prior to maturity, as follows: one (1) quarterly principal installment in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) due and payable on June 30, 1998, followed by one (1) quarterly principal installment in the amount of Five Hundred Thousand Dollars ($500,000.00) due and payable on March 31, 1999, followed by three (3) equal consecutive quarterly principal installments in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) each, due and payable commencing June 30, 1999, followed by six (6) equal consecutive quarterly principal installments in the amount of Three Million Four Hundred Thousand Dollars ($3,400,000.00) each, due and payable commencing March 31, 2000, with the twelfth (12th) and final installment in the amount of the then outstanding principal balance under the Term Loan due and payable on September 30, 2001. Interest on the outstanding principal balance of the Term Notes shall be calculated and paid as provided for under Section 7.2 and at the maturity of the Term Notes, whether by reason of acceleration or otherwise.

                          (b)     Upon receipt of each Bank's Term Note
pursuant to Section 5.2(a), the Agent shall mail such Term Note by certified mail, return receipt requested, to such Bank. Each Bank shall record, and prior to any transfer of its Term Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence (i) the date and amount of each conversion of any portion of the Term Loan to a LIBOR Loan and the principal amount, applicable LIBOR Rate, and the applicable Interest Period with respect thereto, and (ii) the date and amount of each payment of principal made by Borrower with respect to the Term Loan. Each Bank is hereby irrevocably authorized by Borrower so to endorse its Term Note and to attach to and make a part of any such Term Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrower to repay the Term Loans made by Banks hereunder shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to its respective Term Note. The books and records of each Bank (including, without limitation, the schedules attached to the Term Notes) showing the account between such Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

                 5.3 Mandatory Prepayment From Equity Offerings. In the event Borrower or any Subsidiary issues on any date after the date hereof equity securities in any public offering or pursuant to any private placement (other than pursuant to the warrants issued or intended to be issued in connection with the 14.25% Senior Exchangeable Preferred Stock Due 2007 and permitted refinancings thereof), no later than the third Domestic Business Day following the date of receipt of the proceeds from any sale of such equity securities (other than: (i) proceeds of the issuance of the 14.25% Senior Exchangeable Preferred Stock Due 2007 and other sales of capital stock of Borrower received on or before October 5, 1995, (ii) proceeds, if any, from the issuance of common stock of Borrower to members of the management of Borrower or its Subsidiaries or officers, directors, employees or consultants of any of them; (iii) proceeds from the issuance of equity securities to Borrower or any Subsidiary of Borrower by any Person that was a Subsidiary of Borrower or such Subsidiary immediately prior to such issuance; and (iv) proceeds constituting equity contributions by Borrower or any of its Subsidiaries to one of its Subsidiaries), Borrower shall prepay the Term Loans in an amount equal to the lesser of:

                          (x) seventy-five percent (75%), if Borrower's ratio of Consolidated Senior Secured Debt to Consolidated EBITDA as determined pursuant to Section 11.1(m)(iv) by reference to Borrower's most recent quarter-end or year-end financial statements delivered pursuant to Section 11.1(a) is greater than or equal to 1.00 to 1.0, or fifty percent (50%), if such ratio is less than 1.0 to 1.0, of the cash amount of such proceeds, net of underwriting discounts and commissions, all due diligence costs and expenses paid for or reimbursed by the issuer or any of its Subsidiaries, all attorneys' fees paid for by or reimbursed by the issuer or its Subsidiaries, and other reasonable costs associated therewith, or

                          (y) the outstanding principal amount of the Term Loans together with all accrued and unpaid interest and fees due thereon.

Provided no Default or Event of Default then exists hereunder, the remainder of any such proceeds may be used by Borrower to redeem its 14.25% Senior Exchangeable Preferred Stock Due 2007 in accordance with the terms thereof. In the event Borrower does not elect to use the remaining portion of the net equity offering proceeds described in subpart (x) above to redeem or repurchase its outstanding 14.25% Senior Exchangeable Preferred Stock Due 2007 on or before the third Domestic Business Day following the date of receipt of the proceeds from any such equity offering, then such proceeds shall also be used to prepay the Term Loans of Borrower. Such prepayments made under this Section
5.3 shall be applied by the Banks in accordance with their respective Pro Rata Shares, ratably, to the remaining installments of principal (including any balloon payment at maturity) due under their respective Term Notes, with such payments being applied, prior to the occurrence of a Default or Event of Default, to the Base Rate Loans and LIBOR Loans in such order as Borrower shall determine, or after the occurrence of a Default or Event of Default hereunder such payments shall be applied, subject to Section 12 herein, first, to any portion of the Term Loans outstanding as Base Rate Loans, and second, to that portion of the Term Loans which are LIBOR Loans, provided, however, that for any repayment applied to LIBOR Loans (whether before or after the occurrence of any Default or Event of Default), Borrower (i) shall pay to Banks any amounts due under Section 7.6 herein with regard to repayment of such LIBOR Loan, and
(ii) if any such payment shall repay in full the outstanding principal balance of any LIBOR Loan, all accrued and unpaid interest on such LIBOR Loan shall also be due and payable on such date.

SECTION 6.  PURCHASE MONEY LOANS.

                 6.1 Purchase Money Reducing Revolving Credit Commitments of Banks. Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default under this Agreement has occurred and is continuing, each Bank severally agrees to lend to Borrower from time to time amounts not to exceed, in the aggregate at any time outstanding, such Bank's Purchase Money Reducing Revolving Credit Commitment (the "Purchase Money Loans") pursuant to a request therefor pursuant to Section 6.2. The Purchase Money Loans may be either (a) a Base Rate Loan, (b) a LIBOR Loan or (c) any combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 7.1 herein, provided, however, that the amount of any Base Rate Loan shall not be less than $1,000,000.00 or multiples of $100,000.00 in excess thereof, and the amount of any LIBOR Loan shall not be less than $1,000,000.00 or multiples of $100,000.00 in excess thereof. Subject to the following limitations, Borrower may borrow under this Section 6.1, prepay under
Section 7.4(a) or 7.4(b) and reborrow at any time during the Purchase Money Advance Period. Notwithstanding the preceding sentence, Borrower shall only be permitted to reborrow under this Section 6.1 (and reborrowings shall be deemed to occur following the date the Banks have advanced $7,000,000.00 under the Purchase Money Notes) to finance business acquisitions acceptable to the Banks in their sole and absolute discretion, which discretion may take into account, among any other factors relevant to the Banks, the ability of Borrower to grant the Agent and the Banks first priority purchase money liens on all of the fixed assets acquired under such reborrowing, which fixed assets must have an appraised fair market value in excess of 120% of the total indebtedness advanced by the Banks to finance such acquisition. Notwithstanding anything to the contrary in this Section 6.1, at no time shall any Bank be required to advance amounts under this Section 6.1 in excess of (i) such Bank's Purchase Money Commitment applicable at such time minus (ii) the principal amount outstanding under the Purchase Money Note issued to such Bank.

                 6.2 Purchase Money Loan Advances. Subject to the terms and conditions hereof, Banks severally agree to make the Purchase Money Loans to Borrower at any time during the Purchase Money Advance Period, upon timely notice ("Borrowing Notice"), in writing signed by the authorized representative of Borrower (including any such notice by facsimile transmission) specifying:
(1) the desired amount of the Purchase Money Loan, (2) the applicable interest rate option being selected, (3) if a LIBOR Loan is requested, the Interest Period, which is no event shall extend beyond March 31, 1999, and (4) the date on which the Purchase Money Loan proceeds are to be made available to Borrower, which shall be a Business Day. The Borrowing Notice for any Purchase Money Loan shall be accompanied by each of the Transaction Documents required by
Section 8.4 herein. The proceeds of any Purchase Money Loan shall not exceed one hundred percent (100%) of the acquisition cost of the assets being acquired by Borrower pursuant to the Acquisition of Pet Life. No other purchase money lien may be granted by Borrower to any Person other than Agent for the benefit of the Banks on the Property acquired with the proceeds of the Purchase Money Loan hereunder. The Borrowing Notice must be received by Agent not later than 11:00 a.m. (St. Louis time) five (5) days in advance of the Business Day on which the Purchase Money Loan is to be made. Subject to the terms and conditions hereof, provided that Agent has received a timely Borrowing Notice (and if required, the consents of each of the Banks as set forth in Section 6.1 above), Agent shall direct the Banks (unless Agent determines that any applicable condition specified in Section 8 has not been satisfied) to make such Purchase Money Loan to Borrower by wiring or otherwise transferring the proceeds of such Loan in immediately available funds not later than 2:30 p.m. (St. Louis time) on the Business Day specified in said Borrowing Notice in accordance with any instructions for such disbursement received from Borrower.

                 6.3      Purchase Money Notes.

                          (a)     The Purchase Money Loans of each Bank to
Borrower shall be evidenced by a Purchase Money Reducing Revolving Credit Note of Borrower dated the date of its execution and payable to the order of such Bank in a principal amount equal to its initial Purchase Money Reducing Revolving Credit Commitment in substantially the form of Exhibit K attached hereto (with appropriate insertions) (as the same may from time to time be amended, modified extended or renewed, the "Purchase Money Notes"). The Borrower recognizes that each Bank's Purchase Money Reducing Revolving Credit Commitment shall reduce from time to time on the dates and to the levels set forth opposite each Bank's name on the signature pages hereto. Borrower agrees to make principal payments on each of the Purchase Money Notes on each date upon which the Purchase Money Reducing Revolving Credit Commitments are reduced such that, at no time, shall the principal amount outstanding on any Purchase Money Note exceeds the Purchase Money Reducing Revolving Credit Commitment of the Bank that is the original payee of such Note. Any principal amount not required to be repaid in accordance with the immediately preceding sentence shall become due and payable on March 31, 1999, together with all accrued, unpaid interest under each of the Purchase Money Notes. Interest on the outstanding principal balance of the Purchase Money Notes shall be calculated and paid as provided for under Section 7.2 and at the maturity of the Purchase Money Notes, whether by reason of acceleration or otherwise.

                          (b)     Upon receipt of each Bank's Purchase Money
Note pursuant to Section 6.3(a), the Agent shall mail such Purchase Money Note by certified mail, return receipt requested, to such Bank. Each Bank shall record, and prior to any transfer of its Purchase Money Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence: (i) the date and amount of each Purchase Money Loan made, (ii) the date and amount of each conversion of any portion of the Purchase Money Loan to a LIBOR Loan and the principal amount, applicable LIBOR Rate, and the applicable Interest Period with respect thereto, and (iii) the date and amount of each payment of principal made by Borrower with respect to each Purchase Money Loan. Each Bank is hereby irrevocably authorized by Borrower so to endorse its Purchase Money Note and to attach to and make a part of any such Purchase Money Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrower to repay the Purchase Money Loans made by Banks hereunder shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to its respective Purchase Money Note. The books and records of each Bank (including, without limitation, the schedules attached to the Purchase Money Notes) showing the account between such Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

SECTION 7.  GENERAL PROVISIONS FOR ALL LOANS.

                 7.1      Duration of Interest Periods and Selection of
                          Interest Rates.

                          (a)     The commencement date and duration of the
initial Interest Period for each LIBOR Loan shall be (i) with respect to a Revolving Credit Loan, as specified in the applicable Notice of Borrowing for such Revolving Credit Loan, and (ii) with respect to any portion of the Term Loan or Purchase Money Loan, as specified by Borrower in an irrevocable notice to Agent given by 11:00 a.m. (St. Louis time) at least two (2) Eurodollar Business Days before any such conversion to the LIBOR Rate. Borrower shall elect the duration of each subsequent Interest Period applicable to such LIBOR Loan, and the interest rate to be applicable during such subsequent Interest Period (and Borrower shall have the option (x) in the case of any Base Rate Loan, to elect that such Loan become a LIBOR Loan and the Interest Period to be applicable thereto or (y) in the case of any LIBOR Loan, to elect that such Loan become a Base Rate Loan), by giving notice of such election to the Agent by 11:00 a.m. (St. Louis time) on the day of, in the case of the election of the Base Rate, by 11:00 a.m. (St. Louis time) at least two (2) Eurodollar Business Days before, in the case of the election of the LIBOR Rate, the end of the immediately preceding Interest Period applicable thereto, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Agent and the Banks under Section 12 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrower shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Base Rate Loan into a LIBOR Loan. By 12:00 noon (St. Louis time) on the date of receipt of each such notice of conversion or continuation of a Loan from Borrower, Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such Loan. A notice by Borrower under this Section 6.1(a) shall not be revocable by Borrower. All LIBOR Loans, whether by conversion or by an advance, shall be in a principal amount of at least $1,000,000.00 or multiples of $100,000.00 in excess thereof. All Loans which bear interest at a particular LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Loan. Borrower may not have outstanding and Banks shall not be obligated to make more than five
(5) LIBOR Loans at any one time.

                          (b)     If the Agent does not receive a notice of
election for the continuation of a LIBOR Loan for a subsequent Interest Period pursuant to subsection (a) above within the applicable time limits specified therein, Borrower shall be deemed to have elected to convert such LIBOR Loan on the last day of the current Interest Period with respect thereto to a Base Rate Loan in the principal amount of such expiring LIBOR Loan on such date.

                          (c)     Notwithstanding the foregoing, the duration
of each Interest Period shall be subject to the provisions of the definition of Interest Period.

                          (d)     Borrower hereby authorizes the Agent to rely
on telephonic, telegraphic, telecopy, telex or written instructions believed by the Agent in good faith to have been sent or delivered by any person identifying himself or herself as Thomas R. Heidenthal, Mark Rost, Bob L. Robinson, Douglas J. Cahill or Duane Jeffries (or any other person from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to the Agent) with respect to any request to make a Loan or a repayment hereunder, or to convert any Base Rate Loan or LIBOR Loan to any other type of Loan available hereunder, and on any signature which the Agent in good faith believes to be genuine. Borrower shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine. Borrower also hereby agrees to indemnify the Agent and each of the Banks and to hold the Agent and each of the Banks harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making or converting Loans or making repayments hereunder.

                 7.2      Interest Rates; Interest Payments.

                          (a)     Each Base Rate Loan shall bear interest on
the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate. Such interest shall be payable on all Loans quarterly in arrears on the last day of each calendar quarter, commencing on the first such date after such Base Rate Loan is made, and at maturity. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of two percent (2%) plus the rate otherwise in effect for such day.

                          (b)     Each LIBOR Loan shall bear interest on the
outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate; provided that if any LIBOR Loan or any portion thereof shall, as a result of clause (iv) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Interest shall be payable for each Interest Period on the last day thereof, unless the duration of the applicable Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period. Any overdue principal of and, to the extent permitted by law, overdue interest on, any LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of two percent (2%) plus the higher of (i) the LIBOR Rate for the immediately preceding Interest Period applicable to such LIBOR Loan or (ii) the rate applicable to Base Rate Loans for such day.

                          (c)     The Agent shall determine each interest rate
applicable to the Loans hereunder. The Agent shall give prompt notice to Borrower and the Banks by telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Any change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall occur.

                 7.3      Fees.

                          (a)     Borrower shall pay to Agent for the account
of the Banks, in arrears, on the fifteenth (15th) day of each calendar quarter during the Revolving Credit Period and on the last day of the Revolving Credit Period, commencing with the first such payment as calculated hereunder on July 15, 1998 for the calendar quarter ending June 30, 1998, a commitment fee (the "Commitment Fee") determined as set forth herein. For purposes of calculating the Commitment Fees due April 15, 1998 and July 15, 1998 for that portion of the calendar quarter ending June 30, 1998 during which the Prior Agreement was in effect (i.e., from April 1, 1998 through the date hereof), the definition of Revolving Credit Commitments under the Prior Agreement shall apply for such periods, and such Commitment Fee shall be calculated and allocated among the Banks as provided in the Prior Agreement. Commencing with the

Commitment Fee payment due July 15, 1998 (for that portion of the calendar quarter ending June 30, 1998 occurring after the date of this Agreement) and for each Commitment Fee payment due fifteen days after each calendar quarter end thereafter during the Revolving Credit Period and on the last day of the Revolving Credit Period: (i) if Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA (as determined pursuant to Section 11.1(m)(iii)) as of the end of the calendar quarter immediately preceding the calendar quarter for which such Commitment Fee is to be calculated (i.e., for purposes of determining the Commitment Fee amount for the calendar quarter ending June 30, 1998, such ratio shall be determined for the quarter ending March 31, 1998) is greater than or equal to 4.65 to 1.0, the Commitment Fee payable by Borrower shall be equal to one-half of one percent (.50%) per annum on the unused Revolving Credit Commitments of all of the Banks during such calendar quarter,
(ii) if Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA (as determined pursuant to Section 11.1(m)(iii)) as of the end of the calendar quarter immediately preceding calendar quarter for which such Commitment Fee is to be calculated is less than 4.65 to 1.0 but greater than or equal to 4.05 to 1.0, the Commitment Fee payable by Borrower shall be equal to Three-Eighths of One Percent (.375%) per annum on the unused Revolving Credit Commitments of all of the Banks during such calendar quarter, or (iii) if Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA (as determined pursuant to
Section 11.1(m)(iii)) as of the end of the calendar quarter immediately preceding the calendar quarter for which such Commitment Fee is to be calculated is less than 4.05 to 1.0, the Commitment Fee payable by Borrower shall be equal to One-Fourth of One Percent (.25%) per annum on the unused Revolving Credit Commitments of all of the Banks during such calendar quarter, which unused Revolving Credit Commitments shall be arrived at by dividing the sum of the unused Revolving Credit Commitments of the Banks for each day of that quarter as of the close of each day, by 90. Upon receipt, Agent shall promptly pay each Bank its Pro Rata Share of any such Commitment Fee paid by Borrower. The unused Revolving Credit Commitments shall be defined as the total of (x) the Revolving Credit Commitments of all of the Banks, minus (y)
(1) all outstanding Revolving Credit Loans, plus (2) all outstanding Swing Loans, plus (3) all outstanding Letter of Credit Loans, plus (4) the aggregate undrawn face amount of all outstanding Letters of Credit.

                          (b)     Borrower agrees to pay to Agent at closing an
amendment fee in the amount of Forty Thousand Dollars ($40,000.00), which amendment fee shall be paid by Agent to the Banks in accordance with their respective Pro Rata Shares.

                          (c)     Borrower shall also pay to the Agent for its
own account a nonrefundable agent's fee and an arrangement fee in the amounts and at the times set forth in a letter agreement dated of even date herewith by and between Borrower and the Agent.

                 7.4      Early Payments.

                          (a)     Borrower may, upon notice to the Agent
specifying that it is paying its Revolving Credit Loans which are Base Rate Loans, pay without penalty or premium such Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating

$1,000,000.00, or any larger multiple of $100,000.00; provided, however, that in no event may Borrower make a partial payment of Base Rate Loans which results in the total outstanding Revolving Credit Loans which are Base Rate Loans being greater than zero but less than $1,000,000.00. Each such optional payment shall be applied to pay the Base Rate Loans of the several Banks in proportion to their respective Revolving Credit Commitments.

                          (b)     Borrower may, upon at least one (1)
Eurodollar Business Day's notice to the Agent specifying that it is paying its Revolving Credit Loans which are LIBOR Loans, pay without penalty or premium on the last day of any Interest Period its LIBOR Loans to which such Interest Period applies, in whole, or in part in amounts aggregating $1,000,000.00 or any larger multiple of $100,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that in no event may Borrower make a partial payment of LIBOR Loans which results in the total outstanding Revolving Credit Loans which are LIBOR Loans with respect to which a given Interest Period applies being greater than zero but less than $1,000,000.00. Each such optional payment shall, subject to Section 7.6, be applied to pay such LIBOR Loans of the several Banks in proportion to their respective Revolving Credit Commitments.

                          (c)     Borrower may, upon notice to the Agent
specifying that it is paying its Term Loans or its Purchase Money Loans which are Base Rate Loans, pay without penalty or premium such Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating $1,000,000.00 or any larger multiple of $100,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that in no event may Borrower make a partial payment of Base Rate Loans which results in the total outstanding Term Loans which are Base Rate Loans or the total outstanding Purchase Money Loans which are Base Rate Loans being greater than zero but less than $1,000,000.00. Each such optional payment shall be applied to pay the Base Rate Loans of the several Banks in proportion to their respective Term Loan Commitments or Purchase Money Reducing Revolving Credit Commitments, as the case may be.

                          (d)     Borrower may, upon at least one (1)
Eurodollar Business Day's notice to the Agent specifying that it is paying its Term Loans or its Purchase Money Loans which are LIBOR Loans, pay without penalty or premium on the last day of any Interest Period its LIBOR Loans to which such Interest Period applies, in whole, or in part in amounts aggregating $1,000,000.00 or any larger multiple of $100,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that in no event may Borrower make a partial payment of LIBOR Loans which results in the total outstanding Term Loans which are LIBOR Loans with respect to which a given Interest Period applies or the total outstanding Purchase Money Loans which are LIBOR Loans with respect to which a given Interest Period applies being greater than zero but less than $1,000,000.00. Each such optional payment shall, subject to
Section 7.6, be applied to pay such LIBOR Loans of the several Banks in proportion to their respective Term Loan

Commitments or their respective Purchase Money Reducing Revolving Credit Commitments, as the case may be.

                          (e)     Upon receipt of a notice of payment pursuant
to any of Sections 7.4(a) through (d) above, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such payment and such notice shall not thereafter be revocable by Borrower. Partial prepayments of Borrower's Term Loans or Purchase Money Loans pursuant to (c) and (d) above shall be applied ratably in accordance with each Bank's Pro Rata Share thereof ratably to the remaining installments of principal (including any balloon payment at maturity) due under the Term Notes or the Purchase Money Notes, as the case may be. Amounts prepaid on account of the Term Loan may not be reborrowed.

                          (f)     Borrower may, upon notice to the Agent
specifying that it is paying its Swing Loan, pay without penalty or premium such Swing Loan in whole at any time, or in part from time to time.

                 7.5 General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable hereunder, not later than 12:00 noon (St. Louis time) on the date when due (2:00 p.m. (St. Louis Time) in the case of payments on the Swing Loans), in Federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address referred to in Section 14.7. The Agent will promptly distribute to each Bank in immediately available funds its ratable share of each such payment received by the Agent for the account of the Banks, provided, however, that except as provided in Section 3.7 above, payments of principal, interest and fees with respect to the Swing Line Note and the Swing Line Commitment shall be retained by Mercantile for its own account. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day, except that in the case of LIBOR Loans such payment dates shall be subject to the definition of Interest Period. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

                 7.6 Funding Losses. Notwithstanding any provision contained herein to the contrary, if Borrower makes any payment of principal with respect to any LIBOR Loan (pursuant to Sections 3.1, 5.1, 7.4, 12 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if Borrower fails to borrow or pay any LIBOR Loan after notice has been given to the Agent in accordance with Section 3.3, 7.1 or 7.4(b) or (e), Borrower shall reimburse each Bank on demand for any resulting losses and expenses incurred by it, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, provided that such Bank shall have delivered to Borrower a certificate as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of manifest error.

                 7.7 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                          (a)     the Agent is advised by any Bank that
deposits in dollars (in the applicable amounts) are not being offered to such Bank in the relevant market for such Interest Period, or

                          (b)     any Bank advises the Agent that the LIBOR
Rate as determined by the Agent will not adequately and fairly reflect the cost to such Bank of maintaining or funding its LIBOR Loans for such Interest Period,

the Agent shall forthwith give notice thereof to Borrower and the Banks, whereupon until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligations of the Banks to make LIBOR Loans shall be suspended, and (b) Borrower shall repay in full the then outstanding principal amount of each of its LIBOR Loans together with all accrued and unpaid interest thereon, on the last day of the then current Interest Period applicable to such Loan, or convert the then outstanding principal amount of each of its LIBOR Loans to a Base Rate Loan on the last day of the then current Interest Period applicable to each such LIBOR Loan.

                 7.8 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its LIBOR Loans to Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and Borrower. Upon receipt of such notice, Borrower shall repay in full the then outstanding principal amount of each of its LIBOR Loans from such Bank, together with all accrued and unpaid interest thereon, on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if such Bank may lawfully continue to maintain and fund such LIBOR Loan to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such LIBOR Loan to such day. Concurrently with repaying each LIBOR Loan of such Bank, Borrower may borrow a Base Rate Loan in an equal principal amount from such Bank, and, if Borrower so elects, such Bank shall make such a Base Rate Loan to Borrower.

                 7.9      Increased Cost.

                          (a)     If after the date hereof, the adoption of any
applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive

(whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

                          (A) shall subject any Bank to any tax, duty or other charge with respect to its LIBOR Loans, its Notes or its obligation to make LIBOR Loans hereunder, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of such Bank); or

                          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any Bank or shall, with respect to any Bank or the Interbank Eurodollar market, impose, modify or deem applicable any other condition affecting its LIBOR Loans, its Notes or its obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank, in its good faith judgment, to be material, and if such Bank is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the interest rate applicable to LIBOR Loans, then, within fifteen (15) days after notice by such Bank to Borrower together with a copy of the official notice of the applicable change in law (if applicable) and a work sheet showing how the change in cost or reduction or increase in amount received or receivable was calculated (with a copy to the Agent and all of the other Banks), Borrower shall pay for the account of such Bank as additional interest, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrower, the Agent and all of the other Banks of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. The determination by any Bank under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

                          (b)     If any Bank demands compensation under this
Section, Borrower may at any time, upon at least two (2) Domestic Business Days' prior notice to such Bank and the Agent, repay in full its then outstanding LIBOR Loans, as the case may be, of such Bank, together with all accrued and unpaid interest thereon to the date of prepayment and any funding losses and other amounts due under Section 7.6. Concurrently with repaying such LIBOR Loans of such Bank, Borrower may borrow from such Bank a Base Rate Loan in an amount equal to the aggregate principal amount of such LIBOR Loans, and, if Borrower so elects, such Bank shall make such a Base Rate Loan to Borrower.

                 7.10 Base Rate Loans Substituted for Affected LIBOR Loans. If notice has been given by a Bank pursuant to Section 7.7 or 7.8 or by Borrower pursuant to Section 7.9(b) requiring LIBOR Loans of any Bank to be repaid, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Bank to Borrower as LIBOR Loans shall be made instead as Base Rate Loans. Such Bank shall notify Borrower if and when the circumstances giving rise to such repayment no longer apply.

                 7.11 Capital Adequacy. If, after the date of this Agreement, any Bank shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Bank's capital in respect of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such reduction. All determinations made by such Bank of the additional amount or amounts required to compensate such Bank in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

                 7.12 Survival of Indemnities. All indemnities and all provisions relating to reimbursement to any Bank of amounts sufficient to protect the yield to such Bank with respect to the Loans, including, without limitation, Sections 7.7, 7.8 and 7.9 hereof, shall survive the payment of the Notes and the termination of this Agreement.

                 7.13 Discretion of Bank as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, each of the Banks shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Bank's funding losses and expenses under Section 7.6) shall be made as if such Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Rate. Each Bank may, at its option, elect to make, fund or maintain its Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 14.15 hereof or at such other of its branches or offices as such Bank may from time to time elect, provided that the Borrower shall not be required to reimburse any Bank under any of the provisions of Section 7.6 for any cost which such Bank would not have incurred but for changing its lending or funding branch unless Borrower consents to such change.

                 7.14 Late Payment Fees. If Borrower fails to make any scheduled payment of any principal of or interest on any Loan (but not including any payment due upon acceleration of such Loans pursuant to Section 12 of this Agreement) within ten (10) days after the date the same shall become due and payable, in addition to all of the other rights and remedies of the Agent and the Banks under this Agreement and at law or in equity, Borrower shall pay the Agent for the ratable benefit of the Banks on demand with respect to each such late payment a late fee in an amount equal to the greater of $100.00 or five percent (5%) of the amount of each such late payment.

                 7.15 Fixed Rate Option. In the event Borrower desires to fix the interest rate at a rate other than the LIBOR Rate or for a period other than those periods permitted under the definition of Interest Period, Borrower may upon three (3) Domestic Business Days notice to the Agent request Agent to poll the Banks as to the rate they will quote as a fixed rate for a portion of the Term Loan or Revolving Credit Loans and for a period to be specified by Borrower in such notice to Agent. Thereafter, Agent shall notify the Banks of Borrower's request for a fixed rate quote, the amount of the Term Loan or Revolving Credit Loans for which the rate is to be fixed, and the period for which such interest rate is to be fixed. The Banks must unanimously agree to the rate to be quoted as a fixed rate for such requested period and such specified loan amount, and will communicate such rate to Agent no later than two (2) Domestic Business Days prior to the proposed effective date of such requested fixed rate loan conversion, which rate Agent shall thereafter promptly quote to Borrower. Borrower must notify Agent by 11:00 a.m. (St. Louis time) on the Domestic Business Day prior to the requested effective date of such fixed rate loan as to whether Borrower shall accept or reject the fixed rate quoted by Banks for the period and the loan amount requested in its original notice to the Agent, and if accepted, Agent shall promptly so notify the Banks, in which case on the following Domestic Business Day the portion of the Term Loan or Revolving Credit Loan to be converted shall automatically be converted to a Loan at the quoted fixed rate for the period requested by Borrower. Any Loan for which the interest rate is fixed under this Section
7.15 shall be subject to such prepayment premiums and other terms as Banks and/or Agent shall specify to Borrower in their rate quote prior to Borrower's acceptance of any such fixed rate. In the event Banks cannot unanimously agree as to the fixed rate to be quoted to Borrower, then the Agent shall so notify the Borrower and no fixed rate option will be available hereunder at that time.

                 7.16 Computation of Interest. Interest on Base Rate Loans hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

SECTION 8.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.

                 8.1 Term Loan, Purchase Money Loan, Initial Revolving Credit Loan, Initial Swing Loan or Letter of Credit. Notwithstanding any provision contained herein to the contrary, none of the Banks shall have any obligation to make the Term Loan, the Purchase Money Loan, the initial Revolving Credit Loan hereunder and Mercantile shall have no obligation to make the initial Swing Loan hereunder or to issue the initial Letter of Credit hereunder unless the Agent shall have received on the date hereof:

                          (a)     This Agreement and the Notes, each executed by
a duly authorized officer of Borrower;

                          (b)     The Amendment to Security Agreement, executed
by a duly authorized officer of Borrower, together with such UCC-3 amendments and other documents as may be reasonably required by Agent and Banks in order to maintain perfection of the security interest of Agent for the benefit of Banks in all of the personal property assets of Borrower;

                          (c)     The Amendment to Pledge Agreement, executed
by a duly authorized officer of DPC Acquisition Corp., together with the original stock certificate(s) evidencing all of the issued and outstanding shares of common stock in Borrower and such collateral schedules, stock powers executed in blank, and other documents or agreements as Agent and Banks may reasonably require in order to maintain perfection of Agent's first priority security interest in all of the issued and outstanding shares of common stock of Borrower for the benefit of each of the Banks;

                          (d)     A copy of resolutions of the Board of
Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents delivered at or prior to the closing, certified by the Chief Executive Officer and the Secretary of Borrower;

                          (e)     An incumbency certificate, executed by the
Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents delivered at or prior to the closing, and shall attest that, except as attached to said certificate, no amendments have been made to the Certificate of Incorporation or Bylaws of the Borrower since the date of the Prior Agreement;

                          (f)     A certificate of corporate good standing of
Borrower issued by the Secretary of State of Delaware;

                          (g)     An opinion of counsel of Vinson & Elkins,
L.L.P, and an opinion of counsel of Dillow, Spears & Eighmy, L.L.C., independent counsel for Borrower, in the form of Exhibit H attached hereto and incorporated herein by reference;

                          (h)     Such evidence as Banks shall require prior to
funding that the transaction does not violate any law, rule or regulation or otherwise result in Banks' failing to receive any of the benefits contemplated under this Agreement or any of the other Transaction Documents;

                          (i)     A Letter Agreement between DPC Acquisition
Corp. and the Agent pursuant to which DPC Acquisition Corp. shall agree that the net proceeds of any public equity offering by DPC Acquisition Corp. of the nature referred to in Section 5.3 shall be contributed to Borrower and applied pursuant to Section 5.3;

                          (j)     The Agent's fee letter required by Section
7.3(c) herein;

                          (k)     Payment of Agent's costs and expenses as
provided for in Section 14.3 and payment to Agent of the fees required under Sections 7.3(b), (c) and (d) herein; and

                          (l)     Such other agreements, documents, instruments
and certificates as Agent or any of the Banks may reasonably request.

                 Any one or more of the conditions set forth above which have not been satisfied by Borrower on or prior to the date hereof shall not be deemed permanently waived unless Agent and the Banks shall waive the same in a writing which expressly states that the waiver is permanent, and, in all cases in which the waiver is not stated to be permanent, Agent and the Banks may at any time subsequent thereto insist upon compliance and satisfaction of any such condition as a condition to any new Revolving Credit Loan advance and/or to the requested conversion of any interest rate on any outstanding Loan hereunder, and Banks shall have no obligation to make any such advance or to convert any such interest rate until all such conditions have been satisfied.

                 8.2 All Loans. Notwithstanding any provision contained herein to the contrary, none of the Banks shall have any obligation to make any further Revolving Credit Loan hereunder, to advance any further amount under the Term Loan, to advance any further amount under the Purchase Money Loan or to convert any Loan to a LIBOR Loan or to extend any LIBOR Loan for a new Interest Period, and Mercantile shall have no obligation to make any further Swing Loan hereunder, unless:

                          (a)     With respect to any new Revolving Credit Loan
advance, the Agent shall have received a Borrowing Notice for such Revolving Credit Loan as required by Section 3.3;

                          (b)     With respect to any conversion of a Loan to
or continuation of any Loan as a LIBOR Loan, the Agent shall have received the notice for such conversion or continuation as required by Section 7.1;

                          (c)     On the date of and immediately after giving
effect to such Revolving Credit Loan, such Swing Loan, such Term Loan advance, such Purchase Money Loan advance or such interest rate conversion or extension, no Default or Event of Default under this Agreement shall have occurred and be continuing;

                          (d)     No change in the Properties, assets,
liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole and having a Material Adverse Effect shall have occurred since the date of this Agreement and be continuing; and

                          (e)     Except for subsequent changes consented to by
the Required Banks after the date hereof, and except for inaccuracies that are not reasonably likely to result in a Material Adverse Effect, all of the representations and warranties of Borrower contained in this Agreement shall be true and correct on and as of the date of such Revolving Credit Loan, such Swing Loan, such Term Loan advance, such Purchase Money Loan advance or such interest rate conversion or continuation as if made on and as of the date of such Revolving Credit Loan, such Swing Loan, such Term Loan advance, such Purchase Money Loan advance or such interest rate conversion or continuation.

                 Each request for a Revolving Credit Loan by Borrower hereunder, each request for a Swing Loan by Borrower hereunder (including automatic requests for Swing Loans pursuant to Section 3.3(d)), each request for a further advance under the Term Loan or the Purchase Money Loan by Borrower, and each request by Borrower to convert any Loan to or continue any Loan as a LIBOR Loan shall be deemed to be a representation and warranty by Borrower on the date of such Revolving Credit Loan, such Term Loan advance, such Purchase Money Loan advance or such conversion or continuation, as the case may be, as to the facts specified in clauses (c), (d) and (e) of this
Section 8.2.

                 8.3 All Letters of Credit. Notwithstanding any provision contained herein to the contrary, Mercantile shall have no obligation to issue any Letter of Credit hereunder unless:

                          (a)     Mercantile shall have received a Letter of
Credit Request for such Letter of Credit as required by Section 4.1(a);

                          (b)     Mercantile shall have received a Letter of
Credit Application for such Letter of Credit as required by Section 4.1(a), duly executed by an authorized officer of Borrower as account party;

                          (c)     Borrower shall have complied with all of the
procedures and requirements set forth in Section 4.1;

                          (d)     On the date of and immediately after the
issuance of such Letter of Credit, no Default or Event of Default under this Agreement shall have occurred and be continuing;

                          (e)     No change in the Properties, assets,
liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole and having a Material Adverse Effect shall have occurred since the date of this Agreement and be continuing;

                          (f)     All of the representations and warranties of
Borrower contained in this Agreement shall be true and correct on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit except for such inaccuracies that are not reasonably likely to result in a Material Adverse Effect; and

                          (g)     Bank shall have received such other
documents, certificates and agreements as it may reasonably request.

Each request for the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of the issuance of such Letter of Credit as to the facts specified in clauses (d), (e) and (f) of this Section 8.3.

                 8.4 Initial Purchase Money Loan. Notwithstanding any provision contained herein to the contrary, the Banks shall have no obligation to make any Purchase Money Loan hereunder unless Agent and Banks shall have first received:

                          (a)     The Purchase Money Notes, each executed by a
duly authorized officer of Borrower;

                          (b)     An unlimited continuing guaranty of all of
Borrower's Obligations in form and substance satisfactory to Agent and each of the Banks executed by a duly authorized officer of the Subsidiary of Borrower created to acquire Pet Life;

                          (c)     A Security Agreement, financing statements
and such other documents in form and substance satisfactory to Agent as Agent may reasonably require to grant to Agent a purchase money security interest on behalf of each of the Banks in all accounts, inventory, equipment and general intangibles acquired from Pet Life and to perfect such purchase money security interest, which documents shall have been executed by a duly authorized officer of the Subsidiary of Borrower created to acquire Pet Life;

                          (d)     A Deed of Trust, financing statements and
such other documents in
form and substance satisfactory to Agent as Agent may reasonably require to grant to Agent a purchase money Lien on behalf of each of the Banks in certain real property (excluding the warehouse property located at A5491 144th Avenue, Holland, Michigan 49423) acquired as part of the Acquisition of Pet Life to be made by Borrower, which Deed of Trust shall have been executed by a duly authorized officer of the Subsidiary of Borrower created to acquire Pet Life;

                          (e)     A Collateral Assignment, financing statements
and such other documents in form and substance satisfactory to Agent as Agent may reasonably require to grant to Agent a purchase money security interest on behalf of each of the Banks and to perfect such purchase money security interest in all U. S. Registered patents and trademarks to be acquired from Pet Life, each executed by a duly authorized officer of the Subsidiary of Borrower created to acquire Pet Life;

                          (f)     A new collateral schedule to the Pledge
Agreement executed by Borrower together with the original stock certificate(s) evidencing all of the issued and outstanding shares of capital stock in the Subsidiary of Borrower created to acquire Pet Life and such stock powers executed in blank, and other documents or agreements as Agent may reasonably require in order to perfect a first priority security interest in all of the issued and outstanding shares of stock of such Subsidiary of Borrower for the benefit of each of the Banks;

                          (g)     certificate evidencing that Borrower has in
place insurance for the Pet Life assets, in amounts reasonably satisfactory to Agent and the Banks;

                          (h)     A copy of resolutions of the Board of
Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of the Purchase Money Note and its pledge of the Subsidiary stock, certified by the President and Secretary of Borrower;

                          (i)     A copy of resolutions of the Board of
Directors of the Subsidiary of Borrower created to acquire Pet Life, duly adopted, which authorize the execution, delivery and performance of the guaranty of all of Borrower's Obligations, the Security Agreement, the Deed of Trust, the Collateral Assignment of patents and trademarks and the other Transaction Documents, each certified by the President and Secretary of such Subsidiary;

                          (j)     A copy of the Certificate of Incorporation of
Pet Life and of the Subsidiary of Borrower created to acquired Pet Life, if any, including any amendments thereto, certified by the Secretary of State of their respective states of incorporation;

                          (k)     A copy of the Bylaws of Pet Life and of the
Subsidiary of Borrower created to acquired Pet Life, if any, including amendments thereto, certified, respectively, by the Secretary of Pet Life and of any such Subsidiary;

                          (l)     An incumbency certificate, executed by the
Secretary of Pet Life or by the Secretary of the Subsidiary of Borrower created to acquire Pet Life, which shall identify by name and title and bear the signatures of all of the officers of Pet Life or such Subsidiary executing any of the Transaction Documents;

                          (m)     Certificates of corporate good standing of
Pet Life or of the Subsidiary of Borrower created to acquire Pet Life, if any, issued by the Secretary of State of the state of incorporation of Pet Life or of any such Subsidiary and by the Secretary of State of the state or states in which the assets of Pet Life are located;

                          (n)     An opinion of counsel of Vinson & Elkins,
independent counsel to Borrower, in the form of Exhibit L attached hereto and incorporated herein by reference;

                          (o)     Such UCC search results and other lien search
results as Agent and the Banks may require in order to determine to its satisfaction that when perfected, its liens and security interests in the Pet Life Property shall be first and prior purchase money liens in all such Property;

                          (p)     A copy of resolutions of the Board of
Directors of Borrower duly adopted, authorizing the execution, delivery and performance by Borrower of that certain Stock Purchase Agreement to be executed by and among Rosemary W. Donahue and Pet Life Foods, Inc. Employee Stock Ownership Plan and/or any other owner of the capital stock of Pet Life at the time such agreement is executed (collectively, the "Selling Shareholders") and Borrower (the "Stock Purchase Agreement"), which resolutions shall be certified to Agent and the Banks by the President and Secretary of Borrower;

                          (q)     Evidence satisfactory to Agent and the Banks
that on the date of any advance of the Purchase Money Loan hereunder, Borrower's Subsidiary shall purchase all of the issued and outstanding capital stock of Pet Life pursuant to the terms of the Stock Purchase Agreement, which evidence shall include a certificate of the Borrower and the Selling Shareholders that all of the conditions to such parties' obligations under the Stock Purchase Agreement which are required to be satisfied as of or prior to closing have been satisfied or effectively waived (other than: (A) with respect to the obligations of the Selling Shareholders, the transfer of all of the capital stock of Pet Life owned by the Selling Shareholders to Borrower, and (B) with respect to the obligations of Borrower, the payment of the "PURCHASE PRICE" (as defined in the Stock Purchase Agreement);

                          (r)     A payoff letter and such UCC termination
statements and other lien releases as Bank may require from all prior secured lenders of Pet Life;

                          (s)     A copy of the Phase I Environmental Audit
being performed on the real property described in the Deed of Trust to be granted under this Section 8.4, received in form and substance reasonably satisfactory to each of the Banks;

                          (t)     A flood letter or other flood plain
certification satisfactory to Agent
evidencing that the premises described in the Deed of Trust to be executed by the Subsidiary are not located in a 100- year flood plain, or if any such premises are located in a flood plain, evidence that Borrower or such Subsidiary has obtained adequate flood insurance for such premises;

                          (u)     Receipt by Agent of an appraisal commissioned
by Agent on the real property described in the Deed of Trust to be granted under this Section 8.4;

                          (v)     A commitment for title insurance on the real
property described in the Deed of Trust to be granted under this Section 8.4, in form and substance acceptable to Agent and the Banks with all standard exceptions removed and containing only such other exceptions and encumbrances as are reasonably acceptable to Agent and the Banks;

                          (w)     A recent survey of the real property
described in the Deed of Trust to be granted under this Section 8.4 acceptable to the title insurance company for purposes of removing the survey exception from the title insurance commitment referenced in Paragraph 8.4(v) above;

                          (x)     Payment of all of Agent's and the Bank's
costs and expenses incurred herewith as required under Section 14.3 herein;

                          (y)     The Borrowing Notice required by Section 6.2;
and

                          (z)     Such other agreements, documents, instruments
and certificates as Agent may reasonably request.

SECTION 9.  COLLATERAL.

                 9.1 Deeds of Trust. In order to secure the payment when due of Borrower's Obligations (other than Borrower's Obligations with respect to the Purchase Money Notes), Borrower has granted Agent for the benefit of each of the Banks a first priority deed of trust or mortgage (subject to Permitted Liens) on all of Borrower's owned real property described in those certain Deeds of Trust and Security Agreements or Mortgage and Security Agreements dated as of October 5, 1995 and executed by Borrower in favor of Agent for the benefit of each of the Banks and all improvements now or hereafter located thereon, as amended (as so amended and as the same may from time to time be further amended, modified, extended or renewed, the "Deeds of Trust"). Each of said Deeds of Trust further grants a security interest covering all personal property relating to said real property and improvements. Borrower covenants and agrees that it will execute any and all additional documentation as may from time to time be requested by Agent or the Banks in order to record, maintain and continue the first priority of the Deeds of Trust and any and all financing statements, continuation statements and such other documents as may from time to time be requested by Agent or the Banks in order to create, perfect and maintain the security interest created by the Deeds of Trust. Upon demand, Borrower shall pay to Agent or to any other party designated by Agent the fees for recording the Deeds of Trust and the cost of the mortgagee's title insurance policies on the real property and improvements covered thereby, and all filing fees incurred by Agent in the perfection of the mortgage liens and security interests contemplated hereby. Banks shall have no obligation to make any Loan hereunder unless and until Borrower has fully satisfied these requirements.

                 9.2 Security Agreement. In order to further secure the payment when due of Borrower's Obligations (other than Borrower's Obligations with respect to the Purchase Money Notes), Borrower has granted to Agent for the benefit of each of the Banks a first priority security interest in, among other things, all of the accounts receivable, inventory, equipment, general intangibles and other personal property of Borrower. Said security interest is more fully described in and evidenced by that certain Security Agreement dated as of October 5, 1995 and executed by Borrower in favor of Agent for the benefit of each of the Banks as amended by an Amendment to Security Agreement executed by and between Borrower and Agent (as so amended and as the same may from time to time be further amended, modified, extended or renewed, the "Security Agreement"). Borrower covenants and agrees that it will execute any and all financing statements, continuation statements and such other documents as may from time to time be requested by Agent or the Banks in order to create, perfect and maintain the security interest created by the Security Agreement. Upon demand, Borrower shall pay to Agent or to any other party designated by Agent all filing fees incurred by Agent in the perfection of the security interest contemplated hereby. Banks shall have no obligation to make any Loan hereunder unless and until Borrower has fully satisfied these requirements.

                 9.3 Pledge Agreement. In order to further secure the payment when due of Borrower's Obligations (other than Borrower's Obligations with respect to the Purchase Money Notes), Borrower has caused DPC Acquisition Corp. to pledge to Agent for the benefit of each of the Banks all of the issued and outstanding common stock of Borrower. Said pledge is more fully described in and evidenced by that certain General Pledge and Security Agreement dated as of October 5, 1995 and executed by DPC Acquisition Corp. in favor of Agent for the benefit of each of the Banks as amended by an Amendment to Pledge Agreement executed by and between DPC Acquisition Corp. and Agent (as so amended and as the same may from time to time be further amended, modified, extended or renewed, the "Pledge Agreement"). Borrower covenants and agrees that it will cause DPC Acquisition Corp. to execute any and all collateral schedules, stock powers, Reg. U-1 affidavits and such other documents as may from time to time be requested by Agent or the Banks in order to create, perfect and maintain the pledge created by the Pledge Agreement. Upon demand, Borrower shall pay to Agent or to any other party designated by Agent all filing fees or transfer fees incurred by Agent in the perfection and administration of the pledge contemplated hereby. Banks shall have no obligation to make any Loan hereunder unless and until Borrower and DPC Acquisition Corp. have fully satisfied these requirements.

                 9.4 Collateral Assignment. In order to further secure the payment when due of Borrower's Obligations (other than Borrower's Obligations with respect to the Purchase

Money Notes), Borrower has granted to Agent for the benefit of each of the Banks a first priority Collateral Assignment in, among other things, all of the registered U. S. patents and trademarks of Borrower, including, but not limited to, those listed on Schedule 10.16 attached hereto. Said Collateral Assignment is more fully described in and evidenced by that certain Patent and Trademark Collateral Assignment and Security Agreement dated as of October 5, 1995 and executed by Borrower in favor of Agent for the benefit of each of the Banks as amended (as so amended and as the same may from time to time be further amended, modified, extended or renewed, the "Collateral Assignment"). Borrower covenants and agrees that it will execute any and all other documents as may from time to time be requested by Agent or the Banks in order to create, perfect and maintain the Collateral Assignment of all patents and trademarks created by the Collateral Assignment. Upon demand, Borrower shall pay to Agent or to any other party designated by Agent all filing fees incurred by Agent in the perfection of the Collateral Assignment contemplated hereby. Bank shall have no obligation to make any Loan hereunder unless and until Borrower has fully satisfied these requirements.

SECTION 10.  REPRESENTATIONS AND WARRANTIES.

                 Borrower hereby represents and warrants to each of the Banks that:

                 10.1 Corporate Existence and Power. Borrower and each Subsidiary and Unrestricted Subsidiary: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is qualified to transact business as a foreign entity in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

                 10.2 Corporate Authorization. The execution, delivery and performance by Borrower of this Agreement, the Revolving Credit Notes, the Term Notes, the Purchase Money Notes, the Letter of Credit Application(s), the Deeds of Trust, the Security Agreement, the Collateral Assignment and the other Transaction Documents are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action.

                 10.3 Binding Effect. This Agreement, the Revolving Credit Notes, the Term Notes, the Purchase Money Notes, the Letter of Credit Application(s), the Deeds of Trust, the Security Agreement, the Collateral Assignment and the other Transaction Documents executed contemporaneously with the execution of this Agreement have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the Letter of Credit Application(s) and any future Transaction Documents not executed contemporaneously with the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 10.4 Financial Statements. Borrower has furnished each of the Banks with the following financial statements, identified by the chief
financial officer of Borrower:   the balance sheets and statements of income,
retained earnings and cash flows of the Borrower and its Subsidiaries as of December 31, 1997, all certified by the Borrower's independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied. Borrower further represents and warrants to each of the Banks that: (1) said balance sheets and their accompanying notes fairly present the condition, respectively, of the Borrower and its Subsidiaries as of the date thereof; (2) there has been no material adverse change in the condition or operation, financial or otherwise, of the Borrower or any of its Subsidiaries since December 31, 1997; and (3) neither the Borrower nor any Subsidiaries had, as of the respective dates of such financial statements, any direct or contingent liabilities which are not disclosed on said financial statements or the notes thereto (to the extent such disclosure is required by GAAP).

                 10.5 Litigation. Except as disclosed on Schedule 10.5 attached hereto, there is no action or proceeding pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary before any court, arbitrator or any governmental, regulatory or administrative body, agency or official which, if adversely determined against Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect, and neither Borrower nor any Subsidiary is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no outstanding judgments against Borrower or any Subsidiary.

                 10.6 Pension and Welfare Plans. Each Pension Plan and Welfare Plan complies in all material respects with ERISA and all other applicable statutes and governmental and regulatory rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any Subsidiary or ERISA Affiliate has withdrawn from any Multi-Employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; neither Borrower nor any Subsidiary or ERISA Affiliate has entered into an agreement pursuant to
Section 4204 of ERISA; except as disclosed on Schedule 10.6 attached hereto, neither Borrower nor any Subsidiary or ERISA Affiliate has in the past contributed to or currently contributes to a Multi-Employer Plan; neither Borrower nor any Subsidiary or ERISA Affiliate has any current withdrawal liability with respect to a Multi-Employer Plan; no steps have been instituted by Borrower or any Subsidiary or ERISA Affiliate to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan, Multi-Employer Plan or Welfare Plan which could result in the incurrence by Borrower or any Subsidiary or ERISA Affiliate of any material liability, fine or penalty; and neither Borrower nor any Subsidiary or ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on Schedule 10.6 attached hereto, neither Borrower nor any Subsidiary or ERISA Affiliate has any liability with respect to any Welfare Plan that is reasonably likely to result in a Material Adverse Effect.

                 10.7 Tax Returns and Payment. Borrower and its Subsidiaries and Unrestricted Subsidiaries have filed all Federal, state, local and other tax returns which are required to be filed and have paid all taxes which have become due pursuant to such returns and all other taxes and similar assessments, fees and other governmental charges upon Borrower and its Subsidiaries and Unrestricted Subsidiaries and upon their respective Properties, income and franchises which have become due and payable by Borrower or any of its Subsidiaries or Unrestricted Subsidiaries, except those (i) wherein the amount, applicability or validity are being contested by Borrower or any such Subsidiary or Unrestricted Subsidiary by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established or (ii) the nonpayment of which (a) by the Borrower or any Subsidiary or Unrestricted Subsidiary was not willful and (b) could not reasonably be expected to have a Material Adverse Effect. All material tax liabilities of Borrower and its Subsidiaries and Unrestricted Subsidiaries were adequately provided for as of the date of this Agreement, and are now so provided for on the books of Borrower and its Subsidiaries and Unrestricted Subsidiaries. There is no proposed, asserted or assessed tax deficiency against Borrower or any of its Subsidiaries and Unrestricted Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                 10.8 Subsidiaries. Borrower has no Subsidiaries other than as identified on Schedule 10.8 attached hereto, as the same may from time to time be amended, modified or supplemented as provided herein. Schedule 10.8 attached hereto correctly sets forth, for each Subsidiary, the number of shares of each class of common and preferred stock authorized for such Subsidiary, the number of outstanding and the percentage of the outstanding shares of each such class owned, directly or indirectly, by Borrower or one or more of its Subsidiaries. The capital stock of each Subsidiary is duly authorized, validly issued and fully paid and nonassessable. Except for Investments that are not Restricted Investments, neither Borrower nor any of its Subsidiaries, individually or collectively, owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any corporation or business other than Borrower's Subsidiaries. Borrower may at any time amend, modify or supplement Schedule 10.8 by notifying the Agent in writing of any changes thereto, including any formation, acquisition, merger or liquidation of Subsidiaries or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement and provided that any such new Subsidiary shall execute and deliver to Agent for the benefit of all the Banks a Guaranty in form and substance acceptable to Agent and the Banks pursuant to which such

Subsidiary shall Guarantee all of Borrower's Obligations, and upon such notice to Agent of any such revision to Schedule 10.8, the representations and warranties contained in this Section 10.8 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

                 10.9 Compliance With Other Instruments; None Burdensome. Neither Borrower nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate or other restriction which could have a Material Adverse Effect and which is not disclosed on Borrower's financial statements heretofore submitted to the Banks; none of the execution and delivery by Borrower of the Transaction Documents, the consummation of the transactions therein contemplated, or of any agreements pertaining to DPC Acquisition Corp.'s and the Borrower's acquisition and cancellation of all of the issued and outstanding capital stock of the Selling Shareholders in the Acquired Company and DPC Acquisition Corp.'s merger of the Acquired Company into Borrower or the compliance with the provisions thereof, has violated or will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, or any of the provisions of Borrower's Certificate of Incorporation or Bylaws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of the Agent and/or the Banks pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents that has not already been obtained.

                 10.10    Other Debt, Guarantees and Capitalized Leases.
Except as disclosed on Schedule 10.10 attached hereto as of the date of this Agreement, and except for Debt, Guarantees and Capitalized Leases incurred or made after the date of the Prior Agreement as permitted under Section 10.2(a) therein, and except as permitted under Section 11.2(a) and the other provisions of this Agreement, neither Borrower nor any Subsidiary of Borrower is a borrower, guarantor or obligor with respect to, or a lessee under, any Debt, Guarantees or any Capitalized Leases.

                 10.11    Labor Matters.   Neither Borrower nor any Subsidiary
or Unrestricted Subsidiary is a party to any labor dispute which could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts relating to any labor contract to which Borrower or any Subsidiary or Unrestricted Subsidiary is subject. Hours worked and payments made to the employees of Borrower and its Subsidiaries and Unrestricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from Borrower or any Subsidiary or Unrestricted Subsidiary, or for which any claim may be made against any of them, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on their respective books except for any of the foregoing that is not reasonably likely to have a Material Adverse Effect.

                 10.12 Title to Property. Borrower and each Subsidiary is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower or such Subsidiary to conduct its business, free and clear of all Liens other than the Permitted Liens. Borrower and its Subsidiaries enjoy peaceful and undisturbed possession in all material respects under all leases under which they are operating as lessees.

                 10.13 Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended. If requested by any of the Banks, Borrower shall furnish to the Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

                 10.14 Multi-Employer Pension Plan Amendments Act of 1980. Borrower and each Subsidiary and Unrestricted Subsidiary is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and has no current withdrawal liability pursuant to MEPPAA.

                 10.15 Investment Company Act of 1940; Public Utility Holding Company Act of 1935. Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                 10.16 Patents, Licenses, Trademarks, Etc. Except as disclosed on Schedule 10.16 attached hereto, neither Borrower nor any Subsidiary has any patents, trademarks, trademark rights or copyrights which are material to the business of Borrower or any Subsidiary. Borrower and each Subsidiary possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business without conflict with any patent, license, trademark, trade name or copyright of any other Person.

                 10.17 Environmental and Safety and Health Matters. Except as disclosed on Schedule 10.17 attached hereto: (i) the operations of Borrower and each Subsidiary and

Unrestricted Subsidiary comply with (A) all applicable Environmental Laws and
(B) all applicable Occupational Safety and Health Laws; (ii) none of the operations of Borrower or any Subsidiary or Unrestricted Subsidiary are subject to any Environmental Claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) to the best of Borrower's knowledge, none of the operations of Borrower or any Subsidiary or Unrestricted Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary or Unrestricted Subsidiary; (iv) neither Borrower nor any Subsidiary or Unrestricted Subsidiary has filed any notice under any Environmental Law or Occupational Safety and Health Law reporting (A) any past or present spillage, disposal or Release into the environment of, or treatment, storage or disposal of, any Hazardous Substance or any other hazardous, toxic or dangerous waste, substance or constituent or other substance which could reasonably be expected to have a Material Adverse Effect, or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary or Unrestricted Subsidiary which could reasonably be expected to have a Material Adverse Effect; and (v) neither Borrower nor any Subsidiary or Unrestricted Subsidiary has any liability in connection with (A) any spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Substances or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary or Unrestricted Subsidiary except, in the case of (A) and (B) preceding, liability that is not reasonably expected to have a Material Adverse Effect.

                 10.18 Investments. Except as disclosed on Schedule 10.18 attached hereto or as permitted under Section 11.2 with the prior written consent of the Required Banks, neither Borrower nor any Subsidiary has any Restricted Investments.

                 10.19 No Default. No Default or Event of Default under this Agreement has occurred and is continuing. There is no existing default or event of default under or with respect to any indenture, contract, agreement, lease or other instrument to which Borrower or any Subsidiary is a party or by which Borrower, any Subsidiary or any Property of Borrower or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary of Borrower has and is in full compliance with and in good standing with respect to all governmental permits, licenses, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its Properties as now owned or leased by it and none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as Borrower or such Subsidiary, as the case may be. Neither Borrower nor any Subsidiary of Borrower is in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

                 10.20 Employment and Other Agreements. Except for the employment agreements and the other agreements described in Schedule 10.20 attached hereto, true, complete and accurate copies of which have been delivered to each of the Banks, there are no (a) employment agreements covering the management of Borrower or any Subsidiary, (b) collective bargaining agreements or other labor agreements covering any employees of Borrower or any Subsidiary or (c) written agreements for managerial, consulting or similar services to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound.

                 10.21 Government Contracts. Neither Borrower nor any Subsidiary is a party to or bound by any supply agreements with the Federal government or any state or local government or any agency thereof, the termination or cancellation of which could reasonably be expected to have a Material Adverse Effect.

                 10.22 Purchase and Other Commitments and Outstanding Bids. No material purchase of Borrower or any Subsidiary is in excess of the normal, ordinary and usual requirements of its business, or was made at any price in excess of the then current market price as of the date when such purchase or commitment to purchase was made, or contains terms and conditions more onerous that those usual and customary in the applicable industry. There is no outstanding bid, sales proposal, contract or unfilled order of Borrower or any Subsidiary which (a) (i) will, or could if accepted, require Borrower or any Subsidiary to supply goods or services at a cost to Borrower or any Subsidiary in excess of the revenues to be received therefor or (ii) quotes prices which do not include a markup over reasonably estimated costs consistent with past markups on similar business based on market conditions current at that time, and (b) would have a Material Adverse Effect.

                 10.23 Disclosure. Neither this Agreement nor any of the Exhibits or Schedules hereto nor any certificate or other data furnished to the Agent or any of the Banks in writing by or on behalf of Borrower either in connection with the transactions contemplated by this Agreement or in connection with DPC Acquisition Corp.'s and Borrower's acquisition and cancellation of all of the outstanding capital stock of the Selling Shareholders in the Acquired Company, contains any untrue or incorrect statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of Borrower, there is no fact peculiar to Borrower or any of its Subsidiaries which presently has a Material Adverse Effect or in the future (so far as Borrower can now reasonably foresee) could have a Material Adverse Effect, which has not heretofore been disclosed in writing by Borrower to the Agent.

SECTION 11.  COVENANTS.

                 11.1 Affirmative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Banks has any obligation to make any Loan hereunder or Mercantile has any obligation to issue any Letter of Credit hereunder, (ii) any Letter of Credit remains outstanding or (iii) any of Borrower's Obligations (excluding any continuing indemnity obligations beyond the Term of this Agreement or any earlier termination hereof) remain unpaid:

                          (a)     Information.  Borrower will deliver to each
of the Banks:

                          (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower and its Subsidiaries and Unrestricted Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders equity and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with GAAP consistently applied and reported on by and accompanied by the unqualified opinion of independent certified public accountants of nationally recognized standing selected by Borrower and reasonably acceptable to the Required Banks together with (1) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (2) the computations of such accountants evidencing Borrower's compliance with the financial covenants contained in Sections 11.1(m)(i) through (iv) and 11.2(j) of this Agreement as calculated on a consolidated basis for Borrower and its Subsidiaries but excluding its Unrestricted Subsidiaries (such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards);

                          (ii) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower and its Subsidiaries and Unrestricted Subsidiaries as of the end of such fiscal quarter and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and satisfactory in form to the Required Banks and certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP (other than footnotes) and consistency by the principal financial officer of Borrower;

                          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Borrower or any Subsidiary shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                          (iv) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the principal financial officer of Borrower in the form attached hereto as Exhibit I and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrower's compliance with the financial covenants contained in Sections 11.1(m)(i) through (iv) and 11.2(j) of this Agreement as calculated on a consolidated basis for Borrower and its Subsidiaries but excluding its Unrestricted Subsidiaries, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto and (C) certifying that all of the representations and warranties of Borrower contained in this Agreement, as the same shall have been from time to time updated by Borrower in writing to Agent (provided such updating shall not relieve Borrower from its obligation to comply with all covenants contained herein), are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate;

                          (v) promptly upon receipt thereof, any reports submitted to Borrower or any Subsidiary (other than reports previously delivered pursuant to Sections 11.1(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any Subsidiary;

                          (vi) as soon as available and in any event within ninety (90) days after the beginning of each fiscal year of Borrower, consolidated balance sheet, income statement and cash flow projections for Borrower and its Subsidiaries (not including its Unrestricted Subsidiaries) for such fiscal year and the succeeding one (1) year period, all in form and detail reasonably acceptable to the Required Banks; and

                          (vii) with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower or any Subsidiary as Bank may from time to time reasonably request.

                 Each of the Banks is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower to any regulatory authority having jurisdiction over such Bank, pursuant to any request therefor.

                          (b)     Payment of Indebtedness.  Borrower will, and
it will cause each of its Subsidiaries to, (i) pay and discharge any and all Indebtedness payable or Guaranteed by Borrower or such Subsidiary, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee, provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such Indebtedness or Guarantee (excluding Borrower's Obligations) which is being contested in good faith and by appropriate proceedings being diligently conducted, except that Borrower or such Subsidiary of Borrower, as the case may be, shall pay or cause to be paid any such Indebtedness or Guarantee forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to the Required Banks, and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon Borrower or such Subsidiary, as the case may be, by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

                          (c)     Maintenance of Books and Records;
Consultations and Inspections. Borrower will, and it will cause each of its Subsidiaries to, maintain books and records in accordance with GAAP and in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower will, and it will cause each of its Subsidiaries to, permit the Agent and each of the Banks (and any Person appointed by the Agent or any of the Banks to whom the Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower and each Subsidiary with the officers of Borrower and each Subsidiary and their independent public accountants, all at such reasonable times and as often as the Agent or any of the Banks may from time to time reasonably request. Borrower will also permit, and will cause each Subsidiary to permit, inspection of its Properties, books and records by the Agent and each of the Banks during normal business hours and at other reasonable times. Borrower will reimburse the Agent and each of the Banks upon demand for all costs and expenses incurred by the Agent or any of the Banks in connection with any such inspection conducted by the Agent or any of the Banks while any Default or Event of Default under this Agreement has occurred and is continuing. A representative of Borrower may be present during any such inspection, provided that a particular representative's availability or unavailability shall not inhibit or delay such inspection. Borrower shall permit the Agent to communicate directly with Borrower's independent public accountants and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries at such reasonable times and intervals and to such reasonable extent as the Agent may request. A representative of Borrower may be present and/or participate in any such communication with Borrower's accountants, provided that a particular representative's availability or unavailability shall not inhibit or delay such communication.

                          (d)     Payment of Taxes.  Borrower will, and it will
cause each of its Subsidiaries and Unrestricted Subsidiaries to, duly file all Federal, state and local income tax returns and all other tax returns and reports of Borrower or such Subsidiary or Unrestricted Subsidiary, as the case may be, which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its Property; provided, however, that neither Borrower nor any Subsidiary or Unrestricted Subsidiary shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrower or such Subsidiary or Unrestricted Subsidiary of Borrower, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to the Required Banks.

                          (e)     Payment of Claims.  Borrower will, and it
will cause each of its Subsidiaries to, promptly pay and discharge (i) all trade accounts payable in accordance with usual and customary business practices (but in no event later than thirty (30) days after the due date thereof) and (ii) all claims for work, labor or materials which if unpaid might become a Lien upon of its any Property or assets; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such account payable or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such accounts payable and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to the Required Banks.

                          (f)     Corporate Existence.  Borrower will, and it
will cause each of its Subsidiaries and Unrestricted Subsidiaries to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate or other existence and all permits, licenses, franchises and other rights material to its business, except that Borrower may in its discretion voluntarily liquidate any Unrestricted Subsidiary in accordance with the laws of the jurisdiction of its incorporation provided that in connection with or as a result of any such voluntary liquidation, Borrower shall not assume or otherwise become obligated on, or be deemed to have assumed or be obligated on, any Indebtedness of such Unrestricted Subsidiary, and (ii) be duly qualified to do business in all jurisdictions where the nature of its business or its ownership of Property requires such qualification.

                          (g)     Maintenance of Property.  Borrower will, and
it will cause each of its Subsidiaries to, at all times, preserve and maintain all of the Property used or useful in the conduct of its business in good condition, working order and repair, ordinary wear and tear excepted.

                          (h)     Compliance with Laws, Regulations, Etc.
Borrower will, and it will cause each of its Subsidiaries and Unrestricted Subsidiaries to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which Borrower or such Subsidiary or Unrestricted Subsidiary, as the case may be, is subject (including, without limitation, all Occupational Safety and Health Laws and all Environmental Laws) except where noncompliance would not have a Material Adverse Effect, and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

                          (i)     Environmental Matters.  Borrower will, and it
will cause each of its Subsidiaries and Unrestricted Subsidiaries to, at all times comply with all requirements and agreements contained in Section 14.4 hereof. Borrower shall give the Agent and each of the Banks prompt written notice of (i) any material Environmental Claim or any other action or investigation with respect to the existence or potential existence of any Hazardous Substances instituted or threatened with respect to Borrower or any Subsidiary or Unrestricted Subsidiary or any of the Properties or facilities owned, leased or operated by Borrower or any Subsidiary or Unrestricted Subsidiary and (ii) any condition or occurrence on any of the Properties or facilities owned, leased or operated by Borrower or any Subsidiary or Unrestricted Subsidiary which constitutes a material violation of any Environmental Laws or which gives rise to a reporting obligation or requires removal or remediation under any Environmental Laws. Such notice shall in either case be accompanied by Borrower's plan with respect to removal or remediation and Borrower agrees to take all action which is reasonably necessary in connection with such action, investigation, condition or occurrence in accordance with such plan with due diligence and to complete such removal or remediation as promptly as possible and in all events within the time required by any Environmental Laws or any other applicable law, rule or regulation. Borrower shall promptly provide the Agent and each of the Banks with copies of all documentation relating thereto, and such other information with respect to environmental matters as the Agent or any of the Banks may reasonably request from time to time.

                          (j)     ERISA Compliance.  If Borrower, any
Subsidiary or any ERISA Affiliate shall have any Pension Plan, Borrower, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply with all requirements of ERISA relating to such Pension Plan. Without limiting the generality of the foregoing, unless Borrower shall have receive the prior written consent of the Required Banks to the contrary (which consent shall not be unreasonably withheld), Borrower will not, and it will not cause or permit any Subsidiary or any ERISA Affiliate to:

                          (i) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

                          (ii) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C. Section 1082, whether or not waived;

                          (iii) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any Property of Borrower, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368; or

                          (iv) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA.

                          (k)     Notices.  Borrower will notify the Agent and
each of the Banks in writing of any of the following within three (3) Domestic Business Days after learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                          (i) the occurrence of any Default or Event of Default under this Agreement;

                          (ii) the occurrence of any default or event of default by Borrower, any Subsidiary, any other Obligor or any Unrestricted Subsidiary under any note, Senior Unsecured Note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any Subsidiary, any other Obligor or any Unrestricted Subsidiary, as the case may be, is a party or by which it is bound or to which it is subject which evidences or secures Indebtedness in an outstanding principal amount of $1,000,000.00 or more in the aggregate for all such defaulted agreements;

                          (iii)   the institution of any litigation,
         arbitration proceeding or governmental or regulatory proceeding affecting Borrower, any other Obligor or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $1,000,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $1,000,000.00) or any form of equitable relief;

                          (iv) the entry of any judgment or decree against Borrower, any other Obligor or any Subsidiary which, when aggregated with any other such judgments or decrees then entered and unsatisfied, exceed $1,000,000.00 in the aggregate;

                          (v) the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

                          (vi)    the occurrence of any event that is
         reasonably likely to have a Material Adverse Effect; and

                          (vii) any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as the Agent or any of the Banks may from time to time reasonably specify.

                          (l)     Insurance.  Borrower will, and it will cause
each of its Subsidiaries to, insure all of its Property of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, unless higher limits or coverage are reasonably required in writing by the Required Banks, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by corporations engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by the Required Banks. All insurance required by this Section 11.1(l) shall be with insurers rated A-XII or better by A.M Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Banks. All such insurance may be subject to reasonable deductible amounts. Simultaneously with each delivery of the annual audited financial statements under Section 11.1(a)(i), Borrower shall deliver to the Agent and each of the Banks a certificate of an officer of Borrower specifying the details of all insurance then in effect and evidence of the payment of all premiums therefor.

                          (m)     Financial Covenants.

                          (i) Minimum Consolidated EBITDA. Borrower will have and maintain a Consolidated EBITDA, determined for the four-quarter period ending on the date of each such calculation hereunder, of at least:

               For Fiscal Quarter
               Ended On or Between                                 Minimum Consolidated EBITDA
               -------------------                                 ---------------------------
               December 31, 1997                                          $41,500,000.00
               March 31, 1998                                             $42,500,000.00
               June 30, 1998                                              $43,500,000.00
               September 30, 1998                                         $43,500,000.00

               December 31, 1998                                          $46,000,000.00
               March 31, 1999                                             $46,000,000.00
               June 30, 1999                                              $47,000,000.00
               September 30, 1999                                         $47,000,000.00

               December 31, 1999                                          $48,500,000.00
               March 31, 2000                                             $50,000,000.00
               June 30, 2000                                              $50,000,000.00
               September 30, 2000                                         $51,500,000.00

               December 31, 2000                                          $53,000,000.00
               March 31, 2001 through
               September 30, 2001                                         $54,500,000.00

                          (ii)    Minimum Consolidated Cash Flow Coverage
Ratio. Borrower will have and maintain a Consolidated Cash Flow Coverage Ratio of at least (i) 0.80 to 1.0 at all times during the period commencing October 1, 1997 and ending December 31, 1997, (ii) 0.85 to 1.0 at all times during the period commencing January 1, 1998 and ending December 31, 1998, (iii) 0.80 to
1.0 at all times during the period commencing January 1, 1999 and ending September 30, 1999, (iv) 0.85 to 1.0 at all times during the period commencing October 1, 1999 and ending March 31, 2000, (v) 0.90 to 1.0 at all times during the period commencing April 1, 2000 and ending September 30, 2000, and (vi) 1.0 to 1.0 at all times during the period commencing October 1, 2000 and ending September 30, 2001. For purposes of this Section, Capital Expenditures included in the definition of "Consolidated Cash Flow Coverage Ratio" shall not include expenditures financed with direct or indirect proceeds from industrial revenue bonds or similar indebtedness.

                          (iii)   Maximum Consolidated Total Debt to
Consolidated EBITDA. Borrower will at all times have and maintain a ratio of Consolidated Total Debt to Consolidated EBITDA, determined for the four-quarter period ending on the date of each such calculation hereunder, which is less than or equal to the following:

             For Fiscal Quarter                                             Maximum Consolidated Total
             Ended On or Between                                            Debt to Consolidated EBITDA
             --------------------                                           ---------------------------
             December 31, 1997                                                     5.50 to 1.00
             March 31, 1998                                                        5.50 to 1.00
             June 30, 1998                                                         5.20 to 1.00
             September 30, 1998                                                    5.20 to 1.00

             December 31, 1998                                                     4.50 to 1.00
             March 31, 1999                                                        4.50 to 1.00
             June 30, 1999                                                         4.25 to 1.00
             September 30, 1999                                                    4.25 to 1.00

             December 31, 1999 through
             September 30, 2001                                                    4.10 to 1.00

                          (iv) Maximum Consolidated Senior Secured Debt to Consolidated EBITDA. Borrower will at all times have and maintain a ratio of Consolidated Senior Secured Debt to Consolidated EBITDA, determined for the four-quarter period ending on the date of each such calculation hereunder, which is less than or equal to the following:

                            For the Period                                 Maximum Consolidated Funded
                            --------------
             From                          To                               Debt to Consolidated EBITDA
             ----                          --                               ---------------------------
             October 1, 1997          September 30, 1998                           1.75 to 1.00
             October 1, 1998          September 30, 1999                           1.50 to 1.00
             October 1, 1999          September 30, 2001                           1.00 to 1.00

                          (n)     Further Assurances.  Borrower will execute
and deliver to the Agent, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which the Agent or any of the Banks may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement, the Security Agreement, the Deeds of Trust, the Collateral Assignment, the Pledge Agreement and the other Transaction Documents.

                          (o)     Accountant.  Borrower shall give each of the
Banks prompt notice of any change of Borrower's independent certified public accountants and a statement of the reasons for such change. Borrower shall at all times utilize independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Banks.

                          (p)     Subsidiaries.  Borrower covenants and agrees
that in the event Borrower shall create or acquire any new Subsidiary or Subsidiaries at any time after the date hereof, that Borrower shall cause each such Subsidiary to (i) guaranty all of Borrower's Obligations to Agent and the Banks pursuant to an unlimited continuing guaranty in form and substance acceptable to Agent and the Required Banks, and (ii) secure such guaranty with security interests and liens in favor of the Agent for the benefit of all of the Banks in all personal property of such Subsidiary pursuant to a security agreement similar in form to that of the Security Agreement executed by Borrower. Borrower further covenants and agrees to cause each such Subsidiary to execute and deliver such resolutions, UCC-1 financing statements and other similar documents for purposes of granting and perfecting such security interests and liens as Agent shall reasonably require.

                 11.2 Negative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Banks has any obligation to make any Loan hereunder or Mercantile has any obligation to issue any Letter of Credit hereunder, (ii) any Letter of Credit remains outstanding or (iii) any of Borrower's Obligations remain unpaid, unless the prior written consent of the Required Banks is obtained:

                          (a)     Limitation on Indebtedness.  Borrower will
not, and it will not cause or permit any of its Subsidiaries to, incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

                          (i) the Borrower's Obligations to the Agent and the Banks;

                          (ii)    the Swing Loans from Mercantile;

                          (iii) Indebtedness existing as of the date hereof and listed on Schedule 10.10 attached hereto and Indebtedness relating to the employee benefit plans listed on Schedule 10.6;

                          (iv) the Indebtedness evidenced by the Senior Unsecured Notes in an aggregate principal amount of up to $160,000,000.00;

                          (v) Indebtedness described in clause (b) of the defined term Restricted Investment of this Agreement;

                          (vi)    Indebtedness in respect of taxes,
         assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 11.1(d) or Section 11.1(e);

                          (vii) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and an appeal bond or other bond in the full amount of such judgment or award shall have been obtained by Borrower of such Subsidiary with respect thereto;

                          (viii) current liabilities of Borrower or any Subsidiary of Borrower incurred in the ordinary course of business not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                          (ix) endorsements for collection, deposits or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                          (x) Indebtedness in respect of performance, surety or appeal bonds obtained in the ordinary course of Borrower's business and in connection with transactions in the ordinary course of Borrower's business;

                          (xi) Indebtedness under commodity price swaps, commodity price caps and commodity price collar and floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in commodity prices with respect to agricultural commodities bought and consumed in the ordinary course of business of Borrower and its Subsidiaries in amounts and on terms consistent with industry standard practices for hedging such future commodities requirements of Borrower and its Subsidiaries;

                          (xii)   Indebtedness referred to in Section 11.2
         (i)(v), and noncash distributions of interest thereon in the form of additional debentures;

                          (xiii)  Indebtedness for declared and unpaid
         Distributions on Borrower's stock to the extent permitted under
         Section 11.2(i);

                          (xiv)   Indebtedness not otherwise permitted by this
         Section 11.2(a) in an amount not to exceed $10,000,000.00 in the aggregate at any one time outstanding for Borrower and all Subsidiaries of Borrower, provided that if any portion of such Indebtedness is borrowed from an Unrestricted Subsidiary, it shall be subordinated in writing to the payment of Borrower's Obligations in form and substance satisfactory to the Required Banks;

                          (xv) in addition to any amounts permitted under clause (xiv) above, purchase money indebtedness (including in connection with industrial revenue bond financings) incurred after May 1, 1997 in an amount not to exceed $10,000,000.00 in the aggregate at any one time outstanding for Borrower and all Subsidiaries of Borrower; provided, that if any portion of such Indebtedness is borrowed from an Unrestricted Subsidiary, it shall be subordinated in writing to the payment of Borrower's Obligations in form and substance satisfactory to the Required Banks; and

                          (xvi) Indebtedness under any interest rate swaps, interest rate caps and other interest rate collar and hedge agreements (including any agreements to finance the same).

                          (b)     Limitation on Liens.  Borrower will not, and
will not cause or permit any of its Subsidiaries to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any of its or their Property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens.

                          (c)     Consolidation, Merger, Sale of Assets,
Dissolution, Etc. Borrower will not, and will not cause or permit any of its Subsidiaries to, (i) directly or indirectly, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (ii) sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any shares of capital stock of a Subsidiary owned by Borrower or another Subsidiary), except for (A) sales of Inventory in the ordinary course of business, (B) sales of Restricted Investments in the ordinary course of business, (C) sales of fixed assets in an aggregate amount not to exceed ten percent (10%) of the book value of Borrower's total assets as of October 6, 1995, so long as such asset sales shall be sold to third party buyers in arms-length transactions on reasonable terms and so long as the net proceeds thereof are used solely to purchase replacement fixed assets or assets of comparable quality or to pay or prepay the Borrower's Obligations, or (D) other sales of fixed assets not to exceed $100,000.00 in the aggregate in any fiscal year. Agent and Banks agree that so long as no Default or Event of Default then exists hereunder and so long as the sale of any fixed asset is made by Borrower or a Subsidiary in accordance with the provisions of this Section 11.2(c), upon request of Borrower, Agent shall release the security interest in favor of Agent for the benefit of Banks in any such asset.

                          (d)     Sale and Leaseback Transactions.  Borrower
will not, and it will not cause or permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby Borrower or such Subsidiary of Borrower shall in one or more related transactions sell, transfer or otherwise dispose of any Property owned by Borrower or such Subsidiary of Borrower and then rent or lease, as lessee, such Property or any part thereof for a period or periods which in the aggregate would exceed twelve
(12) months from the date of commencement of the lease term.

                          (e)     Sale or Discount of Accounts. Borrower will
not, and it will not cause or permit any of its Subsidiaries to, sell or discount any of its notes or accounts receivable or chattel paper.

                          (f)     Transactions with Affiliates.  Except for (i)
transactions specifically authorized by the Investors' Agreement dated October 5, 1995 among DPC Acquisition Corp. and its shareholders, Borrower and certain other parties (the "Investors' Agreement"), the Subscription Agreement (as defined in the Investors' Agreement), the certificate of incorporation of Borrower and the Indenture dated March 4, 1996 pursuant to which the Senior Unsecured Notes have been issued (it being understood that the exception in this clause (i) shall not be construed to authorize actions otherwise prohibited by sections of this Agreement other than this Section 11.2(f)), (ii) payment of fees and expenses to Summit Capital, Inc., Chase Manhattan Investment Holdings, Inc. or its affiliate, and affiliates of DLJMB in connection with the transactions contemplated hereby, and (iii) normal course underwriting, investment banking or financial advisory transactions at rates not in excess of those customary in the industry and which are not prohibited under Section 11.2(j), Borrower will not, and it will not cause or permit any of its Subsidiaries to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

                          (g)     Changes in Nature of Business.  Borrower will
not, and it will not cause or permit any of its Subsidiaries or Unrestricted Subsidiaries to, engage in any business if, as a result, the general nature of the business which would then be engaged in by Borrower and its Subsidiaries and Unrestricted Subsidiaries, considered as a whole, would be substantially changed from the general nature of the business engaged in by Borrower and its Subsidiaries and Unrestricted Subsidiaries as of the date of this Agreement, which is primarily the business of the manufacture and distribution of pet food or animal feed.

                          (h)     Fiscal Year.  Borrower will not, and it will
not cause or permit any of its Subsidiaries to, change its fiscal year.

                          (i)     Stock Redemptions and Distributions.
Borrower will not, and it will not cause or permit any of its Subsidiaries to, declare or incur any liability to make any Distribution in respect of the capital stock of Borrower, provided, however, that any Subsidiary may declare and pay any Distribution to Borrower, and provided further that Borrower may: (i) cause non-cash accretion to the liquidation value of the 14.25% Senior Exchangeable Preferred Stock Due 2007 in accordance with the terms thereof and may distribute its noncash payment-in-kind Distributions for accreted or accrued dividends on its 14.25% Senior Exchangeable Preferred Stock Due 2007 in accordance with the terms thereof to DLJMB, Chase Manhattan Investment Holdings, Inc., Summit/DPC Partners, L.P. and certain other investors, (ii) for periods after October 5, 2000 and provided no Default or Event of Default then exists hereunder, pay cash dividends on such 14.25% Senior Exchangeable Preferred Stock Due 2007 in accordance with the terms thereof, (iii) repurchase or redeem its outstanding 14.25% Senior Exchangeable Preferred Stock Due 2007 with a portion of the net proceeds of any equity offering as permitted under Section 5.4 herein or any equity offering by DPC Acquisition Corp., the proceeds of which are contributed to Borrower (provided such proceeds are applied to Borrower's Obligations and such 14.25% Senior Exchangeable Preferred Stock Due 2007 as set forth in Section 5.3 and in accordance with the provisions of such 14.25% Senior Exchangeable Preferred Stock Due 2007), (iv) redeem its outstanding 14.25% Senior Exchangeable Preferred Stock Due 2007 in exchange for preferred stock having similar terms,
(v) distribute its 14.25% Subordinated Exchange Debentures due 2007 (having terms similar to those of the 14.25% Senior Exchangeable Preferred Stock Due
2007) in exchange for such 14.25% Senior Exchangeable Preferred Stock Due 2007, provided that all payments of principal, interest and other amounts due under such 14.25% Subordinated Exchange Debentures due 2007 are subordinated to Borrower's Obligations in a manner acceptable to Agent and the Banks, with no payments being made thereunder until the repayment in full of all of Borrower's Obligations and the termination of all commitments to lend hereunder, and (vi) pay dividends to DPC Acquisition Corp. annually for audit expenses, taxes payable currently and such other ordinary expenses consented to by Agent, which consent shall not be unreasonably withheld.

                          (j)     Non-Management Compensation.  Except for the
closing fees permitted in Section 11.2(f) above, Borrower will not permit the total aggregate compensation (including salaries, consulting fees, management fees, non-transaction related financial advisory fees, bonuses and other amounts, but excluding fees for transaction related underwriting and investment banking services at rates not in excess of those customary in the industry) paid by the Borrower to Summit Capital, Inc., Summit/DPC Partners, L.P., Chase Manhattan Investment Holdings, Inc., DPC Acquisition Corp., DLJMB or any other equity investor (other than a full time employee of Borrower) or any other principal or employee of any equity investor, or any of their respective family members or to any related or affiliated Person of Summit Capital, Inc., Summit/DPC Partners, L.P., Chase Manhattan Investment Holdings, Inc., DPC Acquisition Corp., DLJMB or any other equity investor (other than a full time employee of Borrower) or any other principal or employee of any equity investor, or any of their respective family members in any fiscal year to exceed the amount of $600,000.00 in the aggregate during any fiscal year of Borrower.

                          (k)     Ownership Dilution.  Borrower will not cause
or permit the ownership and voting control of DPC Acquisition Corp.'s voting stock by Borrower's management, including Summit/DPC Partners, L.P. and other members of the Summit investor group, Bob L. Robinson, Terry Bechtel, Earl R. Clements, Dick H. Weber, Thomas R. Heidenthal and Douglas J. Cahill, at any time during the Term hereof, to be less than twenty-five percent (25%) of the total of all of DPC Acquisition Corp.'s voting stock then outstanding and then deemed to be outstanding as determined hereunder, except that in the event any such individual is removed from management for cause, such individual's ownership interest shall not thereafter be included for purposes of determining management's ownership of such voting stock and such individual's then current percentage share of ownership of DPC Acquisition Corp.'s voting stock shall be subtracted from such twenty-five percent (25%) limitation, and except that in the event of any public offering of voting stock of DPC Acquisition Corp., such twenty-five percent (25%) limitation will be reduced to reflect the dilution occurring as a result of such offering so long as it shall not then be reduced below fifteen percent (15%). For purposes of this Section 11.2(k), all stock, PIK stock, bonds, options, rights, warrants and other securities which by their terms on the date of any such determination may, directly or indirectly, be converted into, exercised for, or otherwise exchanged for common stock of DPC Acquisition Corp. shall as of such date be deemed to be outstanding shares of DPC Acquisition Corp.'s common stock equal in number to the same number of shares for which such convertible stock, PIK stock, bonds, options, rights, warrants and other securities may then be exchanged, exercised or converted pursuant to the terms thereof.

                          (l)     Pension Plans.  Borrower will not, and it
will not cause or permit any of its Subsidiaries to, (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower, any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty. Borrower will not, and it will not cause or permit any of its Subsidiaries to, become obligated to contribute to any Pension Plan or Multi-Employer Plan other than any such plan or plans in existence on the date hereof, except in connection with an Acceptable Acquisition and except in connection with the opening of a new facility as permitted under this Agreement as such new Pension Plan or Multi-Employer Plan may be required in any applicable union contract, if any.

                          (m)     Change in Management.  Borrower will not
terminate or make any substantial change in the duties of Bob L. Robinson as Chief Executive Officer of Borrower, or Thomas R. Heidenthal as Senior Vice President, Chief Financial Officer and Secretary of Borrower, or Douglas J. Cahill as President and Chief Operating Officer of Borrower, without notice to the Agent and the Banks within 10 days of any such change.

                          (n)     Subordinated Indebtedness.  Borrower will not
(i) make any optional prepayments on any of its Subordinated Indebtedness or of the Senior Unsecured Notes, or (ii) make any payments of principal, interest or other amounts on or with respect to any of its

Subordinated Indebtedness to the extent prohibited by the subordination provisions governing the same.

                          (o)     Limitations on Acquisitions.  Borrower will
not, and it will not cause or permit any Subsidiary or Unrestricted Subsidiary to, make or suffer to exist any Acquisition of any Person, except Acceptable Acquisitions.

                          (p)     Restricted Investments.  Borrower will not,
and it will not cause or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Investments.

                          (q)     Ownership of Subsidiaries.  Borrower will not
cause or permit any of its Subsidiaries to (i) authorize or issue any new types, varieties or classes of capital stock or any bonds or debentures, subordinated or otherwise, or any stock warrants or options, (ii) authorize or issue any additional shares of any existing class of capital stock, (iii) declare any stock dividends or stock splits or (iv) take any other action which could, directly or indirectly, decrease Borrower's ownership interest in any of its Subsidiaries.

                 11.3     Use of Proceeds.  Borrower covenants and agrees that
(i) the proceeds of the Revolving Credit Loans and Swing Loans will be used solely for working capital purposes and other general corporate purposes of Borrower, including, without limitation, Acceptable Acquisitions permitted by
Section 11.2(o); (ii) the proceeds of the Purchase Money Loan will be used solely to complete Borrower's acquisition of all of the assets of or outstanding capital stock in Pet Life pursuant to the Stock Purchase Agreement to be entered into among the owners of all of the capital stock of Pet Life and Borrower or any Subsidiary of Borrower; (iii) the proceeds of the Term Loan have been or will be used solely to complete DPC Acquisition Corp.'s and Borrower's acquisition and cancellation of all of the outstanding capital stock owned by the Selling Shareholders in the Acquired Company, the Acquired Company's merger into Borrower pursuant to that certain Agreement and Plan of Merger dated August 31, 1995, other Acceptable Acquisitions permitted under
Section 11.2(o), and for other general corporate purposes of Borrower;(iv) no part of the proceeds of any Loan will be used in violation of any applicable law or regulation; and (v) no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (A) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (B) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended.

SECTION 12.  EVENTS OF DEFAULT.

                 If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

                 12.1 Borrower shall fail to pay any of Borrower's Obligations other than principal within five (5) days after the date the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

                 12.2 Borrower shall fail to pay any of Borrower's Obligations for the repayment of principal as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

                 12.3 Any representation or warranty of Borrower made in this Agreement, in any other Transaction Document to which Borrower is a party or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

                 12.4 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 4.3, Section 11.1(c) (other than with respect to the payment of fees and expenses due thereunder to which
Section 12.1 above shall apply), Section 11.1(k)(i), Section 11.1(l), Section 11.1(m), Section 11.1(n), Section 11.2 or Section 11.3;

                 12.5 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 11.1(a) and any such failure shall remain unremedied for one (1) Domestic Business Day after the earlier of (i) notice of such default is given to Borrower by the Agent or any of the Banks or
(ii) a Responsible Officer of Borrower obtaining knowledge of such default;

                 12.6 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 12.1, 12.2, 12.3, 12.4 or 12.5 above or elsewhere in this
Section 12) and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Borrower by the Agent or any of the Banks or (ii) a Responsible Officer of Borrower obtaining knowledge of such default;

                 12.7 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower, or if the transactions completed hereunder or thereunder shall be contested by Borrower or if Borrower shall deny that it has any or further liability or obligation hereunder or thereunder;

                 12.8     Borrower, any Subsidiary or any other Obligor shall
(i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

                 12.9 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, any Subsidiary or any other Obligor, or of a substantial part of the Property or assets of Borrower, any Subsidiary or any other Obligor, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any Subsidiary or any other Obligor or of a substantial part of the Property or assets of Borrower, any Subsidiary or any other Obligor or (iii) the winding-up or liquidation of Borrower, any Subsidiary or any other Obligor; and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

                 12.10 Any of the Letter of Credit Applications shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any of the Letter of Credit Applications shall be contested or denied by Borrower, or if Borrower shall deny that it has any further liability or obligation under any of the Letter of Credit Applications or if Borrower shall fail to comply with or observe any of the terms, provisions or conditions contained in any of the Letter of Credit Applications;

                 12.11 Borrower, any Subsidiary, any other Obligor, or any Unrestricted Subsidiary shall be declared by any of the Banks to be in default on, or pursuant to the terms of, (1) any other present or future obligation to such Bank(s), including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to such Bank(s) a Lien upon any Property or assets of Borrower, such Subsidiary, such other Obligor or such Unrestricted Subsidiary, as the case may be;

                 12.12 The occurrence of any event of default (as defined therein) under or within the meaning of the Security Agreement;

                 12.13 The occurrence of any event of default (as defined therein) under or within the meaning of any of the Deeds of Trust;

                 12.14 The occurrence of any event of default (as defined therein) under or within the meaning of the Collateral Assignment;

                 12.15 The occurrence of any event of default (as defined therein) under or within the meaning of the Pledge Agreement.

                 12.16 The occurrence of any event of default under or within the meaning of that certain Indenture dated as of March 4, 1996 made by Borrower and United States Trust Company of Texas, N.A., as trustee, or any of the Senior Unsecured Notes issued pursuant thereto in the original principal amount of up to $160,000,000.00;

                 12.17 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any Indebtedness of Borrower or any Subsidiary for borrowed money (other than the Borrower's Obligations) having an aggregate outstanding principal balance in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00);

                 12.18 Borrower, any Subsidiary or any other Obligor shall have a judgment entered against it by a court having jurisdiction in the premises which, when aggregated with any other judgments then entered against Borrower, any Subsidiary or any other Obligor, shall exceed $2,500,000.00 in the aggregate, and such judgment shall not be appealed in good faith or satisfied by Borrower, such Subsidiary or such other Obligor, as the case may be, within thirty (30) days after the entry of such judgment;

                 12.19 The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries, but only if such occurrence or group of occurrences at any time existing are reasonably likely to result in a Material Adverse Effect; or

                 12.20 The institution by Borrower, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00); or the institution by the PBGC of steps to terminate any Pension Plan;

                 THEN, and in each such event (other than an event described in Sections 12.8 or 12.9), the Agent shall, if requested in writing by the Required Banks, and may, in its sole and absolute discretion, upon the oral request of the Required Banks, declare that the obligation of the Banks to make Loans under this Agreement and the obligation of Mercantile to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of the Banks and Mercantile shall be immediately and forthwith terminated, and the Agent shall, if requested in writing by the Required Banks, and may, in its sole and absolute discretion, upon the oral request of the Required Banks, declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Borrower's Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections
12.8 or 12.9, the obligation of the Banks to make Loans under this Agreement and the obligation of Mercantile to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law.

SECTION 13.  AGENT.

                 13.1 Appointment. Mercantile Bank National Association is hereby appointed by the Banks as Agent under this Agreement, the Notes and the other Transaction Documents. The Agent agrees to act as such upon the express conditions contained in this Agreement.

                 13.2 Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under this Agreement or any of the other Transaction Documents, except any action specifically provided by the this Agreement or any of the other Transaction Documents to be taken by the Agent. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 12.

                 13.3 General Immunity. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable to any of the Banks for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct.

                 13.4 No Responsibility for Loans, Recitals, Etc. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall (i) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations, warranties or representations contained in this Agreement or any of the other Transaction Documents or furnished pursuant hereto or thereto; (ii) be responsible for any Loans or Letters of Credit hereunder (except in Agent's capacity as a Bank hereunder with respect to its Pro Rata Share thereof pursuant to the terms of this Agreement), (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Transaction Documents; (iv) be responsible for the satisfaction of any condition specified in Section 8, except receipt of items required to be delivered to the Agent; or (v) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Transaction Documents; or (vi) be responsible for the creation, attachment or perfection of any security interests or liens purported to be granted to the Agent or any of the Banks pursuant to this Agreement or any of the other Transaction Documents. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                 13.5 Right to Indemnity. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent Borrower fails to reimburse the Agent pursuant to Section 14.3, Section 14.4 or Section 14.5, or if any Default or Event of Default shall occur under this Agreement, the Banks shall ratably in accordance with their respective Pro Rata Shares of the aggregate amount of Loans and Letters of Credit then outstanding, or if no Loans or Letters of Credit are then outstanding, their respective Pro Rata Shares of the total Commitments of all of the Banks, indemnify the Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of Borrower to make any payments or to perform any obligations required by this Agreement (other than those described in Sections 14.3, 14.4 and 14.5), the Notes, the Letter of Credit Applications or any of the other Transaction Documents), costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Bank to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Loans, the expiration or other termination of the Letters of Credit and the termination of this Agreement.

                 13.6 Action Upon Instructions of Required Banks. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in this Agreement or any of the other Transaction Documents as being within the Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless this Agreement or any of the other Transaction Documents specifically requires the consent of the Required Banks or of all of the Banks.

                 13.7 Reliance on Documents; Employment of Agents and Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care, except as to money or securities received by it or its authorized agents. The Agent shall be entitled to advice and opinion of legal counsel concerning all legal matters and all matters pertaining to the duties of the Agent.

                 13.8 May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Section 14.15. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

                 13.9 Agent's Reimbursement. Each Bank agrees to reimburse the Agent pro rata in accordance with its Pro Rata Share for any out-of-pocket expenses not reimbursed by Borrower (a) for which the Agent is entitled to reimbursement by the Borrower under this Agreement or any of the other Transaction Documents and (b) for any other out- of-pocket expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any of the other Transaction Documents.

                 13.10 Rights as a Bank. With respect to its commitment, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with the Borrower as if it were not the Agent.

                 13.11 Independent Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 10.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

                 13.12 Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Transaction Documents at any time by thirty (30) days' notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor Agent. The Required Banks shall have the right to appoint a successor Agent (and if no Default or Event of Default then exists hereunder, such appointment shall be with the consent of the Borrower, which consent shall not be unreasonably withheld), and the successor Agent shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. In the event a successor Agent shall not have been appointed within the thirty
(30) day period following the giving of notice by the Agent, the Agent may appoint its own successor. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 13.5 and 13.9 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a bank chartered in any State of the United States and having at least $400,000,000.00 in capital and surplus.

                 13.13 Removal of Agent. Subject to the appointment of a successor Agent, the Banks (by a unanimous vote of all Banks other than the Bank then acting as the Agent hereunder), may remove the Agent for the Banks under this Agreement and the other Transaction Documents at any time by thirty
(30) days' notice in writing to the Agent. Such removal shall take effect upon appointment of such successor Agent. The Required Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. If no Default or Event of Default then exists hereunder, then the decision to remove the Agent and the subsequent appointment of a successor Agent shall both be made only with the consent of the Borrower (which consent will not be unreasonably withheld). In the event a successor Agent shall not have been appointed within the thirty (30) day period following the giving of notice to the Agent, the Agent may appoint its own successor.
The removal of the Agent shall
not affect or impair the rights of the Agent under Sections 13.5 and 13.9 hereof with respect to all matters preceding such removal. Any successor Agent must be a national banking association or a bank chartered in any State of the United States and having at least $400,000,000.00 in capital and surplus.

                 13.14    Duration of Agency.  The agency established by
Section 13.1 hereof shall continue, and Sections 13.1 through and including this Section 13.14 shall remain in full force and effect, until all of the Borrowers' Obligations shall have been paid in full and the Banks' commitments to make Loans, issue Letters of Credit and/or extend credit to or for the benefit of the Borrower shall have terminated or expired.

SECTION 14.  GENERAL.

                 14.1 No Waiver. No failure or delay by the Agent or any of the Banks in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of any of the Banks to exercise any statutory or common law right of banker's lien or setoff.

                 14.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each of the Banks is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Bank(s) and any and all other indebtedness at any time owing by such Bank(s) to or for the credit or account of Borrower against any and all of Borrower's Obligations irrespective of whether or not such Bank(s) shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Each of the Banks agrees to promptly notify Borrower after any such setoff and application made by such Bank(s), provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section 14.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of any of the Banks to exercise any right of setoff or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

                 14.3 Cost and Expenses. Borrower agrees, whether or not any Loan is made hereunder or any Letter of Credit is issued hereunder, to pay the Agent upon demand (i) all out-of-pocket costs and expenses and all Attorneys' Fees of the Agent in connection with the preparation, documentation, negotiation, execution, amendment, modification, extension and/or renewal of this Agreement, the Notes, the Letter of Credit Application(s), the Security Agreement, the Deeds of Trust, the Collateral Assignment, the Pledge Agreement and the other Transaction Documents, (ii) all recording, filing and search fees and expenses and title insurance premiums, if any, incurred in connection with this Agreement and the other Transaction Documents, (iii) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of the Agent in connection with the preparation of any waiver or consent hereunder, (iv) if an Event of Default occurs, all out-of-pocket costs and expenses and all reasonable Attorneys' Fees incurred by the Agent and each of the Banks in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (v) all other Attorneys' Fees incurred by the Agent relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. Borrower further agrees to pay or reimburse the Agent and each of the Banks for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Letter of Credit Application(s), the Security Agreement, the Deeds of Trust, the Collateral Assignment, the Pledge Agreement or any of the other Transaction Documents.
All of the obligations of Borrower under this Section 14.3 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

                 14.4 Environmental Indemnity. Borrower hereby agrees to indemnify the Agent and each of the Banks and hold the Agent and each of the Banks harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, the Agent or any of the Banks for, with respect to or as a direct or indirect result of the violation by Borrower, any Subsidiary or any Unrestricted Subsidiary of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or Release from, properties utilized by Borrower, any Subsidiary and/or any Unrestricted Subsidiary in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this
Section 14.4 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final nonappealable order.

                 14.5 General Indemnity. In addition to the payment of expenses pursuant to Section 14.3, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify, pay and hold the Agent and each of the Banks and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of the Agent, each of the Banks and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by the Agent or any of the Banks, the agreement of any of the Banks to make the Loans hereunder, the agreement of Mercantile to issue the Letters of Credit hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "indemnified liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final nonappealable order. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 14.5 shall survive satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

                 14.6 Authority to Act. The Agent shall be entitled to act on any notices issued by the persons designated pursuant to Section 7.1(d) for the purposes specified in Section 7.1, and the Agent shall be entitled to act on any other notices and instructions (telephonic or written) believed by the Agent in good faith to have been sent or delivered by any person identifying himself or herself as Thomas R. Heidenthal, Bob L. Robinson, Mark Rost or Douglas J. Cahill (or any other person from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to the Agent), regardless of whether such notice or instruction was in fact delivered by such person, and Borrower hereby agrees to indemnify the Agent and hold the Agent harmless from and against any and all losses and expenses, if any, ensuing from any such action.

                 14.7 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third (3rd) Domestic Business Day after the day on which mailed, if sent by registered or certified mail; provided, however, that notices to the Agent under Sections 3 and 6 shall not be effective until actually received by the Agent.

                 14.8 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS THE AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS.
BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 14.7. BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND THE AGENT AND/OR ANY OF THE BANKS ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

                 14.9 Sharing of Payments. The Banks agree among themselves that except as otherwise expressly set forth herein, in the event that any of the Banks shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien or counterclaim, through the realization, collection, sale or liquidation of any collateral or otherwise) on account of or in respect of any of the Loans or other Borrower's Obligations in excess of its Pro Rata Share of all such payments, such Bank(s) shall immediately purchase from the other Bank(s) participations in the Loans or other Borrower's Obligations owed to such other Bank(s) in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Banks share such payment ratably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Borrower's Obligations; provided, however, that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Borrower other than its indebtedness under the Notes. The Banks further agree among themselves that if any such excess payment to a Bank shall be rescinded or must otherwise be restored, the other Bank(s) which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Bank whose payment shall have been rescinded or otherwise restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any of the Borrower's Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff, banker's lien or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any of the Banks receives a secured claim in lieu of a setoff to which this Section 14.9 would apply, such Bank(s) shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Bank(s) entitled under this Section 14.9 to share in the benefits of any recovery of such secured claim.

                 14.10 Governing Law. This Agreement, the Notes, the Letter of Credit Application(s), the Security Agreement, the Collateral Assignment, the Pledge Agreement and all of the other Transaction Documents (other than those Deeds of Trust on real property not located in the State of Missouri) shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                 14.11 Amendments and Waivers. Any provision of this Agreement, the Notes, the Letter of Credit Application(s), the Security Agreement, the Deeds of Trust, the Collateral Assignment, the Pledge Agreement or any of the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Banks (and, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Banks, (i) increase the Commitment of any Bank, (ii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder (other than any fees relating to the Letters of Credit other than Letter of Credit Commitment Fees), (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the Pro Rata Share of the Commitments or of the aggregate principal amount of Loans or Letters of Credit of any Bank, (v) release any collateral for Borrower's Obligations, or (vi) change the number of Banks which shall be required for the Banks or any of them to take any action or obligations under this Section or any other provision of this Agreement including this Section 14.11.

                 14.12 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, B, C, D, E, F, G, H, I, J, K and L refer to annexed Exhibits A, B, C, D, E, F, G, H, I, J, K and L which are hereby incorporated herein by reference and all references herein to Schedules 4.1, 10.5, 10.6, 10.7, 10.8, 10.10, 10.11,
10.16, 10.17, 10.18, 10.20 and 11.2(b) refer to annexed Schedules 4.1, 10.5,
10.6, 10.7, 10.8, 10.10, 10.11, 10.16, 10.17, 10.18, 10.20 and 11.2(b) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

                 14.13 Subsidiary Reference. Any reference herein to a Subsidiary of Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to Borrower and its Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Borrower has any Subsidiaries, where applicable, to the extent any such Subsidiaries are consolidated with Borrower for financial reporting purposes. Any reference herein to an Unrestricted Subsidiary of Borrower or any of its Subsidiaries, and any restriction or other provision of this Agreement which is stated to be applicable to Borrower and its Subsidiaries and Unrestricted Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Borrower has any such Unrestricted Subsidiaries, where applicable, to the extent any such Unrestricted Subsidiaries are consolidated with Borrower for financial reporting purposes; provided, however, that Unrestricted Subsidiaries shall not be consolidated with Borrower and its Subsidiaries for purposes of calculating the financial covenants set forth in Section 11.1(m) herein.

                 14.14    Successors and Assigns; Participations.

                          (a)     The provisions of this Agreement shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement. Any Bank may sell participations in its Notes and its rights under this Agreement in whole or in part to any commercial bank organized under the laws of the United States or any state thereof that is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System without the consent of Borrower or the Agent so long as each agreement pursuant to which any such participation is granted provides that no such participant shall have any rights under this Agreement or any other Transaction Document (the participants' rights against the Bank granting its participation to be those set forth in the Participation Agreement between the participant and such
Bank), and such selling Bank shall retain the sole right to approve or disapprove any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents. Each such participant shall be entitled to the benefits of the yield protection provisions hereof to the extent such Bank would have been so entitled had no such participation been sold.

                          (b)     Any Bank which, in accordance with Section
14.14(a), grants a participation in any of its rights under this Agreement or its Notes shall give prompt notice thereof to the Agent and Borrower.

                          (c)     Unless otherwise agreed to by Borrower in
writing, no Bank shall, as between Borrower and that Bank, be relieved of any of its obligations under this Agreement as a result of such Bank's granting of a participation in all or any part of such Bank's Notes or all or any part of such Bank's rights under this Agreement.

                 14.15 Assignment Agreements. Each Bank may, from time to time, with the consent of the Borrower and Agent (which will not in any instance be unreasonably withheld), sell or assign to other banking institutions rated "B" or better by Thompson Bank Watch Service a pro rata part of all of the indebtedness evidenced by the Notes then owed by it together with an equivalent proportion of its obligation to make Loans hereunder and the credit risk incidental to the Letters of Credit pursuant to an Assignment Agreement substantially in the form of Exhibit J attached hereto, executed by the assignor, the assignee and the Borrower, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignor and the portion of the Commitments of the assignor and the credit risk incidental to the Letters of Credit (which portions shall be equivalent) to be assumed by it (the "Assignment Agreements"), provided that the Borrower may in its sole discretion withhold its consent to any assignment by a Bank to any assignee which has total capital and surplus of less than $200,000,000.00 or to any assignment by a Bank of less than all of its Commitments if as a result thereof the assignor will have Commitments hereunder of less than one half of its assigned Commitments or the assignee will have Commitments hereunder of less than $3,500,000.00 or, after giving effect thereto, there would be more than 10 Banks, further provided that nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Bank of any Note or other obligation hereunder to a Federal reserve bank. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Borrower and consent thereto by the Agent (i) such assignee shall thereupon become a "Bank" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitments assumed by such other Bank and (iii) the address for notices to such Bank shall be as specified in the Assignment Agreement, and the Borrower shall execute and deliver Notes to the assignee Bank in the amount of its Commitments and new Notes to the assignor Bank in the amount of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Agent, as a condition to such assignment, an administration fee of $2,500 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Borrower.

                 14.16 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or delegate any of its rights or obligations under this Agreement.

                 14.17 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, THE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, THE AGENT AND THE BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH

AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG BORROWER, THE AGENT AND THE BANKS, EXCEPT AS BORROWER, THE AGENT AND THE BANKS MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

                 14.18 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                 14.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 14.20 Resurrection of Borrower's Obligations. To the extent that any of the Banks receives any payment on account of any of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of Borrower and theretofore created and/or existing in favor of such Bank(s) as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Bank(s) and applied on account of Borrower's Obligations.

                 14.21 Independence of Covenants. All of the covenants contained in this Agreement and the other Transaction Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

                 14.22    Prior Agreement.    This Agreement amends and
restates the Prior Agreement, and is not a novation thereof. Except as expressly set forth to the contrary herein, all of Agent's and the Banks' obligations and commitments to Borrower under the Prior Agreement are hereby terminated.

                 IN WITNESS WHEREOF, Borrower, the Agent and the Banks have executed this Second Amended and Restated Revolving Credit and Term Loan Agreement this 13th day of April, 1998.

                                                   DOANE PRODUCTS COMPANY
                                                   By:
                                                         ---------------------------------------------
                                                         Thomas R. Heidenthal, Senior Vice President
                                                         and Chief Financial Officer
                                                   West 20th & State Line Road
                                                   Joplin, Missouri  64804
                                                   Telecopy Number:  (417) 624-6788

REVOLVING CREDIT COMMITMENT:                       MERCANTILE BANK
             $6,875,000.00                         NATIONAL ASSOCIATION
TERM LOAN COMMITMENT:
             $11,493,350.00
PURCHASE MONEY REDUCING:
REVOLVING CREDIT COMMITMENT:
April 13, 1998-September 29, 1998                  By:
                                                         ---------------------------------------------
             $1,925,000.00                         Jeffrey A. Nelson, Vice President
September 30, 1998-December 30, 1998               721 Locust Street
             $1,237,500.00                         St. Louis, Missouri  63101
December 31, 1998-March 31, 1999                   Telecopy Number:  (314) 425-2162
             $550,000.00

REVOLVING CREDIT COMMITMENT:                       SOUTHTRUST BANK OF ALABAMA,
             $6,625,000.00                         NATIONAL ASSOCIATION
TERM LOAN COMMITMENT:
             $11,075,410.00
PURCHASE MONEY REDUCING:
REVOLVING CREDIT COMMITMENT:                       By:
                                                         ---------------------------------------------
April 13, 1998-September 29, 1998                           Thomas Burkes, Assistant Vice President
             $1,855,000.00                         Metropolitan Lending
September 30, 1998-December 30, 1998               420 North 20th Street
             $1,192,500.00                         Birmingham, Alabama  35203
December 31, 1998-March 31, 1999                   Telecopy Number:  (205) 254-5911
             $530,000.00

REVOLVING CREDIT COMMITMENT:                       HARRIS TRUST AND SAVINGS BANK
             $3,750,000.00
TERM LOAN COMMITMENT:
             $6,269,100.00
PURCHASE MONEY REDUCING:
REVOLVING CREDIT COMMITMENT:                       By:
                                                         ---------------------------------------------
April 13, 1998-September 29, 1998                        Stephen J. Gray, Vice President
             $1,050,000.00                         111 West Monroe Street
September 30, 1998-December 30, 1998               P. O. Box 755
             $675,000.00                           Chicago, Illinois  60690-0755
December 31, 1998-March 31, 1999                   Telecopy Number:  (312) 461-2591
             $300,000.00


REVOLVING CREDIT COMMITMENT:                       HIBERNIA NATIONAL BANK
             $4,250,000.00
TERM LOAN COMMITMENT:
             $7,104,980.00
PURCHASE MONEY REDUCING:                           By:
                                                         ---------------------------------------------
REVOLVING CREDIT COMMITMENT:                       Cheryl H. Denenea, Vice President
April 13, 1998-September 29, 1998                  313 Carondelet Street, 6th Floor
             $1,190,000.00                         New Orleans, Louisiana  70130
September 30, 1998-December 30, 1998               Telecopy Number:  (504) 533-2060
             $765,000.00
December 31, 1998-March 31, 1999
             $340,000.00

REVOLVING CREDIT COMMITMENT:                       THE FIRST NATIONAL BANK OF CHICAGO
             $3,500,000.00
TERM LOAN COMMITMENT:
             $5,851,160.00
PURCHASE MONEY REDUCING:
REVOLVING CREDIT COMMITMENT:                       By:
                                                         ---------------------------------------------
April 13, 1998-September 29, 1998                           Nathan L. Bloch, First Vice President
             $980,000.00                           One First National Plaza, 14th Floor
September 30, 1998-December 30, 1998               Mail Suite 0173
             $630,000.00                           Chicago, Illinois  60670
December 31, 1998-March 31, 1999                   Telecopy Number:  (312) 732-1117
             $280,000.00

                                     MERCANTILE BANK NATIONAL
                                     ASSOCIATION, as Agent


                                     By:
                                           ------------------------------------
                                           Jeffrey A. Nelson, Vice President
                                     721 Locust Street
                                     St. Louis, Missouri  63101
                                     Telecopy Number:  (314) 425-2162

                                  SCHEDULE 4.1

                               Letters of Credit

L/C#             Date            Expiry           Amount          Beneficiary
----             ----            ------           ------          -----------
2707778      Nov. 13, '95      Nov. 1, '98      $300,000.00      Royal Indemnity
2707487      Oct. 28, '94      Oct. 31, '98     $175,000.00      Liberty Mutual Insurance Company
2708203      Mar. 27, '97      Nov. 1, '98      $680,000.00      Royal Indemnity

                                 SCHEDULE 10.5

                                   Litigation


1. Patterson v. Doane Products Company, Charges Nos. 139 94 3080 (August 24, 1994) 130 95 0001; (September 5, 1994) U.S. Equal Employment
         Opportunity Commission.

2. Whitehead v. Doane Products Company, Charge No. 340957159, U.S. Equal Employment Opportunity Commission; Charge No. E 94-95 J-1105-00se, California Department of Fair Employment & Housing.

3. Scofield v. Doane Products Company, Case No. 17-CB-4695, U.S. National Labor Relations Board (May 5, 1995).

4. Bakery Confectionery & Tobacco Worker International Union Local 218 v. Doane Products Company, Case No. 17-CA- 18031, U.S. National Labor Relations Board (May 11, 1995).

5. Hightower v. Doane Products Company, Case No. CV 95 H 0525 S, U.S. District Court, Northern District of Alabama (March 3, 1995).

6.       Jones v. Doane Products Company, Charge No. ###-##-#### (August 9,
         1994), U.S. Equal Employment Opportunity Commission.

7. Harvey v. Doane Products Company, Case No. CV-95-G-1447-S, U.S. District Court, Northern District of Alabama (June 7, 1995).

8. A disgruntled employee threatened to notify OSHA regarding dust levels on the biscuit line of the Joplin plant. The Borrower's staff member in charge of OSHA compliance states that dust levels were well within regulatory standards. Nevertheless, the Borrower has modified certain equipment in order to further reduce dust levels.

9. The Borrower normally has matters pending administratively as part of its internal grievance procedures. Any of these matters may evolve into a suit or action. At present, the Borrower is not aware of any grievance proceedings that involve the threat of further action.

10. The Borrower has been threatened with litigation of two freight claims in the bankruptcy of Industrial Freight, Inc. (BK No. LA 93-41245-ER), and the unfiled bankruptcy of Churchill Truck Lines, Inc. These claims are de minimisin the opinion of management of the Borrower.

11. Underhill v. Doane Products Company. On August 18, 1995, the Borrower received a notice from the Texas Commissioner on Human Rights that it had "received a tendered document that constitutes an initial complaint" before the Commission from Johnny Underhill, a former employee of the Borrower. The letter also states that no further action will be taken until "a perfected complaint" is served upon the Borrower. The Borrower is unaware of any facts that may have given rise to Mr. Underhill's complaint.

12. On August 28, 1995, the Borrower received notice from the National Labor Relations Board, Region 27, that a petition for certification of representatives had been filed in connection with the representation of employees at the Pueblo, Colorado plant.

13. Royer v. Doane Products Company, et al, Case No. 95-3118, Court of Common Pleas, Montgomery County, Ohio (September 6, 1995).

14. Pursuant to a letter dated September 21, 1995, the Borrower was notified that the Internal Revenue Service intends to conduct an audit of the Muscatine, Iowa Union Employee Defined Benefit Plan. Such audit has been scheduled for October 23, 1995.

                                 SCHEDULE 10.6

                     Multi-Employer Plans and Welfare Plans


A. Multi-Employer Plans contributed to by Borrower or a Subsidiary or ERISA Affiliate:

         1.      Birmingham Multi-Employer Benefit Plan.

         1.      Joplin Union Multi-Employer Retirement Plan.

B. Welfare Plans which are self-funded by Borrower or a Subsidiary or ERISA Affiliate and which have ongoing obligations for benefit payments:

         1.      Doane Products Company Group Benefits Plan, January 1, 1995.

         2. Doane Products Company Group Health Benefits Plan, Joplin Union, February 10, 1995.

         3.      Doane Products Company Birmingham Union Group Health Benefits
                 Plan.

         4. The Joplin Collective Bargaining Agreement provides that if a person has been employed for 20 years, has reached age 55 and has a doctor's opinion that continued work will pose serious health risk, then the Borrower will pay $200.00 per month until the employee reaches age 62.

         5.      Salary Continuation Agreements listed on Schedule 10.20.

         6. Executive Compensation Agreement, as amended, between the Borrower and Bob L. Robinson (September 1, 1994) listed on
                 Schedule 10.20; Executive Compensation Agreement between the Borrower and Herbert Tessereau (September 1, 1992) listed on
                 Schedule 10.20 as amended on September 27, 1995.

                                 SCHEDULE 10.8

                                  Subsidiaries


         DPC International Limited
         Doane Pet Care Spain, S. L.

                                 SCHEDULE 10.10

       Other Debt, Guarantees, Capitalized Leases and Operating Leases


1. Letter of Credit and Reimbursement Agreement dated as of December 19, 1995 by and between Doane Products Company and Mercantile Bank National Association.

2. Guaranty Agreement dated as of October 1, 1991 by and among Doane Products Company and Mercantile Bank of Joplin, N.A.

3. Lease Agreement dated June 24, 1993 between Borrower and Northeastern Industrial Park, Inc. covering the Borrower's warehouse facility at Guilderland Center, New York.

4. Letter of Credit dated October 28, 1994 in the amount of $500,000.00 issued by Mercantile Bank National Association in favor of Liberty Mutual Insurance Company.

5. Letter of Credit dated October 28, 1994 in the amount of $617,206.00 issued by Mercantile Bank National Association in favor of Liberty Mutual Insurance Company.

6. Ottawa County Finance Authority Industrial Revenue Bonds Series 1997 (Doane Products Company Project) dated March 12, 1997 in the aggregate principal amount of $6,000,000.00 bearing interest at the rate of 7.25% per annum and having a final maturity of June 1, 2017.

                                 SCHEDULE 10.11

                  Unaccrued Wage, Insurance and Benefit Claims


1.       See Schedule 10.5, items 1, 2, 3, 4, 5, 6, 8, 9, 11 and 14.

2. Payments to the Joplin Union Retirement Plan which are provided for in the Joplin Collective Bargaining Agreement were not made for one month in each of 1993 and 1994 due to the fact that the Borrower was instructed by the Joplin Union Retirement Plan not to make such payment because the plan was fully funded. The amount of each withheld payment was approximately $25,000.00.

                                 SCHEDULE 10.16

                       Patents, Trademarks and Copyrights


 A.          United States Patent and Trademark Office


             1.
                        PROMARK
                        Status:  Cancelled - Section 8
                        Cancellation Date:  January 22, 1991
                        (In Official Gazette) (No Section 8 Affidavit)
                        No. 1,286,282
                        International Class: 31 (Natural Agricultural Products) Date Registered: July 17, 1984
                        Affidavits:  None
                        Owner:  Doane Products Company

             2.         JAZZ FLO-SWEET and Design
                        Status:  Registered
                        Registration No.:  683,376
                        International Class: 31 (Natural Agricultural Products) Date Registered: August 11, 1959
                        Affidavits:  No Information
                        Date Renewed:  August 11, 1979
                        Owner:  Doane Products Company

             3.         RIP Stylized Letters
                        Status:  Registered
                        Registration No.:  719,755
                        International Class: 31 (Natural Agricultural Products) Date Registered: August 8, 1961
                        Affidavits:  Section 8
                        Renewal Date:  August 8, 1981
                        Owner:  Doane Products Company

             4.         BIG KICK and Design
                        Status:  Expired
                        Registration No.:  949,033
                        International Class: 31 (Natural Agricultural Products) Date Registered: December 19, 1972
                        Affidavits:  Section 8, 15
                        Expiration Date:  December 19, 1992
                        Owner:  Doane Products Company

          5.         FIELD & SHOW
                     Status:  Registered
                     Registration No.:  939,988
                     International Class: 31 (Natural Agricultural Products) Date Registered: August 1, 1972
                     Affidavits:  Section 8, 15
                     Renewal Date:  August 1, 1992
                     Owner:  Doane Products Company

          6.         TASTE-T-CHEW Stylized Letters
                     Status:  Registered
                     Registration No.:  732,819
                     International Class: 31 (Natural Agricultural Products) Date Registered: June 12, 1962
                     Affidavits:  Section 8, 15
                     Renewal Date:  June 12, 1982
                     Owner:  Doane Products Company

          7.         WINNER
                     Status:  Registered
                     Registration No.:  900,890
                     International Class: 31 (Natural Agricultural Products) Date Registered: October 13, 1970
                     Affidavits:  Section 8, 15
                     Renewal Date:  October 13, 1990
                     Owner:  Doane Products Company

          8.         JAZZ and Design
                     Status:  Registered
                     Registration No:  656,188
                     International Class: 31 (Natural Agricultural Products) Date Registered: December 24, 1957
                     Affidavits:  No Information
                     Renewal Date:  December 24, 1977
                     Owner:  Doane Products Company

          9.         KRISPY KRUMBLES
                     Status:  Registered
                     Registration No.:  1,740,076
                     International Class: 31 (Natural Agricultural Products) Date Registered: December 15, 1992
                     Affidavits:  No Information (Affidavit Due December, 1998)
                     Owner:  Doane Products Company

 B.          The State of Alabama

             1.         TOWN & COUNTRY
                        Status:  Registered
                        Registration No.:  101,291
                        International Class: 31 (Natural Agricultural Products) Date Registered: January 25, 1982
                        Renewal Date:  August 8, 1991
                        Owner:  Doane Products Company

             2.         STAMPEDE
                        Status:  Registered
                        Registration No.:  101,012
                        International Class: 31 (Natural Agricultural Products) Date Registered: February 26, 1981
                        Renewal Date:  February 26, 1991
                        Owner:  Doane Products Company

                                 SCHEDULE 10.17

                  Environmental and Health and Safety Matters


1.       See Schedule 10.5, item 8.

2. The Borrower understands that underground storage tanks were removed from the facilities at Birmingham, Alabama and Ocala, Florida. Documentation of the removals is incomplete, and the Borrower therefore warrants neither compliance with Environmental, Health and Safety Laws governing removal of underground storage tanks, nor the condition of the soil surrounding the sites of the tanks. Anecdotal evidence suggests that the tank removed at Birmingham may have been above ground.

3. In 1992, the Borrower exchanged parcels of land adjoining the site of the Joplin, Missouri plant. Buildings on one of the parcels conveyed by the Borrower may have contained asbestos insulation.

4. The Borrower's facilities at San Bernardino, California, Galena, Kansas, a portion of the Joplin, Missouri facility that lies within Kansas and the Miami, Oklahoma facility are located in Superfund Study Areas. The Borrower has received no notice that it is or will be liable for any cleanup responsibilities as a result of the classification of these sites.

5. Without prejudice to the statement in the next sentence, the odors emitted in the course of the Borrower's operations potentially create a condition that may subject the Borrower to liability under various Health and Safety Laws governing air quality. The Borrower is currently unaware of any unremediated written complaints from any state, federal or other government authority relating to air quality.

6. The Borrower's steel fabricating facility in Joplin, Missouri is located across the street to the east of the Vickers, Inc. CERCLIS site, while its pet food manufacturing facility in Tracy, California is located to the west and adjacent to a leaking underground storage tank site that is a part of the former Mobil Bulk Distribution Plant. The Borrower has received no notice nor is it currently aware of material soil or groundwater impacts arising from these two offsite areas.

                                 SCHEDULE 10.18

                              Existing Investments


1.       One Israeli Bond in an amount less than $2,000.00.

                                 SCHEDULE 10.20

                    Existing Employment and Other Agreements


(A) Executive Compensation Agreements between Doane Products Company and the following:

         1.      Bob L. Robinson (September 1, 1994 (amended August 31, 1995)
         2.      Earl R. Clements (January 1, 1998)
         3.      Terry W. Bechtel (January 1, 1998)
         4.      Douglas J. Cahill (January 1, 1998)
         5.      Thomas R. Heidenthal (January 1, 1998)
         6.      Richard Hannasch (January 1, 1998)
         7.      Richard Wohlschlaeger (January 1, 1998)
         8.      Michael Blalock (January 1, 1998)
         9.      David Horton (January 1, 1998)

         Salary Continuation Agreements between Doane Products Company and the following:

         1.      Bob L. Robinson (July 13, 1990)
         2.      Mike Blalock (January 1, 1998)
         3.      Terry Bechtel (January 1, 1998)
         4.      Harry Clark (July 16, 1990)
         5.      Earl Clements (January 1, 1998)
         6.      Allen Elliot (July 13, 1990)
         7.      Bob Fagundas (August 6, 1990)
         8.      Paul Howey (July 24, 1990)
         9.      Nels Johnson (July 23, 1990)
         10.     Mike Livingston (August 6, 1990)
         11.     Arnold Long (August 6, 1990)
         12.     Stan Luton (July 25, 1990)
         13.     Jim Miller (July 23, 1990)
         14.     Paul Peterson (September 28, 1990)
         15.     Ted Reed (September 28, 1990)
         16.     David Toft (July 13, 1990)
         17.     William Wagner (July 13, 1990)
         18.     Stephen Wawrzyniak (September 28, 1990)
         19.     Larry Weak (July 25, 1990)
         20.     Dick Weber (July 13, 1990)
         21.     Herbert Tessereau (July 13, 1990)
         22.     Douglas J. Cahill (January 1, 1998)
         23.     Thomas R. Heidenthal (January 1, 1998)

         24.     Richard Hannasch (January 1, 1998)
         25.     Richard Wohlschlaeger (January 1, 1998)
         26.     David Horton (January 1, 1998)

(B)      Collective Bargaining Agreements:

         1. Agreement between United Food & Commercial Workers AFL-CIO & CLC District Local Union 431 and Doane Products Company, Muscatine, Iowa (December 3, 1995 - December 4, 1999).

         2. Collective Agreement between Baker, Confectionery and Tobacco Workers' International Union, Local No. 218, AFL-CIO and Doane Products Company (January 29, 1995 - January 30, 1999).

         3. Agreement between United Wholesale and Warehouse Employees Union, Local No. 261, affiliated with the Retail Wholesale and Department Store Union AFL-CIO and Doane Products Company, Birmingham, Alabama (January 19, 1997 - January 20, 2001).

(C)      1.      [Financial Advisory Agreement] dated December 5, 1995, by and between Donaldson, Lufkin & Jenrette and Borrower.

         2. Management Agreement dated December 5, 1995, by and between Summit/DPC Partners, L.P. and Borrower.

                                SCHEDULE 11.2(b)

                                Permitted Liens


1.       See Schedule 10.10, Item 3.

2. Financing statement executed by Doane Products Company, a Missouri corporation, to Modern Leasing, Inc. of Iowa, filed September 14, 1993 with the California Secretary of State, No. 93187729;

                                   EXHIBIT A

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE



$                                                            St. Louis, Missouri
 -------------------------                                        April 13, 1998


                 FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, DOANE PRODUCTS COMPANY, a Delaware corporation ("Borrower"), hereby promises to pay to the order of __________________________________________________ ("Bank"), the principal sum of ____________________ Dollars ($________), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to Borrower pursuant to the Second Amended and Restated Revolving Credit and Term Loan Agreement referred to below. The aggregate principal amount of Revolving Credit Loans which Bank shall be committed to have outstanding hereunder at any time shall not exceed _________________________ Dollars ($_____________), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Second Amended and Restated Revolving Credit and Term Loan Agreement referred to below. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Revolving Credit Loans on the dates and at the rate or rates provided for in the Second Amended and Restated Revolving Credit and Term Loan Agreement. The amount of interest accruing hereunder shall be computed on an actual day, 360-day year basis. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank National Association (the "Agent"), 721 Locust Street, St. Louis, Missouri 63101.

                 All Revolving Credit Loans made by Bank and all repayments of the principal thereof shall be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of Borrower to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to record or endorse or any mistake by Bank in connection with recordation or endorsement on the schedules attached to this Note. Bank's books and records (including, without limitation, the schedules attached to this Note) showing the account between Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

                 This Note is one of the Revolving Credit Notes referred to in the Second Amended and Restated Revolving Credit and Term Loan Agreement dated the date hereof by and among Borrower, Agent and the banks listed on the signature pages thereof (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

                 This Note is secured by those certain Deeds of Trust (as defined in the Credit Agreement) dated as of October 5, 1995, as amended to date, executed by Borrower in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Deeds of Trust"), to which Deeds of Trust reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

                 This Note is further secured by that certain Security Agreement dated as of October 5, 1995, as amended to date, executed by Borrower in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Security Agreement"), to which Security Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 This Note is further secured by that certain General Pledge and Security Agreement dated as of October 5, 1995, as amended to date, executed by DPC Acquisition Corp. in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Pledge Agreement"), to which Pledge Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 This Note is further secured by that certain Collateral Assignment dated as of October 5, 1995, as amended to date, executed by Borrower in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Collateral Assignment"), to which Collateral Assignment reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 Upon the occurrence of any Event of Default under the Credit Agreement, the Security Agreement, the Pledge Agreement, the Collateral Assignment or any of the Deeds of Trust, Bank's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Credit Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

                 In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection, or if foreclosure of the Security Agreement, the Pledge Agreement, the Collateral Assignment or under any of the Deeds of Trust is under taken by the Agent or Bank, or if this Note shall be placed in the hands of an attorney or attorneys for representation of

Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses incurred by Agent or Bank (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

                 This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).



                                      DOANE PRODUCTS COMPANY



                                      By:
                                            -----------------------------------
                                      Title:
                                             ----------------------------------

                        LOANS AND PAYMENTS OF PRINCIPAL


________________________________________________________________________________

                                       Amount           Amount of              Unpaid
                Base Rate or             of             Principal             Principal          Notation
  Date          LIBOR Loan              Loan             Repaid                Balance           Made By

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                   EXHIBIT B

                      AMENDED AND RESTATED SWING LINE NOTE


$4,000,000.00                                                St. Louis, Missouri
                                                                  April 13, 1998

                 FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, DOANE PRODUCTS COMPANY, a Delaware corporation ("Borrower"), hereby promises to pay to the order of MERCANTILE BANK NATIONAL ASSOCIATION ("Bank"), the principal sum of Four Million Dollars ($4,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Swing Loans made by Bank to Borrower pursuant to the Second Amended and Restated Revolving Credit and Term Loan Agreement referred to below. The aggregate principal amount of Swing Loans which Bank shall be committed to have outstanding hereunder at any time shall not exceed the lesser of (i) Four Million Dollars ($4,000,000.00), or (ii) the difference between the Revolving Credit Commitments of all of the Banks (as defined in the Second Amended and Restated Revolving Credit and Term Loan Agreement) and the amount of the Revolving Credit Loans, Letter of Credit Loans and the undrawn face amount of Letters of Credit then outstanding hereunder at the time of computation, which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Second Amended and Restated Revolving Credit and Term Loan Agreement referred to below. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Swing Loans on the dates and at the rate provided for in the Second Amended and Restated Revolving Credit and Term Loan Agreement. The amount of interest accruing hereunder shall be computed on an actual day, 360-day year basis. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank National Association (the "Agent"), 721 Locust Street, St. Louis, Missouri 63101.

                 All Swing Loans made by Bank and all repayments of the principal thereof shall be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of Borrower to repay each Swing Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to record or endorse or any mistake by Bank in connection with recordation or endorsement on the schedules attached to this Note. Bank's books and records (including, without limitation, the schedules attached to this Note) showing the account between Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

                 This Note is the Swing Line Note referred to in the Second Amended and Restated Revolving Credit and Term Loan Agreement dated the date hereof by and among

Borrower, Agent and the banks listed on the signature pages thereof (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

                 This Note is secured by those certain Deeds of Trust (as defined in the Credit Agreement) dated as of October 5, 1995, as amended to date, executed by Borrower in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Deeds of Trust"), to which Deeds of Trust reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

                 This Note is further secured by that certain Security Agreement dated as of October 5, 1995, as amended to date, executed by Borrower in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Security Agreement"), to which Security Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 This Note is further secured by that certain General Pledge and Security Agreement dated as of October 5, 1995, as amended to date, executed by DPC Acquisition Corp. in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Pledge Agreement"), to which Pledge Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 This Note is further secured by that certain Collateral Assignment dated as of October 5, 1995, as amended to date, executed by Borrower in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Collateral Assignment"), to which Collateral Assignment reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 Upon the occurrence of any Event of Default under the Credit Agreement, the Security Agreement, the Pledge Agreement, the Collateral Assignment or any of the Deeds of Trust, Bank's obligation to make additional Swing Loans under this Note may be terminated in the manner and with the effect as provided in the Credit Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

                 In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection, or if foreclosure of the Security Agreement, the Pledge Agreement, the Collateral Assignment or under any of the Deeds of Trust is under taken by the Agent or Bank, or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses incurred by Agent or Bank (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

                 This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

                                      DOANE PRODUCTS COMPANY



                                      By:
                                          -------------------------------------
                                      Title:
                                             ----------------------------------

                        LOANS AND PAYMENTS OF PRINCIPAL


________________________________________________________________________________

                                       Amount           Amount of              Unpaid
                                       of               Principal             Principal          Notation
  Date                                 Loan              Repaid                Balance           Made By

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                   EXHIBIT C

                 AMENDED AND RESTATED TERM LOAN PROMISSORY NOTE


$___________                                                 St. Louis, Missouri
                                                                  April 13, 1998

                 FOR VALUE RECEIVED, the undersigned, DOANE PRODUCTS COMPANY, a Delaware corporation ("Borrower"), hereby promises to pay to the order of _____________________________, a ___________________________ Bank"), the
principal sum of __________________________________ Dollars ($______________)
in twelve (12) quarterly principal installments payable on the last day of each March, June, September and December prior to maturity, as follows: one (1) installment of principal in the amount of __________________________________ Dollars ($_____________) payable on June 30, 1998, followed by one (1) installment of principal in the amount of __________________________________ Dollars ($_____________) payable on March 31, 1999, followed by three (3) equal consecutive quarterly principal installments in the amount of ____________________________ Dollars ($____________) each, due and payable commencing June 30, 1999, followed by six (6) equal consecutive quarterly principal installments in the amount of ________________________Dollars ($____________) each, due and payable commencing March 31, 2000, with the twelfth (12th) and final installment in the amount of the then outstanding principal balance hereunder due and payable on September 30, 2001. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Term Loan on the dates and at the rate or rates provided for in the Credit Agreement (herein defined). The amount of interest accruing hereunder shall be computed on an actual day, 360-day year basis. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank National Association, as agent for Bank (the "Agent"), located at 721 Locust Street, St. Louis, Missouri 63101.

                 This Note is one of the Term Notes described in that certain Second Amended and Restated Revolving Credit and Term Credit Agreement dated the date hereof by and between Borrower, Agent and the Banks named therein (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and certain mandatory and voluntary prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Any principal amounts prepaid hereunder shall be applied, ratably, to the installments remaining installments of principal (including any balloon payment at maturity) due hereunder, and any such principal amount prepaid may not thereafter be reborrowed. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

                 This Note is secured by those certain Deeds of Trust (as defined in the Credit Agreement) dated as of October 5, 1995, as amended, executed by Borrower in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Deeds of Trust"), to which Deeds of Trust reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

                 This Note is further secured by that certain Security Agreement dated as of October 5, 1995, as amended to date, executed by Borrower in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Security Agreement"), to which Security Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 This Note is further secured by that certain General Pledge and Security Agreement dated as of October 5, 1995, as amended to date, executed by DPC Acquisition Corp. in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Pledge Agreement"), to which Pledge Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 This Note is further secured by that certain Collateral Assignment dated as of October 5, 1995, as amended to date, executed by Borrower in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Collateral Assignment"), to which Collateral Assignment reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 Upon the occurrence of any Event of Default under the Credit Agreement, the Security Agreement, the Pledge Agreement, the Collateral Assignment or any of the Deeds of Trust, the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

                 In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection, or if foreclosure of the Security Agreement, the Pledge Agreement, the Collateral Assignment or under any of the Deeds of Trust is under taken by the Agent or Bank, or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses incurred by Agent or Bank (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

                 This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).




                                      DOANE PRODUCTS COMPANY



                                      By:
                                          -------------------------------------
                                      Title:
                                             ----------------------------------

                                   EXHIBIT D

                            LETTER OF CREDIT REQUEST

                            [Borrower's Letterhead]

                                     [Date]

Mercantile Bank National Association
721 Locust Street
St. Louis, Missouri  63101
Attention:  Mid-America Group

         Re: Second Amended and Restated Revolving Credit and Term Loan Agreement Dated April 13, 1998 (as from time to time amended, modified, extended or renewed, the "Agreement")

Gentlemen:

         Pursuant to Section 4.1 of the Agreement, the undersigned hereby requests that you issue (pick one):

_____ an irrevocable standby Letter of Credit in the amount of $__________________ for the account of the undersigned and for the benefit of __________________________ upon the terms and conditions set forth in the attached Application and Agreement for Irrevocable Standby Letter of Credit.

_____ a commercial Letter of Credit in the amount of $_______________ for the account of the undersigned and for the benefit of ______________________ upon the terms and conditions set forth in the attached Application and Agreement for Commercial Letter of Credit.

         The undersigned hereby represents and warrants to you that as of the date hereof all of the representations and warranties of the undersigned contained in the Agreement are true and correct in all material respects as if made on and as of the date hereof and no Default or Event of Default (as defined in the Agreement) has occurred and is continuing and that no such Default or Event of Default will result from the issuance of the Letter of Credit requested hereby.

                             Very truly yours,

                             DOANE PRODUCTS COMPANY

                             By:
                                -------------------------------------------

                             Title:
                                   ----------------------------------------

                                   EXHIBIT E

                  FORM OF STANDBY LETTER OF CREDIT APPLICATION

                                   EXHIBIT F

                FORM OF COMMERCIAL LETTER OF CREDIT APPLICATION

                                   EXHIBIT G

                   LETTER OF CREDIT PARTICIPATION CERTIFICATE


                 This Letter of Credit Participation Certificate is issued pursuant to Section 4.2 of that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated April 13, 1998, by and among Doane Products Company (formerly known as DPC Transition Corp.), the banks listed on the signature pages thereof and Mercantile Bank National Association, as agent for the Banks, as the same may from time to time be amended, modified, extended or renewed (the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

                 Subject to the terms, provisions and conditions contained in the Credit Agreement, Mercantile hereby issues to _____________________________ a ________________ Percent (________%) undivided participation interest in all Letters of Credit issued by Mercantile from time to time under the Credit Agreement (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letters of Credit and in all payments and Letter of Credit Loans made by Mercantile in connection with such Letters of Credit).

                 This Certificate may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

                 Executed this ______ day of ____________, 19___



                                       MERCANTILE BANK NATIONAL ASSOCIATION


                                       By:
                                           ------------------------------------
                                       Title:
                                              ---------------------------------



                 The foregoing Letter of Credit Participation Certificate is hereby accepted this ______ day of __________________, 19___



                                 ----------------------------------------------


                                 By:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                   EXHIBIT H

                             FORM OF LEGAL OPINION

                                   EXHIBIT I

                            ________________, 19___

Mercantile Bank National
   Association, as Agent
721 Locust Street
St. Louis, Missouri  63101
Attention:  Mid-America Group

Gentlemen:

                 Reference is hereby made to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated April 13, 1998, by and among the undersigned, the Banks listed therein and you as agent for the Banks (as from time to time amended, modified, extended or renewed, the "Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

                 The undersigned hereby certifies to the Agent and each of the Banks that as of the date hereof:

                 (a) all of the representations and warranties set forth in Section 10 of the Agreement, as subsequently updated in writing to the Agent pursuant to Section 11.1(k) or otherwise, are true and correct in all material respects as if made on and as of the date hereof;

                 (b) no violation or breach of any of the affirmative covenants set forth in Sections 4.3, 11.1 or 11.3 of the Agreement has occurred and is continuing;

                 (c) no violation or breach of any of the negative covenants set forth in Sections 11.2 or 11.3 of the Agreement has occurred and is continuing;

                 (d) no Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing, or if any Default or Event of Default then exists, Schedule 2 hereto sets forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

                 (e) the financial statements of Borrower and its Consolidated Subsidiaries delivered to you with this letter are true, correct and complete and have been prepared in accordance with GAAP consistently applied and present fairly the financial information of Borrower; and

                 (f)      the financial covenant information set forth in
Schedule 1 to this letter is true and correct for Borrower and its Consolidated Subsidiaries (excluding its Unrestricted Subsidiaries, if any).

                             Very truly yours,

                             DOANE PRODUCTS COMPANY



                             By:
                                -------------------------------------------
                             Title:
                                   ----------------------------------------

                                   SCHEDULE 1

                         Financial Covenant Information
                              as of           , 19



Financial Covenant                                 Actual                                     Required
------------------                                 ------                                     --------

                                   EXHIBIT J

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


                 AGREEMENT dated as of _____________, 19___ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), DOANE PRODUCTS COMPANY, formerly known as DPC Transition Corp. (the "Borrower"), and MERCANTILE BANK NATIONAL ASSOCIATION, as Agent (the "Agent").

                                  WITNESSETH:

                 WHEREAS, this Assignment and Assumption Agreement (this "Agreement") relates to the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 13, 1998 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

                 WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Credit Commitment to make Revolving Credit Loans to the Borrower, in an aggregate principal amount at any time outstanding not to exceed $_________ ___ (the "Revolving Credit Commitment"), and a Term Loan Commitment to make a Term Loan to the Borrower, in an aggregate principal amount of $_____________ (the "Term Loan Commitment"), and a Purchase Money Reducing Revolving Credit Commitment to make Purchase Money Loans to the Borrower, in an aggregate principal amount of $_____________ (the "Purchase Money Reducing Revolving Credit Commitment");

                 WHEREAS, Revolving Credit Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $______________ are outstanding as of the date hereof, the Term Loan made to the Borrower by the Assignor under the Credit Agreement is in the present outstanding principal amount of $______________ as of the date hereof and the Purchase Money Loan made to the Borrower by the Assignor under the Credit Agreement is in the present outstanding principal amount of $______________ as of the date hereof; and

                 WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a ____________________ percent (_____%) portion of both its Revolving Credit Commitment in the amount of $___________________, of its Term Loan Commitment in the amount of $______________ and of its Purchase Money Reducing Revolving Credit Commitment in the amount of $______________ (the "Assigned Commitments"), together with a corresponding portion of its outstanding Revolving Credit Loans, Purchase Money Loan and Term Loan and its interest in all Collateral and Guarantees therefor, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                 SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                 SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Commitments, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Commitments, including the purchase from the Assignor of the corresponding portion of the principal amount of the Revolving Credit Loans, Purchase Money Loans and Term Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Revolving Credit Commitment of $___________________, a Purchase Money Reducing Revolving Credit Commitment of $__________ and a Term Loan Commitment of $_________________, and (ii) the Revolving Credit Commitment, the Purchase Money Reducing Revolving Credit Commitment and the Term Loan Commitment of the Assignor shall, as of the date hereof, each be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                 SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.1 It is understood that commitment and/or facility fees accrued to the date hereof with respect to the Assigned Commitments, are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                 SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 14.15 of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence

----------------------

1 Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

of this consent. Pursuant to Section 14.15 the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

                 SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or the Guarantor, or the validity and enforceability of the obligations of the Borrower or Guarantor in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

                 SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

                 SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



                                         [ASSIGNOR]


                                         By:
                                               --------------------------------
                                         Title:
                                                -------------------------------




                                         [ASSIGNEE]


                                         By:
                                               --------------------------------
                                         Title:
                                               --------------------------------

                                     DOANE PRODUCTS COMPANY


                                     By:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------



                                     MERCANTILE BANK NATIONAL
                                     ASSOCIATION, as Agent


                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------

                                   EXHIBIT K

                 PURCHASE MONEY REDUCING REVOLVING CREDIT NOTE



$___________                                                 St. Louis, Missouri
                                                              ____________, 1998

                 FOR VALUE RECEIVED, on the last day of the Purchase Money Advance Period, the undersigned, DOANE PRODUCTS COMPANY, a Delaware corporation ("Borrower"), hereby promises to pay to the order of __________________________________________________ ("Bank"), the principal sum of ____________________ Dollars ($________), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Purchase Money Loans made by Bank to Borrower pursuant to the Second Amended and Restated Revolving Credit and Term Loan Agreement referred to below. The aggregate principal amount of Purchase Money Loans which Bank shall be committed to have outstanding hereunder at any time shall not exceed _________________________ Dollars ($_____________), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Second Amended and Restated Revolving Credit and Term Loan Agreement referred to below. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Purchase Money Loans on the dates and at the rate or rates provided for in the Second Amended and Restated Revolving Credit and Term Loan Agreement. The amount of interest accruing hereunder shall be computed on an actual day, 360-day year basis. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank National Association (the "Agent"), 721 Locust Street, St. Louis, Missouri 63101.

                 All Loans made by Bank hereunder and all repayments of the principal thereof shall be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of Borrower to repay each Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to record or endorse or any mistake by Bank in connection with recordation or endorsement on the schedules attached to this Note. Bank's books and records (including, without limitation, the schedules attached to this Note) showing the account between Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

                 This Note is one of the Purchase Money Notes described in that certain Second Amended and Restated Revolving Credit and Term Credit Agreement dated as of April 13, 1998 by and between Borrower, Agent and the Banks named therein (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and certain mandatory and voluntary prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

                 This Note is secured by a Deed of Trust granted to Agent for the benefit of Bank and others by _________________________ on the date hereof, as amended (as the same may from time to time be amended, the "Deed of Trust"), to which Deed of Trust reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

                 This Note is further secured by a Security Agreement dated of even date herewith executed by ____________________ in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Security Agreement"), to which Security Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 This Note is further secured by that certain General Pledge and Security Agreement dated as of the date hereof, executed by Borrower in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Pledge Agreement"), to which Pledge Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 This Note is further secured by a Collateral Assignment dated of even date herewith executed by ____________________ in favor of Agent for the benefit of Bank and others (as the same may from time to time be amended, the "Collateral Assignment"), to which Collateral Assignment reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.

                 Upon the occurrence of any Event of Default under the Credit Agreement, the Security Agreement, the Pledge Agreement, the Collateral Assignment or the Deed of Trust, the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

                 In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection hereunder or under any guaranty hereof, or if foreclosure of the Security Agreement, the Pledge Agreement, the Collateral Assignment or under the Deed of Trust is under taken by the Agent or Bank, or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses incurred by Agent or Bank (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

                 This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).


                                        DOANE PRODUCTS COMPANY



                                        By:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                   EXHIBIT L

               Opinion of Vinson & Elkins Re Purchase Money Loans